UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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SUNTRUST BANKS, INC.

(Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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March 9, 2018

Fellow Owners:

One of my most important obligations is to oversee the work that our company does to execute on its purpose of Lighting the Way to Financial Well-Being while also deploying our owners’ capital and delivering consistently improving financial results.

I am proud of the strong financial performance that SunTrust delivered in 2017 and the value we created for our owners. In 2017 we continued our focus on growing the earnings of the company, improving our efficiency and increasing our capital returns to owners. Our progress in these areas is the result of our consistent long-term strategy, which involves, among other things, three key points of emphasis: (1) growing and deepening client relationships, (2) improving efficiency, and (3) optimizing the balance sheet and enhancing returns.

At SunTrust, leadership starts with your Board of Directors, which remains very focused on the Company’s strategic initiatives to strengthen financial performance and in turn foster long-term sustainable growth for our clients and owners. We are extremely fortunate to benefit from their wisdom, experience, expertise and dedication. We elected two new directors in the past year—Agnes Bundy Scanlan and Steven C. Voorhees—each of whom brings fresh perspectives and valuable insight to our Board.

We will also bid farewell to one of our directors in 2018, Kyle Prechtl Legg, who has decided to retire from the Board at our annual meeting of shareholders. We deeply appreciate Kyle’s outstanding service over the past seven years and her wisdom and commitment to advancing the interests of all of the stakeholders of SunTrust at an important time in our history.

I hope to see you at our 2018 annual meeting of shareholders on Tuesday, April 24, 2018, in Atlanta. Whether or not you plan to attend the meeting, please vote as promptly as possible to make sure your vote is counted. Every shareholder vote is important.

Sincerely,

William H. Rogers, Jr.

Chairman and Chief Executive Officer

To the Shareholders of SunTrust Banks, Inc.

The Annual Meeting of Shareholders of SunTrust Banks, Inc. will be held in Suite 105 on the Atrium level of SunTrust Plaza Garden Offices, 303 Peachtree Center Avenue, Atlanta, Georgia, 30308 on Tuesday, April 24, 2018, at 9:30 a.m. local time, for the following purposes:

1.	To elect 12 directors nominated by the Board of Directors to serve until the next annual meeting of shareholders and until their respective successors have been elected,

2.	To approve, on an advisory basis, the Company’s executive compensation,

3.	To approve the SunTrust Banks, Inc. 2018 Omnibus Incentive Compensation Plan, and

4.	To ratify the appointment of Ernst & Young LLP as our independent auditor for 2018.

Only shareholders of record at the close of business on February 14, 2018 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

For your convenience, we will offer a listen-only, audio webcast of the meeting. To listen to the webcast, please go to investors.suntrust.com shortly before the meeting time and follow the instructions provided. If you miss the meeting, you may listen to a replay of the webcast on our Investor Relations website beginning the afternoon of April 24. Please note that you will not be able to vote your shares via the webcast. If you plan to listen to the webcast, please submit your vote using one of the methods described below prior to the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Ellen M. Fitzsimmons,

Corporate Secretary

March 9, 2018

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 24, 2018. The 2018 Proxy Statement and the 2017 Annual Report to Shareholders for the year ended December 31, 2017 are also available at www.proxydocs.com/sti.

IMPORTANT NOTICE: Whether or not you plan to attend the Annual Meeting, please vote your shares: (1) via a toll-free telephone call, (2) via the internet, or (3) if you received a paper copy of this proxy statement, by completing, signing, dating and returning the enclosed proxy card as soon as possible in the postage paid envelope provided. If you hold shares of common stock through a broker or other nominee, your broker or other nominee will vote your shares for you if you provide instructions on how to vote your shares. In the absence of instructions, your broker can only vote your shares on certain limited matters, but will not be able to vote your shares on other matters (including the election of directors). It is important that you provide voting instructions because brokers and other nominees do not generally have authority to vote your shares for the election of directors without instructions from you.

Voting can be completed in one of four ways:
online at www.investorvote.com/STI	returning the proxy card BY MAIL
calling toll-free from the United States, U.S. territories and Canada at 1-800-652-VOTE (8683)	or attending the meeting to vote IN PERSON

PROXY SUMMARY	1

Proxy Statement and Solicitation	1

NOMINEES FOR DIRECTORSHIP (ITEM 1)	4

Board Committees and Attendance	6
Membership by Director	6

Membership by Committee	6
2017 Director Compensation	8

CORPORATE GOVERNANCE	9

EXECUTIVE OFFICERS	16

EXECUTIVE COMPENSATION	18

Compensation Discussion and Analysis	18
Compensation Committee Report	31
2017 Summary Compensation Table	32
2017 Grants of Plan-Based Awards	33
Outstanding Equity Awards at December 31, 2017	34
2017 Pension Benefits Table	35

2017 Nonqualified Deferred Compensation Table	37
2017 Potential Payments Upon Termination or Change in Control	38
Option Exercises and Stock Vested in 2017	40
Equity Compensation Plans	40
2017 CEO Pay Ratio Disclosure	41

ADVISORY VOTE ON EXECUTIVE COMPENSATION (ITEM 2)	42

APPROVAL OF THE SUNTRUST BANKS, INC. 2018 OMNIBUS INCENTIVE COMPENSATION PLAN (ITEM 3)	43

RATIFICATION OF INDEPENDENT AUDITOR (ITEM 4)	52

Audit Fees and Related Matters	52
Audit and Non-Audit Fees	52
Audit Committee Policy for Pre-Approval of Independent Auditor Services	52

Ratification of Independent Auditor	53
Audit Committee Report	53

STOCK OWNERSHIP OF DIRECTORS, MANAGEMENT AND PRINCIPAL SHAREHOLDERS	54

OTHER INFORMATION	55

Webcast of Annual Meeting	55
Record Date and Shares Outstanding	55
Voting Your Shares	55
Quorum and Voting	55
Shareholder Proposals for Next Year’s Meeting	56

SUNTRUST BANKS, INC.

303 PEACHTREE STREET, N.E.

ATLANTA, GEORGIA 30308

PROXY STATEMENT

2018 ANNUAL MEETING OF SHAREHOLDERS

The following summary is intended to provide a broad overview of the items that you will find elsewhere in this proxy statement. As this is only a summary, we encourage you to read the entire proxy statement for more information about these topics prior to voting.

Date and Time: April 24, 2018 at 9:30 AM

Place: SunTrust Plaza Garden Offices, 303 Peachtree Center Avenue, Suite 105, Atlanta, Georgia, 30308

Record Date: February 14, 2018

Audio Webcast: investors.suntrust.com

How to Vote:
online at www.investorvote.com/STI
calling toll-free from the United States, U.S. territories and Canada at 1-800-652-VOTE (8683)
returning the proxy card BY MAIL
or attending the meeting to vote IN PERSON

SunTrust at a Glance

General[1]	Governance	Compensation

• 1,268 full-service branches • $206 billion total assets • 24,324 teammates[2] • NYSE: STI

• all independent directors other than CEO

• lead independent director

• all directors elected annually

• majority vote standard in bylaws

• 9 of 11 independent director nominees joined since 2010.

• average director tenure is 5.7 years.

• strong clawback policies • share ownership and retention requirements • 81% of NEO target compensation is at risk • double-triggers required for Change- in-Control severance • no tax gross-ups

[1]	as of December 31, 2017.

[2]	full-time and part-time employees

Proxy Statement and Solicitation

The enclosed proxy is solicited on behalf of the Board of Directors of SunTrust Banks, Inc. in connection with the Annual Meeting of Shareholders of SunTrust to be held in Suite 105 on the Atrium level of SunTrust Plaza Garden Offices, 303 Peachtree Center Avenue, Atlanta, Georgia, 30308, on Tuesday, April 24, 2018, at 9:30 a.m. local time. We are first mailing this proxy statement and the enclosed proxy to our shareholders on or about March 9, 2018. We will bear the cost of soliciting proxies. SunTrust has retained Georgeson LLC to assist in the solicitation of proxies for a fee of $10,000 plus expenses. Proxies may also be solicited by our employees. Proxies may be solicited in person, by physical and electronic mail, and by telephone call.

SunTrust Banks, Inc. - 2018 Proxy Statement	1

Proxy Summary

Meeting Agenda and Voting Recommendation

Proposal	Board’s Recommendation	Page Reference
1. Election of 12 Directors	FOR EACH	4
2. Advisory Vote To Approve Executive Compensation	FOR	42
3. Approval of 2018 Omnibus Incentive Compensation Plan	FOR	43
4. Ratification of Independent Auditor	FOR	53

Director Nominees (Proposal No. 1, page 4)

Each director nominee is elected annually by a majority of votes cast. See pages 4-5 of this proxy statement for more information about the nominees.

Director	Age	Since	Tenure	Independent	Committees
Agnes Bundy Scanlan	60	2017	1	✓	GN, RC
Dallas S. Clement	52	2015	2	✓	AC, GN
Paul R. Garcia	65	2014	3	✓	AC, CC
M. Douglas Ivester	70	1998	19	✓	EC, CC, GN
Donna S. Morea	63	2012	5	✓	CC, RC
David M. Ratcliffe	69	2011	6	✓	CC, EC, RC*
William H. Rogers, Jr.	60	2011	6	CEO	EC*
Frank P. Scruggs, Jr.	66	2013	4	✓	CC, RC
Bruce L. Tanner	59	2015	2	✓	GN, RC
Steven C. Voorhees	63	2018	0	✓	GN, RC
Thomas R. Watjen	63	2010	7	✓	AC,* EC, GN
Dr. Phail Wynn, Jr.	70	2004	13	✓	AC, EC, GN*

AC	Audit Committee	EC	Executive Committee
CC	Compensation Committee	GN	Governance and Nominating Committee
*	Committee Chair	RC	Risk Committee

Advisory Vote to Approve Executive Compensation (Proposal No. 2, page 42)

Our shareholders have the opportunity to cast a non-binding advisory vote to approve our executive compensation. We recommend that you review our Compensation Discussion and Analysis, which begins on page 18, for a description of the actions and decisions of the Compensation Committee of the Board during 2017 regarding our compensation programs, as well as the accompanying compensation tables and related narrative. We are pleased that last year our shareholders approved executive compensation by more than 90% of votes cast.

The Board of Directors recommends a vote FOR the proposal.

2	SunTrust Banks, Inc. - 2018 Proxy Statement

Proxy Summary

Approval of the 2018 Omnibus Incentive Compensation Plan (Proposal No. 3, page 43)

Shareholders are being asked to approve the adoption of the SunTrust Banks, Inc. 2018 Omnibus Incentive Compensation Plan (the “Plan”). If approved by shareholders, the Plan will replace the SunTrust Banks, Inc. 2009 Stock Plan and become our primary plan for providing long-term incentive compensation, including equity compensation, to our eligible employees and non-employee directors.

The Board of Directors recommends a vote FOR the proposal.

Ratification of the Independent Auditor

(Proposal No. 4, page 53)

Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 2007. Shareholders are being asked to ratify the appointment of Ernst & Young by the Audit Committee for 2018.

The Board of Directors recommends a vote FOR the proposal.

SunTrust Banks, Inc. - 2018 Proxy Statement	3

Nominees for Directorship (Item 1)

Nominees for Directorship (Item 1)

Upon the recommendation of its Governance and Nominating Committee, the Board nominated the following 12 persons for election as directors at the Annual Meeting in 2018: Agnes Bundy Scanlan, Dallas S. Clement, Paul R. Garcia, M. Douglas Ivester, Donna S. Morea, David M. Ratcliffe, William H. Rogers, Jr., Frank P. Scruggs, Jr., Bruce L. Tanner, Steven C. Voorhees, Thomas R. Watjen, and Phail Wynn, Jr. Each of the 12 persons nominated for election, if elected, is expected to serve until next year’s annual meeting of shareholders and until his or her successor is elected and qualified. If, at the time of the Annual Meeting, any of the nominees should be unable or decline to serve as a director, the proxies are authorized to be voted for such substitute nominee or nominees as the Board recommends. The Board has no reason to believe that any nominee will be unable or decline to serve as a director. The number of shares of common stock beneficially owned by each nominee for director is listed under the heading “Stock Ownership of Directors, Management and Principal Shareholders” on page 54.

Below is a description of each nominee, the director’s age, the year in which the person first became a director of SunTrust, and a brief description of the experience, attributes, and skills considered by the Governance and Nominating Committee and the Board. Except for Mr. Rogers, our CEO, none of the nominees is employed by SunTrust or any affiliate of SunTrust.

Agnes Bundy Scanlan, 60, has been a director since 2017. She is a senior adviser for Treliant Risk Advisors where she counsels financial services firms on regulatory, compliance, and risk management matters. She also served as a senior adviser at Treliant from 2012 to 2015. From 2015 to 2017, she served as the Northeast Regional Director of Supervision Examinations for the Consumer Financial Protection Bureau. Previously, she served as Chief Compliance Officer, Chief Privacy Officer, Regulatory Relations Executive, and Director of Corporate Community Development for, and as legal counsel to, a number of banks and financial services firms, and as legal counsel to the United States Senate Budget Committee. Ms. Bundy Scanlan holds a JD degree from Georgetown University Law Center.

Ms. Bundy Scanlan’s deep risk management, regulatory, compliance, and government affairs experience well qualify her to serve on our Board.

Dallas S. Clement, 52, has been a director since 2015. He is Executive Vice President and Chief Financial Officer of Cox Enterprises, responsible for its treasury, financial reporting and control, tax, audit and financial planning and analysis functions. Previously, he served as Executive Vice President and Chief Financial Officer for Cox Automotive, the largest automotive marketplace and leading provider of software solutions to auto dealers throughout the U.S. He previously served on the boards of Unwired Planet and BitAuto.

Mr. Clement’s financial and business experience, including service as a CFO of a large customer-facing company with significant technology operations, well qualifies him to serve on our Board.

Paul R. Garcia, 65, has been a director since 2014. Mr. Garcia is the retired Chairman and CEO of Global Payments Inc., a leading provider of credit card processing, check authorization and other electronic payment processing services. Mr. Garcia also serves as a director of The Dun & Bradstreet Corporation. Previously, he served on the boards of West Corporation, Global Payments Inc. and Mastercard International.

Mr. Garcia’s extensive knowledge of and experience in the payment services and financial services industries, and his service as a Chairman and CEO of a publicly-traded company, well qualify him to serve on our Board.

M. Douglas Ivester, 70, has been a director since 1998 and has been our Lead Director since 2009. He is President of Deer Run Investments, LLC. From 1997 until 2000, Mr. Ivester was Chairman of the Board and Chief Executive Officer of The Coca- Cola Company. Mr. Ivester spent more than 20 years with The Coca-Cola Company and held such positions as Chief Financial Officer and President and Chief Operating Officer, where he was responsible for running the company’s global business. Previously, he served as a director of S1 Corporation and Georgia-Pacific Corporation.

Mr. Ivester’s long and varied business career, including service as Chairman and CEO and deep financial and accounting experience gained while serving as a Chief Financial Officer, well qualify him to serve on our Board.

Donna S. Morea, 63, has been a director since 2012. Ms. Morea is a nationally recognized executive in IT professional services management with over 30 years of experience. From May 2004 until her retirement at the end of 2011, Ms. Morea served as President of CGI Technology and Solutions, Inc., a wholly-owned U.S. subsidiary of CGI Group, one of the largest independent information technology firms in North America. In that role, she led CGI’s IT and business process services in the US and India for large enterprises in financial services, healthcare, telecommunications and government. She previously served on CGI Group’s board of directors and presently serves on the board of Science Applications International Corporation, a publicly-traded firm which provides technical, engineering, and enterprise information technology services. She also served as the Chair of the Northern Virginia Technology Council, with over 1,000 member organizations.

Ms. Morea’s management experience and information technology expertise well qualify her to serve on our Board.

4	SunTrust Banks, Inc. - 2018 Proxy Statement

Nominees for Directorship (Item 1)

David M. Ratcliffe, 69, has been a director since 2011. Mr. Ratcliffe retired in December 2010 as Chairman, President and Chief Executive Officer of Southern Company, one of America’s largest producers of electricity, a position he had held since 2004. From 1999 until 2004, Mr. Ratcliffe was President and CEO of Georgia Power, Southern Company’s largest subsidiary. Prior to becoming President and CEO of Georgia Power in 1999, Mr. Ratcliffe served as Executive Vice President, Treasurer and Chief Financial Officer. Mr. Ratcliffe previously served as a member of the board of CSX, a publicly-traded railroad company.

Mr. Ratcliffe’s experience as a director and chief executive officer of a highly-regulated, publicly-traded company well qualifies him to serve on our Board.

William H. Rogers, Jr., 60, has been a director since 2011 and has served as Chairman of our Board since January 1, 2012. He was named Chief Executive Officer in June 2011 after having served as our Chief Operating Officer since 2010 and President since 2008. Mr. Rogers began his career with SunTrust in 1980 and has served in a leadership capacity in all segments of the Company. Mr. Rogers previously served as a director of Books-a-Million, Inc. and presently serves on the Federal Reserve Board of Governors’ Federal Advisory Council as a representative of the Federal Reserve Bank of Atlanta.

Mr. Rogers’ long history with our company and industry well qualify him to serve on our Board.

Frank P. Scruggs, Jr., 66, has been a director since 2013. He has been a partner in the law firm of Berger Singerman LLP since 2007 where he represents companies and executives in employment law matters and litigates commercial disputes. Prior to joining Berger Singerman, he was an Executive Vice President for Office Depot, Inc. and was a shareholder of the law firm Greenberg Traurig LLC. He previously served as the Florida Secretary of Labor and Employment Security, as a member of the Florida Board of Regents, and on the board of directors of Office Depot, Inc.

Mr. Scruggs’ extensive governmental affairs, legal, and regulatory experience well qualify him to serve on our Board.

Bruce L. Tanner, 59, has been a director since 2015. He has served as Executive Vice President and Chief Financial Officer for Lockheed Martin Corporation since 2007. As Chief Financial Officer, he is responsible for all aspects of Lockheed’s financial strategies, processes, and operations.

Mr. Tanner’s financial and business experience, including service as a CFO of a highly-regulated, publicly-traded company with operations in substantial portions of our service territory, well qualifies him to serve on our Board.

Steven C. Voorhees, 63, has been a director since January 1, 2018. Since July 2015, Mr. Voorhees has served as the President and Chief Executive Officer and as a director of WestRock Company, an international provider of paper and packaging solutions. Prior to that he served as the Chief Executive Officer and as a director of a predecessor entity, RockTenn Company. Before becoming CEO, Mr. Voorhees held various executive leadership positions with RockTenn, including President and Chief Operating Officer, Executive Vice President and Chief Financial Officer, and Chief Administrative Officer. Before joining RockTenn, he was in operations and executive roles at Sonat Inc., a diversified energy company.

Mr. Voorhees’ extensive business, executive and financial experience, including serving as a director, chief executive officer and chief financial officer of a large, publicly-traded company, well qualify him to serve on our Board.

Thomas R. Watjen, 63, has been a director since 2010. In 2015, he retired as the President and Chief Executive Officer of Unum Group, a publicly-traded insurance holding company. He had served as the Chairman of its board from 2015 to 2017. He was employed by Unum or its predecessors since 1994, initially as its Chief Financial Officer. Prior to joining Unum, he served as a Managing Director of the insurance practice of the investment banking firm Morgan Stanley & Co. Mr. Watjen also serves as a member of the board of Prudential plc, a publicly-traded life insurance and financial services company.

Mr. Watjen’s experience as a director, chief executive officer, and chief financial officer of a publicly-traded company and executive experience with a regulated financial services company well qualify him to serve on our Board.

Phail Wynn, Jr., 70, has been a director since 2004. He has been the Vice President for Durham and Regional Affairs for Duke University since January 2008. Previously, he served as the President of Durham Technical Community College from 1980 to 2007. Dr. Wynn has served continuously as a director of one or more financial institutions since 1992. Dr. Wynn is also a director of North Carolina Mutual Life Insurance Company.

Dr. Wynn’s varied business and academic experiences, including his long service on the boards of financial institutions, well qualify him to serve on our Board.

SunTrust Banks, Inc. - 2018 Proxy Statement	5

The Board of Directors recommends a vote FOR all nominees.

Nominees for Directorship (Item 1)

Board Committees and Attendance

The Board has created certain standing and ad hoc committees. These committees allow regular monitoring and deeper analysis of various matters. The committee structure also allows committees to be comprised exclusively of independent directors to address certain matters. Because of the complexity of our business and the depth and scope of matters reviewed by our Board, much of the Board’s work is delegated to its committees and then reported to and discussed with the full Board.

Regular meetings of the Board are held at least quarterly. During 2017, the Board held seven meetings, and various standing and ad hoc committees of the Board met another 54 times (including five joint meetings of our Audit and Risk Committees), for an aggregate of 61 meetings. Each committee and Board meeting generally includes a meeting of the independent directors in executive session. All incumbent directors attended at least 75% of the aggregate number of Board meetings and meetings of the committees on which they served. In addition, all but one of our incumbent directors who were serving as directors at the time attended last year’s annual meeting of shareholders. We expect, but do not require, directors to attend the annual meeting of shareholders.

The Board reviews the membership of the committees from time to time. Specific committee assignments are proposed by the Governance and Nominating Committee in consultation with the chair of each committee and with the consent of the member, and are then submitted to the full Board for approval. The current membership of these committees, and the number of meetings each committee held in 2017, are as follows:

Membership by Director

	Audit	Compensation	Executive	Governance & Nominating	Risk
Number of Meetings Held:	13[1]	9	6	5	13[1]
Agnes Bundy Scanlan				✓	✓
Dallas S. Clement	✓			✓
Paul R. Garcia	Vice Chair	✓
M. Douglas Ivester		✓	✓	✓
Kyle Prechtl Legg[2]	✓	Chair	✓
Donna S. Morea		✓			Vice Chair
David M. Ratcliffe		✓	✓		Chair
William H. Rogers, Jr.			Chair
Frank P. Scruggs, Jr.		✓			✓
Bruce L. Tanner				✓	✓
Steven C. Voorhees				✓	✓
Thomas R. Watjen	Chair		✓	✓
Dr. Phail Wynn, Jr.	✓		✓	Chair

Membership by Committee

Audit	Compensation	Executive	Governance & Nominating	Risk
Mr. Watjen, Chair	Ms. Legg, Chair[2]	Mr. Rogers, Chair	Dr. Wynn, Chair	Mr. Ratcliffe, Chair
Mr. Garcia, Vice Chair	Mr. Garcia	Mr. Ivester	Ms. Bundy Scanlan	Ms. Morea, Vice Chair
Mr. Clement	Mr. Ivester	Ms. Legg[2]	Mr. Clement	Ms. Bundy Scanlan
Ms. Legg[2]	Ms. Morea	Mr. Ratcliffe	Mr. Ivester	Mr. Scruggs
Dr. Wynn	Mr. Ratcliffe	Mr. Watjen	Mr. Tanner	Mr. Tanner
	Mr. Scruggs	Dr. Wynn	Mr. Voorhees	Mr. Voorhees
Mr. Watjen

[1]	Number of meetings does not include five joint sessions of the Audit and Risk Committees.

[2]	Ms. Legg has decided not to stand for reelection and will retire from the Board at our 2018 annual meeting of shareholders.

6	SunTrust Banks, Inc. - 2018 Proxy Statement

Nominees for Directorship (Item 1)

The Audit Committee consists solely of members that are independent under our Corporate Governance Guidelines, the Securities Exchange Act of 1934 and applicable rules, and the rules of the New York Stock Exchange. Our Board has determined that Mr. Watjen, the Chair of the Audit Committee, meets the definition of “audit committee financial expert” as defined by the Securities and Exchange Commission’s rules and regulations. The Audit Committee:

•	appoints, compensates, retains, and directly oversees the work of our independent auditor (subject to shareholder ratification, if applicable).

•

is charged with monitoring the integrity of our financial statements, the independence and qualifications of our independent auditor, our system of internal controls, the performance of our internal audit process and independent auditor, and our compliance with laws, regulations and the codes of conduct.

•	also resolves any disagreements between management and the auditors regarding financial reporting.

•	pre-approves all audit services and permitted non-audit services provided to SunTrust by its independent auditor.

The Compensation Committee has only members that are independent under our Corporate Governance Guidelines and the rules of the New York Stock Exchange. It is responsible for:

•	approving our stated compensation strategies, goals and purposes.

•	ensuring that there is a strong link between the economic interests of management and shareholders.

•	ensuring that members of management are rewarded appropriately for their contributions to Company growth and profitability.

•	ensuring that the executive compensation strategy supports both our objectives and shareholder interests.

•	ensuring that the incentive compensation arrangements for the Company do not encourage employees to take risks that are beyond our ability to manage effectively.

•	administers the Incentive Compensation Recoupment Policy.

•	performs other related duties as defined in its written charter.

The Executive Committee:

•	reviews operational performance and monitors certain key financial performance indicators.

•	reviews certain capital matters, including quarterly dividends and share repurchases.

•	handles other matters assigned to it from time to time by the Chairman or Lead Director.

The Governance and Nominating Committee:

•	makes recommendations to the Board regarding the size and composition of the Board.

•	reviews the qualifications of candidates to the Board, and recommends nominees to the Board.

•	takes a leadership role in shaping our corporate governance.

•

develops and recommends to the Board a set of corporate governance guidelines, periodically reviews and assesses the adequacy of those principles, and recommends any proposed changes to the Board for approval.

•	leads the Board in its annual review of the Board’s performance.

•	addresses committee structure and operations, determines member qualifications and makes committee member appointments.

It has sole authority for retaining or terminating any search firm used to identify director candidates and determining such firm’s fees. Our Governance and Nominating Committee also performs other related duties as defined in its written charter. It has only members that are independent under our Corporate Governance Guidelines and the rules of the New York Stock Exchange.

Our Risk Committee has only members that are independent under our Corporate Governance Guidelines and the rules of the New York Stock Exchange and Federal Reserve Board. It:

•

reports to and assists the Board of Directors in overseeing enterprise risk management such as credit, operational, technology, compliance, market, liquidity, strategic, legal and reputational risk; enterprise capital adequacy; liquidity adequacy; and material regulatory matters.

•

oversees and reviews significant policies and practices employed to manage and assess credit risk, liquidity risk, market risk, operational risk (including technology and third party risk), compliance risk, legal risk, strategic risk and reputational risk.

•

oversees enterprise risk management appetite and tolerances, risk frameworks, and policies that reflect the Board’s risk management philosophies and principles or for which management oversight is mandated by law or regulation.

•

oversees liquidity risk management activities, including the structure and adequacy of liquidity in light of current or planned business activities, and in light of the requirements or expectations of statutes, regulations, management and the Board.

•

oversees capital management activities, including the structure and adequacy of capital in light of current or planned business activities, and management, Board and regulatory requirements or expectations.

SunTrust Banks, Inc. - 2018 Proxy Statement	7

2017 Director Compensation

The Governance and Nominating Committee determines the amount and form of director compensation. The Governance and Nominating Committee reviews peer practices with the assistance of an independent compensation consultant and a review of market and peer data. In April 2017, the Governance and Nominating Committee made minor adjustments to the amount of director compensation based upon a review of market and peer practices with the assistance of an independent compensation consultant.

We pay each non-employee director an annual retainer of $75,000 in four installments. The Chairs of each of the Audit Committee and Risk Committee receive an additional retainer of $30,000. The Chairs of each of the Compensation Committee and Governance and Nominating Committee receive an additional retainer of $20,000. The Lead Director receives an additional retainer of $45,000. We pay each non-employee director a fee of $1,500 for each committee meeting attended. Non-employee directors serving on the Board following our annual meeting of shareholders receive a grant of either restricted stock or restricted stock units, at their election, having a value of $125,000 on the date of grant. The grant vests upon the earlier of one year from the date of grant or the next annual meeting.

The table below sets forth the compensation paid to all non-employee directors who served during the year ended December 31, 2017. Except as noted above, all of our non-employee directors are paid at the same rate. Directors who are also our employees are not compensated for their service as directors. In 2017, one of our directors, William H. Rogers, Jr., was also an employee, serving as Chairman and Chief Executive Officer. We discuss his compensation beginning at “Executive Compensation.”

Directors may defer either or both of their meeting and retainer fees under our Directors Deferred Compensation Plan. We determine the return on deferred amounts as if the funds had been invested in our common stock or at a floating interest rate equal to the prime interest rate in effect at SunTrust Bank computed on the last day of each quarter, at the election of the director.

Name	Fees Earned or Paid In Cash	Stock[1] Awards	NQDC Earnings	All Other Compensation[2]		Total
Agnes Bundy Scanlan	$65,666	$125,000	$0	$5,000	[3]	$195,666
Dallas S. Clement	$98,000	$125,000	$0	$5,000	[3]	$228,000
Paul R. Garcia	$107,000	$125,000	$0	$5,000	[3]	$237,000
M. Douglas Ivester	$138,500	$125,000	$0	$9,500	[3,4]	$273,000
Kyle Prechtl Legg	$131,500	$125,000	$0	$5,000	[3]	$261,500
Donna S. Morea	$104,000	$125,000	$0	$5,000	[3]	$234,000
David M. Ratcliffe	$144,500	$125,000	$0	$5,000	[3]	$274,500
Frank P. Scruggs, Jr.	$107,000	$125,000	$0	$5,000	[3]	$237,000
Bruce L. Tanner	$99,500	$125,000	$0	$0		$224,500
Thomas R. Watjen	$137,000	$125,000	$0	$5,000	[3]	$267,000
Phail Wynn, Jr.	$128,500	$125,000	$0	$0		$253,500

[1]

We made an annual equity grant with a grant date fair value of approximately $125,000 to each person who was serving as a director following our 2017 annual meeting of shareholders. In accordance with SEC regulations, we report in this column the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. Please refer to Note 15 to our financial statements in our annual report for the year ended December 31, 2017 for a discussion of the assumptions related to the calculation of such value. As of December 31, 2017, each director named in the table above held 2,186 shares of restricted stock or restricted stock units which vest on April 24, 2018, and none of our directors held any unexercised options (vested or unvested).

[2]	No director received perquisites or personal benefits in 2017 in excess of $10,000.

[3]	Reflects matching contributions paid to a charity identified by the director.

[4]	Reflects $4,500 fee for service on local advisory boards of our subsidiaries.

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Corporate Governance

Majority Voting

Our Bylaws provide for the annual election of all directors. The Bylaws further provide that, in an election of directors in which the only nominees for election are persons nominated by the Board (an “uncontested election”), in order to be elected, each nominee must receive more votes cast for such nominee’s election than against such nominee’s election. If the director election is not an uncontested election, then directors are elected by a plurality of the votes cast. In connection with uncontested director elections, votes cast exclude abstentions with respect to a director’s election.

If a nominee who presently serves as a director does not receive the required vote for reelection in an uncontested election, Georgia law provides that such director will continue to serve on the Board as a “holdover” director. Georgia corporate law generally gives such unelected “holdover” directors all of the same powers as directors elected by a majority vote until such holdover-director’s successor is elected and qualified. A successor cannot be elected until there is another meeting of shareholders, and these typically occur only once a year unless we incur the time and expense of a special meeting of shareholders. To prevent holdover directors from remaining on our Board, and to better effectuate the intentions of our shareholders, our Corporate Governance Guidelines require such a director to tender his or her written resignation to the Chairman of the Board for consideration by the Governance and Nominating Committee (which we refer to in this section as the “Committee”) within five days following certification of the shareholder vote.

However, the resignation of a director may adversely affect us. For this reason, we do not make resignations tendered in such context automatically effective. Rather, after the director submits his or her mandatory resignation, the Committee will then consider the resignation and, within 45 days following the shareholders’ meeting at which the election occurred, make a recommendation to the Board concerning whether to accept or reject the resignation. In determining its recommendation, the Committee will consider all factors deemed relevant by the Committee members including, without limitation, any stated reason or reasons why shareholders did not vote for the director’s reelection, the qualifications of the director (including, for example, whether the director serves on the Audit Committee as an “audit committee financial expert” and whether there are one or more other directors qualified, eligible and available to serve on the Audit Committee in such capacity), and whether the director’s resignation from the Board would be in the best interest of SunTrust and our shareholders. The Committee also will consider a range of possible alternatives concerning the director’s tendered resignation as the members of the Committee deem appropriate, including, without limitation, acceptance of the resignation, rejection of the resignation, or rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the Committee to have substantially resulted in the failure of the director to receive the necessary votes for reelection.

To constrain the Board’s discretion in considering such resignations, we have adopted specific procedural requirements in our Corporate Governance Guidelines. In addition to the 45-day deadline above, our Corporate Governance Guidelines require the Board to take formal action on the Committee’s recommendation no later than 75 days following the shareholders’ meeting at which the election occurred. In considering the Committee’s recommendation, the Board will consider the information, factors and alternatives considered by the Committee and such additional information, factors and alternatives as the Board deems relevant. Our Corporate Governance Guidelines require us to publicly disclose the Board’s decision in a Current Report (Form 8-K) filed with the Securities and Exchange Commission together with an explanation of the process by which the Board made its decision and, if applicable, the Board’s reason or reasons for rejecting the tendered resignation, within four business days after the Board makes its decision. No director who is required to tender his or her resignation may participate in the Committee’s deliberations or recommendation, and the Corporate Governance Guidelines contain provisions addressing how the determination of whether to accept or reject a resignation is made if a majority of the members of the Committee fails to receive the necessary vote for reelection. Generally, in such case, the determination will be made by independent directors who received the necessary vote for election or reelection. If the Board accepts a director’s resignation, then any resulting vacancy may be filled by the Board in accordance with the Bylaws, or the Board in its discretion may decrease the size of the Board pursuant to the Bylaws.

Corporate Governance and Director Independence

The Board has determined that all of our directors are independent, except for Mr. Rogers, who is our Chairman and CEO. Specifically, it determined that the following current directors are independent after applying the guidelines described below: Agnes Bundy Scanlan, Dallas S. Clement, Paul R. Garcia, M. Douglas Ivester, Kyle Prechtl Legg, Donna S. Morea, David M. Ratcliffe, Frank P. Scruggs, Jr., Bruce L. Tanner, Steven C. Voorhees, Thomas R. Watjen, and Phail Wynn, Jr. Additionally, each member of our Audit Committee, Compensation Committee, Governance and Nominating Committee, and Risk Committee is independent. There are no family relationships between any director, executive officer, or person nominated or chosen by us to become a director or executive officer.

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Corporate Governance

We include our independence standards in our Corporate Governance Guidelines. You can view these on our Investor Relations website, investors.suntrust.com, under the heading “Governance.” An independent director is one who is free of any relationship with SunTrust or its management that may impair the director’s ability to make independent judgments. In determining director independence, the Board broadly considers all relevant facts and circumstances, including the rules of the New York Stock Exchange. The Board considers the issue not merely from the standpoint of a director, but also from that of persons or organizations with which the director has an affiliation. The Board pays particular attention to whether a director is independent from management and to any credit relationships that may exist with a director or a related interest. In doing so, the Board considers, among other things, all extensions of credit between the Company and the director (including his or her related interests).

Generally, we do not consider independent any director who is an executive officer of a company that makes payments to us, or receives payments from us, for property or services in an amount which, in any fiscal year, is greater than $1 million or 2% of such director’s company’s consolidated gross revenues. We also do not consider independent any director to whom we have extended credit, or who is also an executive officer of a company to which we have extended credit, unless such credit meets the substantive requirements of Federal Reserve Regulation O. Regulation O requires that, when making loans to our executive officers and directors, we do so on substantially the same terms, including interest rates and collateral, and follow credit-underwriting procedures that are no less stringent than those prevailing at the time for comparable transactions by SunTrust with other persons not related to SunTrust. Such loans also may not involve more than the normal risk of collectability or present other unfavorable features. Additionally, no event of default may have occurred (that is, such loans are not rated as non-accrual, past due, restructured or potential problems). Our Board reviews any credit to a director or his or her related interests that has become impaired or criticized in order to determine the impact that such classification has on the director’s independence.

Codes of Ethics and Committee Charters

We have a Senior Financial Officers Code of Ethical Conduct that applies to our senior financial officers, including our principal executive officer, principal financial officer and principal accounting officer. We also have a Code of Conduct that applies to all employees and a Code of Business Conduct and Ethics for members of the Board. These three Codes of Conduct, as well as our Corporate Governance Guidelines, and the charters for each of the Audit, Compensation, Executive, Governance and Nominating, and Risk Committees of the Board can be found on our Investor Relations website, investors.suntrust.com, under the heading “Governance.”

Board’s Role in the Risk Management Process

The Board oversees and monitors the Company’s risk management processes. The Board’s Risk Committee outlines our risk principles and management framework and sets high level strategy and risk tolerances. Our risk profile is managed by our Chief Risk Officer. The Chief Risk Officer is an executive officer appointed by and reporting to the Risk Committee and the CEO. The Chief Risk Officer meets at least quarterly with the Risk Committee of the Board. The Chair of the Risk Committee makes a full report of each Risk Committee meeting to the full Board at each Board meeting. In addition, the Chief Risk Officer also meets with the full Board at each meeting. The Board also meets regularly in executive session without management to discuss a variety of topics, including risk. In these ways, the full Board is able to monitor our risk profile and risk management activities on an on-going basis. Additionally, the Company has other risk-monitoring processes. For example, certain financial risks are also monitored by officers who report to the Chief Financial Officer. In turn, the Chief Financial Officer and appropriate financial risk personnel attend the meetings of the Audit and Risk Committees of the Board. As with the Risk Committee, the Chair of the Audit Committee makes a full report of each Audit Committee meeting to the full Board at each Board meeting and, when circumstances warrant, the Chief Financial Officer and other financial risk personnel meet with the full Board.

Management of Cyber and Operational Risk

We face ongoing and emerging risks and regulations related to the activities that surround the delivery of banking and financial products. Coupled with external influences such as market conditions, fraudulent activities, disasters, cyber-attacks and other security risks, country risk, vendor risk, and legal risk, the potential for operational and reputational loss remains elevated.

Our operations rely on computer systems, networks, the internet, digital applications, and the telecommunications and computer systems of third parties to perform business activities. The use of digital technologies introduces cyber-security risk that can manifest in the form of information theft, physical disruptions, criminal acts by individuals, groups or nation states, and a client’s inability to access online services. We use a wide array of techniques that are intended to secure our operations and proprietary information, such as Board approved policies and programs, network monitoring, access controls, dedicated security personnel, and defined insurance instruments, as well as consult with third-party data security experts.

To control cyber-security risk, we maintain an active information security program that is designed to conform to FFIEC guidance. This information security program is aligned with our operational risks and is overseen by executive management, the Board, and our independent audit function. It

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continually monitors and evaluates threats, events, and the performance of its business operations and continually adapts and modifies its risk reduction activities accordingly. We also have a cyber liability insurance policy that provides us with coverage against certain losses, expenses, and damages associated with cyber risk.

Further, we recognize our role in the overall national payments system, and we have adopted the National Institute of Standards and Technology Cyber Security Framework. We also fully participate in the federally recognized financial sector information sharing organization structure, known as the Financial Services Information Sharing and Analysis Center. Digital technology is constantly evolving, and new and unforeseen threats and actions by others may disrupt operations or result in losses beyond our risk control thresholds. Although we invest substantial time and resources to manage and reduce cyber risk, it is not possible to completely eliminate this risk.

Our exposure to cyber risk remains heightened because of, among other things, the evolving nature of these threats, our prominent size and scale, our role in the financial services industry, our plans to continue to implement our internet banking and mobile banking channel strategies and develop additional remote connectivity solutions to serve our clients, our expanded geographic footprint, the outsourcing of some of our business operations, and the continued uncertain global economic and political environment. As a result, cyber-security and the continued development and enhancement of our controls, processes, and practices designed to protect our systems, computers, software, data and networks from attack, damage, or unauthorized access remain a focus for us. As threats continue to evolve, we may be required to expend additional resources to continue to modify or enhance our protective measures or to investigate and remediate information security vulnerabilities. There can be no assurance that we will not suffer material losses relating to cyber-attacks or other information security breaches in the future.

We believe that effective management of operational risk, defined as the risk of loss resulting from inadequate or failed internal processes, people and systems, or from external events, plays a major role in both the level and the stability of our profitability. Our Operational Risk Management function oversees an enterprise-wide framework intended to identify, assess, control, monitor, and report on operational risks Company-wide. These processes support our goals to minimize future operational losses and strengthen our performance by maintaining sufficient capital to absorb operational losses that are incurred.

The operational risk governance structure includes an operational risk manager and support staff within each business segment and corporate function. These risk managers are responsible for execution of risk management within their areas in compliance with our policies and procedures. The Risk Committee of our board oversees our risk management and receives reports from the Chief Risk Officer and others.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and any persons who own beneficially more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. To our knowledge, based solely on a review of the reports furnished to us and written representations from reporting persons that all reportable transactions were reported, we believe that during the fiscal year ended December 31, 2017, our officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a).

Compensation Committee Interlocks and Insider Participation

We have no compensation committee interlocks. Messrs. Garcia, Ivester, Ratcliffe and Scruggs, and Ms. Legg and Ms. Morea constitute all of the directors who served on our Compensation Committee at any time during 2017. Each is an independent, outside director, and none is a current or former officer or employee of SunTrust.

During 2017, our bank subsidiary engaged in customary banking transactions and had outstanding loans to certain of our directors, executive officers, members of the immediate families of certain directors and executive officers, and their associates. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to SunTrust. These loans do not involve more than the normal risk of collectability or present other unfavorable features.

Policies and Procedures for Approval of Related Party Transactions

We recognize that related party transactions have the potential to create conflicts of interest and the appearance that Company decisions are based on considerations other than the best interests of the Company and our shareholders. Therefore, our Board has adopted a formal, written policy with respect to related party transactions.

For the purpose of the policy, a “related party transaction” is a transaction in which we participate and in which any related party has a direct or indirect material interest, other than (1) transactions available to all employees or customers generally, (2) transactions involving less than $120,000 when aggregated with all similar transactions, or (3) loans made by SunTrust Bank in the ordinary course of business on

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Corporate Governance

substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to SunTrust Bank, and not involving more than the normal risk of collectability or presenting other unfavorable features.

Under the policy, any related party transaction must be reported to the General Counsel and may be consummated or may continue only if the Governance and Nominating Committee approves or ratifies such transaction and if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party, and if the transaction involves compensation, the transaction has been approved by our Compensation Committee. The Governance and Nominating Committee may approve or ratify the related party transaction only if the Committee determines that, under all of the circumstances, the transaction is in the best interests of SunTrust.

Transactions with Related Persons, Promoters, and Certain Control Persons

We have no transactions with related parties other than normal, arm’s-length banking and other credit transactions that comply with Federal Reserve Regulation O. Our Board reviews these relationships, but for the reasons below, we do not view them as impairing a director’s independence.

We generally consider credit relationships with directors and/or their affiliates to be immaterial and as not impairing the director’s independence so long as the terms of the credit relationship are similar to those offered to other comparable borrowers. We use the following guidelines to determine the impact of a credit relationship on a director’s independence. We presume that extensions of credit which comply with Federal Reserve Regulation O are consistent with director independence. In other words, we do not consider normal, arm’s-length credit relationships entered into in the ordinary course of business to negate a director’s independence.

Regulation O requires such loans to be made on substantially the same terms, including interest rates and collateral, and to follow credit underwriting procedures that are no less stringent than those prevailing at the time for comparable transactions by SunTrust with other persons not related to SunTrust. Such loans also may not involve more than the normal risk of collectability or present other unfavorable features. Additionally, no event of default may have occurred (that is, such loans are not disclosed as non-accrual, past due, restructured or potential problems). Our Board must review any credit to a director or his or her related interests that has become impaired or criticized in order to determine the impact that such classification has on the director’s independence. Please refer to “Corporate Governance and Director Independence” above for additional information on director independence.

Executive Sessions

Each committee and Board meeting generally includes a meeting of the independent directors in executive session, and with respect to full Board meetings, such sessions are presided over by a Lead Director selected by a majority of independent directors. M. Douglas Ivester presently serves as the Lead Director.

CEO and Management Succession

The Board of Directors considers management evaluation and succession planning to be one of its most important responsibilities. Our Corporate Governance Guidelines specify that our Board is responsible for developing a succession plan for our CEO and other senior executive officers. Annually, the independent directors of the Board meet with the CEO to discuss his potential successors and related issues. After these meetings, the Board may update its CEO succession plan as appropriate. The CEO also periodically reviews with the independent directors the performance and any succession issues of other key members of the Company’s senior management.

Board Leadership Structure

Our Board is led by a Chairman selected by the Board from time to time. Presently, William H. Rogers, Jr., our CEO, is also Chairman of the Board. All of our other directors are independent. The Board has determined that selecting our CEO as Chairman is in our best interests because it promotes unity of vision for the Company and avoids potential conflict among directors. The Board is aware of the potential issues that may arise when an insider chairs the Board but believes these are more than offset by existing safeguards which include the designation of a Lead Director, regular meetings of the independent directors in executive session without the presence of insiders, the Board’s succession plan for incumbent management, the fact that management compensation is determined by a committee of independent directors who make extensive use of peer benchmarking, and the fact that much of our operations are highly regulated.

Lead Director

In 2009, the Board established the position of Lead Director and selected M. Douglas Ivester as Lead Director. The responsibilities and duties of the Lead Director include (i) presiding at meetings of the Board in the absence of the Chairman, including the executive sessions of the independent members of the Board; (ii) serving as a liaison between the independent directors and the Chairman of the Board; (iii) advising the Chairman as to an appropriate schedule of Board meetings and on the agenda and meeting schedules for meetings of the Board and its committees; and (iv) calling meetings of the non-employee directors and developing the agendas for and serving as Chairman of the executive sessions

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of the Board’s non-employee directors. A more complete description of this role is included in our Corporate Governance Guidelines, which we provide on our Investor Relations website, investors.suntrust.com, under the heading “Governance.” The Lead Director is appointed by a majority vote of the independent directors for a one-year term, subject to renewal for a maximum of five additional one-year terms, and will serve until the expiration of the term or until such Lead Director’s earlier resignation or retirement from the Board. Mr. Ivester’s term is scheduled to conclude in April 2018 and was previously extended by the Board (with the Corporate Governance Guidelines being amended to allow for such extension) because doing so was considered to be in the best interest of the functioning of the Board and in the best interest of shareholders.

Board Self-Assessment

Annually, the Board conducts a self-assessment, which our Governance and Nominating Committee reviews and discusses with the Board. In addition, each committee conducts an annual self-assessment of their performance. These assessments include both an evaluation of the effectiveness of the Board, each committee of the Board, and the annual assessment process itself.

Board Renewal

We believe it is important to continually refresh the composition of the Board. We have a policy requiring directors who change the job responsibility they held when they were elected to the Board to submit a letter of resignation to the Board. We also have a policy requiring directors to retire from the Board upon the first annual meeting following their 72nd birthday (65th birthday for employee-directors). If the director desires to continue to serve after he or she tenders his or her resignation pursuant to such policies, he or she may do so only after the Board, through its Governance and Nominating Committee, has made a determination that continued Board membership is appropriate. These policies have been effective in allowing us to refresh 9 of our 11 independent directors in the past 8 years.

Long-Term Business Strategy

Each year, the Board reviews management’s long-term business strategy. In November 2017, over the course of three days, it reviewed and approved the 2018-2020 strategic plan. In addition, the Board reviews management’s progress against key elements of its strategic plan at its regularly scheduled meetings throughout the year.

Director Qualifications and Selection Process

We maintain a standing Governance and Nominating Committee comprised solely of independent directors who are responsible for identifying individuals qualified to become Board members and recommending director nominees to the Board. The Governance and Nominating Committee periodically reviews the size and composition of the Board and determines whether to add or replace directors. Under our Corporate Governance Guidelines, the Governance and Nominating Committee also periodically reviews with the Board the appropriate skills and characteristics required of Board members. You may access the Governance and Nominating Committee’s charter and our Corporate Governance Guidelines on our Investor Relations website, investors.suntrust.com, under the heading “Governance.”

The Governance and Nominating Committee and the Board consider a variety of sources in evaluating candidates as potential Board members. The Governance and Nominating Committee has for the last several years used search firms to identify additional qualified nominees. Evaluations of potential candidates to serve as directors generally involve a review of the candidate’s background and credentials by the Governance and Nominating Committee, interviews with members of the Governance and Nominating Committee, the Governance and Nominating Committee as a whole, or one or more other Board members, and discussions by the Governance and Nominating Committee and the Board. The Governance and Nominating Committee then recommends director candidates to the full Board which, in turn, selects candidates to be nominated for election by the shareholders or to be appointed by the Board to fill a vacancy. Steven C. Voorhees was identified by a search firm retained by the Governance and Nominating Committee and was considered by the Governance and Nominating Committee and the Board in accordance with these procedures prior to being elected to the Board.

Director Qualifications. Directors are responsible for overseeing the Company’s business consistent with their fiduciary duty to shareholders. This significant responsibility requires highly-skilled individuals with various qualifications, attributes and professional experience. The Board believes that there are general requirements for service on the Board that are applicable to all directors and that there are other skills and experience that should be represented on the Board as a whole, but not necessarily by each director. The Board and the Governance and Nominating Committee consider the qualifications of directors and nominees individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

Qualifications for All Directors. In its assessment of each potential candidate, including those recommended by shareholders, the Governance and Nominating Committee requires that each director be a person of recognized high integrity with broad experience and outstanding achievement in their careers. The Board believes that each director should have, and expects nominees to have, the capacity to obtain an understanding of our principal operational and financial objectives, and business plans and strategies; our results of operations and financial condition; and our relative standing and that of our business segments in relation to our

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Corporate Governance

competitors. Further, each director and nominee should have the ability to make independent, analytical inquiries, possess an understanding of the business environment, and have the ability to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

Specific Qualifications, Attributes, Skills and Experience to be Represented on the Board. The Board has identified the following particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole:

•	Independence, determined in accordance with our Corporate Governance Guidelines;

•

Financial industry knowledge, which is vital in understanding and reviewing our strategy, which could involve the acquisition of businesses that offer complementary products or services. This may include service on predecessor boards of directors, as well as specific experience at SunTrust as current or former executives, that gives directors specific insight into, and expertise that will foster active participation in, the development and implementation of our operating plan and business strategy;

•

Executive experience, which gives directors who have served in significant leadership positions strong abilities to motivate and manage others and to identify and develop leadership qualities in others;

•

Accounting and financial expertise, which enables directors to analyze our financial statements, capital structure and complex financial transactions and oversee our accounting and financial reporting processes; further, the Governance and Nominating Committee considers it essential that the Audit Committee have at least one member who qualifies as an “audit committee financial expert”;

•

Governmental affairs, regulatory and risk management experience, which contributes to our identification and management of possible areas of risk and helps to maintain an efficient and productive company; further, the Governance and Nominating Committee considers it essential that the Risk Committee have at least one member who qualifies as a “risk management expert”;

•

Public company board and corporate governance experience, which provides directors a solid understanding of their extensive and complex oversight responsibilities and furthers our goals of greater transparency, accountability for management and the Board, and protection of our shareholders’ interests;

•

Diversity, which provides a variety of points of view and which contributes to a more effective decision-making process; however, the Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership.

We highlight each director’s or nominee’s specific skills, knowledge, and experience that the Governance and Nominating Committee and Board relied upon when determining whether to nominate the individual for election in the biographies at pages 4-5. A particular nominee may possess other skills, knowledge or experience even though they are not indicated in the biographies at pages 4-5.

The Board believes that all of the director nominees are highly qualified. The director nominees have significant leadership experience, knowledge and skills that qualify them for service on our Board, and, as a group, represent diverse views, experiences and backgrounds. All director nominees satisfy the criteria set forth in our Corporate Governance Guidelines and possess the personal and professional characteristics that are essential for the proper and effective functioning of the Board. Each nominee’s biography at pages 4-5 contains additional information regarding his or her experiences, qualifications and skills.

Shareholder Recommendations and Nominations for Election to the Board

Any shareholder may recommend persons for election to the Board. The Governance and Nominating Committee will evaluate candidates proposed by shareholders by evaluating such candidates in the same manner and using the criteria described above. The recommendation should state how the proposed candidate meets the criteria described above and should include the information required by our Bylaws, described below.

In accordance with our Bylaws, direct shareholder nominations of a director must be made in writing and must be delivered to or mailed to and received by our Corporate Secretary not more than 150 days and not less than 120 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of shareholders. Nominations should also include a complete description of any material economic or other interest of the proposing shareholder, the nominee, and their respective affiliates and associates in order to satisfy the requirements of our Bylaws and to allow us to satisfy the requirements of SEC Regulation 14A. This Proxy Statement and the enclosed proxy are being first mailed to our shareholders on or about March 9, 2018. Therefore, shareholder nominations for election at next year’s annual meeting must be received on or after October 10, 2018 and no later than the close of business on November 9, 2018.

If you wish to nominate a director, our Bylaws require that you provide the following information: (i) the name, age, business and residence addresses of the nominee; (ii) the principal occupation or employment of the nominee and an explanation of how the nominee meets the criteria used by us for the selection of directors as set forth in the subsection “Director Qualifications and Selection Process;” (iii) the total number of shares of our common stock that, to your knowledge, will be voted for the proposed nominee; (iv) the total number of shares of our common stock that, to your knowledge, are owned by

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the nominee; (v) the signed consent of the nominee to serve, if elected; (vi) your name and residence address; (vii) the number of shares of our common stock owned by you and any affiliates (and their names and addresses); (viii) a complete description of all material economic or other interest of the proposed nominee and the person making the nomination, and of their affiliates and associates, consistent with the requirements of our Bylaws and SEC Regulation 14A, and (ix) any other information relating to the nominee that SEC Regulation 14A requires us to disclose in solicitations for proxies for the election of directors.

Communications with Directors

The Board has adopted a process to facilitate written correspondence by shareholders or other interested parties to the Board. Persons wishing to write to the Board or a specified director, including the Lead Director, the independent directors as a group, the chairman of a Board committee, or a committee of the Board, should send correspondence to the Corporate Secretary at SunTrust Banks, Inc., P.O. Box 4418, Mail Code 645, Atlanta, Georgia 30302. All communications so received from shareholders or other interested parties will be forwarded to the members of the Board or to the applicable director or directors if so designated by such person.

Communication with IR Department

Shareholders who wish to speak to a SunTrust representative regarding their investment in SunTrust may call 877-930-8971, write to SunTrust Banks, Inc., Attention: Investor Relations, P.O. Box 4418, Mail Code 645, Atlanta, Georgia 30302, or email ankur.vyas@suntrust.com. You can also view information and request documents at investors.suntrust.com.

Investor Outreach

We began a formal, annual shareholder outreach program in 2012. Since that time, members of our Investor Relations and Legal departments have spoken with most of our thirty-five largest shareholders, and many of them multiple times. During December 2017 to January 2018, we offered to schedule calls with all, and had discussions with several, of our 35 largest shareholders. Topics included board composition and refreshment, executive management, corporate governance and executive compensation. This process provides important information to us, and investor feedback is shared with our Board of Directors.

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Executive Officers

Executive Officers

The Board elects executive officers annually following the annual meeting of shareholders to serve until the meeting of the Board following the next annual meeting. The following table sets forth the name of each executive officer and the principal positions and offices he or she holds with SunTrust. As previously announced, Aleem Gillani will retire from his position as Corporate Executive Vice President and Chief Financial Officer effective as of March 31, 2018 and will be succeeded by L. Allison Dukes. For more information on this transition, please see our Current Report on Form 8-K filed with the SEC on February 14, 2018.

Name	Age	Officers
William H. Rogers, Jr.	60	Chairman of the Board and Chief Executive Officer
Jorge Arrieta	63	Corporate Executive Vice President and General Auditor
Margaret Callihan	62	Corporate Executive Vice President and Chief Human Resources Officer
Scott Case	47	Corporate Executive Vice President and Chief Information Officer
Mark A. Chancy	53	Vice Chairman, Co-Chief Operating Officer and Consumer Segment Executive
Hugh S. Cummins, III	55	Co-Chief Operating Officer and Wholesale Segment Executive
Ellen M. Fitzsimmons	57	Corporate Executive Vice President, General Counsel and Corporate Secretary
Aleem Gillani	55	Corporate Executive Vice President and Chief Financial Officer
Jerome T. Lienhard, II	61	Corporate Executive Vice President and Chief Risk Officer

William H. Rogers, Jr. Chairman and Chief Executive Officer. Mr. Rogers was named Chairman of the Board in 2012. He became Chief Executive Officer in 2011 after having served as Chief Operating Officer in 2010 and President since 2008. Mr. Rogers began his career with SunTrust in 1980. He has held roles reflecting an increasing set of responsibilities across all lines of business, corporate marketing, enterprise information services, finance and human resources. He presently serves on the Federal Reserve Board of Governors’ Federal Advisory Council as a representative of the Federal Reserve Bank of Atlanta and is an active member of the business and philanthropic communities.

Jorge Arrieta. Corporate Executive Vice President and General Auditor. Mr. Arrieta has served as the General Auditor and overseen the internal audit function since 2010. Mr. Arrieta joined SunTrust in 1991 and has held various positions in the Company, including Regulatory Liaison, Chief Financial Risk Officer and Controller, and Chief Accounting Officer.

Margaret Callihan. Corporate Executive Vice President and Chief Human Resources Officer since 2016. In this role, she oversees human resources strategy, organizational design, workforce planning, total rewards, talent acquisition, human resources systems, compliance, teammate relations, human resources policies, and training and development. Ms. Callihan previously served in a variety of commercial banking, retail banking and geographic leadership roles with SunTrust. She previously led the South Florida, Southwest Florida and Chattanooga regions, and served as retail line of business manager in Tennessee and Alabama. She serves on the board of Beall’s, Inc.

Scott Case. Corporate Executive Vice President and Chief Information Officer since February 2018. He is responsible for SunTrust’s Enterprise Information Services (EIS) division, the organizational unit that provides the Company’s overall technology, operations and information-related support. Prior to re-joining SunTrust in 2018, Mr. Case was Chief Information Officer at Ciox Health. From 2015 to 2017, he served as the chief technology officer for the Consumer Segment of SunTrust. Before that, Mr. Case worked at Bank of America from 2013 to 2015 as a Senior Technology Executive where he was responsible for corporate functions technology platforms.

Mark A. Chancy. Vice Chairman, Co-Chief Operating Officer and Consumer Segment Executive since February 2018. From 2017 to February 2018, he was Vice Chairman and Consumer Segment Executive. He is responsible for SunTrust’s Consumer Banking, Consumer Lending, Private Wealth Management and Mortgage businesses and our Marketing and Data and Analytics functions. From 2011 to 2017, he served as Corporate Executive Vice President and Wholesale Banking Executive responsible for the Corporate & Investment Banking, Commercial & Business Banking, Treasury & Payment Solutions and Commercial Real Estate Banking lines of business. Prior to serving as Wholesale Banking Executive, Mr. Chancy served as SunTrust’s Chief Financial Officer for seven years. A 30-year financial services industry veteran, he joined SunTrust in 2001 as Corporate Treasurer through the Company’s acquisition of The Robinson-Humphrey Company, LLC, where he had served as Chief Financial Officer beginning in 1997. Mr. Chancy is a member of the board of SunTrust Robinson Humphrey, Inc. (STRH), the corporate and investment banking division of SunTrust Banks, Inc.

Hugh S. (“Beau”) Cummins, III. Co-Chief Operating Officer and Wholesale Segment Executive beginning in February 2018. From 2017 to February 2018, he was Corporate Executive Vice President and Wholesale Segment Executive. He is responsible

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Executive Officers

for the Corporate & Investment Banking, Commercial & Business Banking, Treasury & Payment Solutions and Commercial Real Estate Banking lines of business and the SunTrust Efficiency Office and Procurement function. From 2013 to 2017, he served as Commercial & Business Banking Executive responsible for SunTrust’s 22 division and region presidents. From 2007 to 2013, he served as Chairman, President & Chief Executive Officer of STRH and continues to serve on its board.

Ellen M. Fitzsimmons. Corporate Executive Vice President and General Counsel. Ms. Fitzsimmons joined SunTrust in January 2018 and is responsible for our legal affairs. She serves as Chair of the Disclosure Committee and as Corporate Secretary. Prior to joining SunTrust, Ms. Fitzsimmons was executive vice president of law and public affairs, general counsel and corporate secretary of CSX Corporation, a transportation company with 26,000 employees headquartered in Jacksonville, FL, from 2003 to 2017 where she directed the company’s legal affairs, government relations, corporate communications, security, environmental, audit, and corporate social responsibilities functions. She also serves on the board of Ameren Corporation, a publicly traded power company.

Aleem Gillani. Corporate Executive Vice President and Chief Financial Officer since 2011. He is responsible for core finance functions, including Corporate Finance, Corporate Strategy, Corporate Tax, Investor Relations, Treasury and Corporate Real Estate and Workplace. Previously, Mr. Gillani served as Corporate Treasurer. Mr. Gillani joined SunTrust in 2007 and has worked in the global financial services industry for over 30 years.

Jerome T. Lienhard, II. Corporate Executive Vice President and Chief Risk Officer since 2015. He is responsible for the Company’s risk discipline, including market, operational, credit and compliance risk, and oversees the risk review assurance function and portfolio risk analytics and modeling. Mr. Lienhard served as President and Chief Executive Officer of SunTrust Mortgage, Inc. from 2011 until 2015. Previously, Mr. Lienhard served as Executive Vice President of Strategic Finance and Administration with responsibility for Strategic Sourcing, Corporate Real Estate, Strategic Finance and Performance Measurement. He joined the Company as Treasurer in 2006.

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Executive Compensation

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

We welcome the opportunity to discuss in this Compensation Discussion and Analysis (CD&A) the material components of our executive compensation program. We also provide an overview of our executive compensation philosophy, compensation decisions and the factors we considered in making those decisions. This CD&A focuses on our Named Executive Officers (NEOs) for 2017 which included our CEO, CFO and our next three most highly-compensated executive officers:

•	William H. Rogers, Jr., Chairman and CEO,

•	Aleem Gillani, Chief Financial Officer,

•	Mark A. Chancy, Vice Chairman, Co-Chief Operating Officer and Consumer Segment Executive,

•	Hugh S. (“Beau”) Cummins, III, Co-Chief Operating Officer and Wholesale Segment Executive, and

•	Thomas E. Freeman, Corporate Executive Vice President and Efficiency & Strategic Partnerships Executive.[1]

2017 Business Highlights

We delivered strong performance in 2017, as we grew earnings per share and delivered higher capital return to our shareholders. These accomplishments reflect the consistency of our strategy since 2011 and the diversity of our business model, as each operating segment made strong contributions to the Company’s overall financial performance. Specifically:

•	SunTrust increased earnings per share, earning $4.47 on a GAAP basis, and $4.09 on an adjusted basis[2], in 2017 compared to $3.60 per share in 2016.

•	We ended the year with an efficiency ratio of 64.1% and an adjusted tangible efficiency ratio (FTE)[2] of 61.0%.

•	SunTrust increased its total payout ratio[3] from 73% to 89%.

[1]	As previously announced, Mr. Freeman retired from this position on February 13, 2018.

[2]	We provide a reconciliation from adjusted amounts to GAAP amounts in Appendix A on pages 57-59. GAAP EPS is the same as adjusted EPS except for 2012, 2013 and 2017.
[3]	Total Payout Ratio = (Common Stock Dividends and Share Repurchases) / Net Income Available to Common Shareholders.

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Executive Compensation

Executive Compensation Principles and 2017 Highlights

Compensation Principle 1. Pay Should Be Competitive With the Market. Our executive compensation programs target compensation at approximately the median of our competitive market. See “Market Competitiveness” below for more information on this practice. The elements of these 2017 programs, which include both fixed and variable compensation, are described below at “Components of Our Executive Compensation Program.”

Compensation Principle 2. A Substantial Portion of Pay Should Align With Performance. For 2017, 65% of target total direct compensation and 70% of our target long-term incentives for our NEOs were performance-based.

Our Annual Incentive Plan (AIP) is a performance-based plan that provides a potential payout based on achievement of performance goals for earnings per share (EPS), tangible efficiency ratio and pre-provision net revenue (PPNR). Long-term incentives include (i) performance-vested restricted stock units tied to both return on tangible common equity (ROTCE) relative to Company goals and peer companies with a potential adjustment based on total shareholder return (TSR) relative to peers, and (ii) time-vested restricted stock units.

Compensation Principle 3. A Substantial Portion of Pay Should Be at Risk to Align With Risk Taken By Our Shareholders. Our long-term incentive plans are aligned with the risk taken by our shareholders as award values vary with our stock price and corporate performance over time. The level of awards under the performance-based restricted stock unit plan is based on our (i) ROTCE on both an absolute basis and a relative basis compared to peer companies, and (ii) TSR relative to our peers. Our Share Ownership and Retention Policy requires our CEO to own stock with a value equal to at least six times his base salary, and our Co-Chief Operating Officers and Corporate Executive Vice Presidents to own stock with a value equal to at least three times their base salary. These executives are also required to retain 50% of net shares received under plan-based awards for a minimum of one year, ensuring longer-term alignment with shareholder risk. The one year retention requirement applies to vested restricted stock and vested restricted stock units, as well as shares obtained upon exercise of stock options. See “Share Ownership and Share Retention Requirements” below.

Compensation Principle 4. Compensation Must Comply With Regulatory Guidance. In 2010, the Federal Reserve published final guidelines on incentive compensation that apply to all U.S. financial institutions. In response to these guidelines, we made a number of enhancements to our executive and other incentive plans to reduce risk or to further risk-adjust the payouts, as well as strengthen our controls and governance processes, including the following:

•	implemented an anti-hedging and anti-pledging policy,

•	expanded our use of clawbacks,

•	expanded our use of performance metrics that incorporate risk measures,

•	intensified our risk review of incentive compensation features and limits in relation to the business risk environment, and

•	eliminated our use of stock options.

We discuss these enhancements in the section below at “Compensation Policies that Affect Risk Management” and in this CD&A at “Recoupment of Incentive Compensation (Clawbacks).”

2017 Compensation Governance Summary

We continuously review our compensation programs and practices to ensure a balance between the interests of shareholders, regulators and other interested parties, and also to ensure that we compensate executives and key management effectively and in a manner consistent with our stated compensation philosophy and objectives. Under the guidance of the Compensation Committee, we have taken the following actions in recent years to further strengthen governance of our compensation structure and practices:

•	Enhanced our existing policy governing our incentive compensation plans, including elevating that policy to one that is approved by the Compensation Committee.

•

Adopted a formal, stand-alone recoupment policy which covers all incentive plans and strengthened clawbacks to include detrimental conduct features. See “Recoupment of Incentive Compensation (Clawbacks).”

•	Implemented an anti-hedging and anti-pledging policy. See “Executive Compensation Decision-Making Processes—Anti-Hedging and Anti-Pledging Policies.”

•	Terminated grandfathered change-in-control agreements that included tax gross-up provisions.

•	Increased share ownership and retention requirements for executive officers and directors.

•	Included double-triggers on change in control payments.

•	Eliminated most perquisites.

•	Reviewed all of our incentive plans to ensure that the plans’ features and business controls met the Federal Reserve’s incentive compensation guidelines.

•	Refrained from providing employment agreements to NEOs and from guaranteeing NEOs employment for a specified term.

•

Institutionalized a periodic, comprehensive risk-review of all incentive plans. This review is described in greater detail at “Compensation Policies that Affect Risk Management” in the section which follows this CD&A.

•	Eliminated tax gross-ups.

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Executive Compensation

Components of Our Executive Compensation Program

The principal components of our NEO compensation program and a summary of 2017 actions with respect to each component are described in the following table:

Component	Description	Summary of 2017 Actions
Base Salary	Fixed cash component. Recognizes level of responsibility, experience and individual performance. Reviewed annually and adjusted if and when appropriate.	Increased salaries of Messrs. Chancy and Cummins based on expansion of roles and responsibilities, level of experience, and individual performance, and to better align with market practice.
Annual Incentive Plan (AIP)	Variable cash compensation component. The AIP is a performance-based award opportunity paid in cash. Rewards the achievement of annual performance goals.

Awards were based on achievement of earnings per share (EPS), tangible efficiency ratio and pre-provision net revenue (PPNR) goals. Increased target opportunity for Messrs. Chancy and Rogers based on level of responsibility, experience and individual performance, and to better align with market practice. Decreased target opportunity for Mr. Cummins as part of adjustment to his overall pay mix based on change in his position relative to market practice.

Long-Term Incentives (LTI)	Variable compensation component. Amount earned will vary based on stock price and corporate performance. LTI focuses attention on long-range objectives and future returns to shareholders.

The LTI grants consisted of performance-based restricted stock units (RSUs) and time-vested RSUs. Increased target opportunity for Messrs. Chancy and Cummins based on expansion of roles and responsibilities, level of experience, individual performance, and to better align with market practice.

– 70%Performance-based RSUs—payouts based on a return on tangible common equity (ROTCE) matrix, measuring both absolute ROTCE and ROTCE relative to peer companies, and a potential adjustment to the payout depending on our total shareholder return (TSR) relative to our peer group.

ROTCE maintains an overall profitability focus and a focus on building value. TSR aligns interests of executives with our shareholders by modifying awards based on an increase or decrease in our TSR relative to an industry peer group.

	– 30% Time-vested RSUs	For retention and to align executives’ interests with those of shareholders.
Retirement Plans	Intended to assist in attaining financial security during retirement.	Fixed compensation component. Plans were frozen after 2011.
401(k) Plan and Deferred Compensation	Fixed component of compensation. Qualified and nonqualified plans provide tax advantaged savings vehicles.	The Company matched employee 401(k) contributions up to 6%. The Company did not pay an additional discretionary contribution to employees in 2017.
Perquisites	Most perquisites were eliminated in 2008.	No change.

Pay for Performance

Our executive compensation programs are designed to align a substantial portion of pay to Company performance. The table and charts below outline the percent of value for each element of target total direct compensation.

Element	CEO	Other NEOs
Base Salary	13%	22%
Annual Incentive	27%	27%
LTI-Performance Vested RSUs	42%	36%
LTI-Time-Vested RSUs	18%	15%

Total Performance-Based	69%	63%

Total At-Risk	87%	78%

Performance-based compensation includes the AIP and performance-based RSUs. At-risk compensation consists of the AIP, performance-based RSUs and time-vested RSUs.

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Executive Compensation

Below we explain how our 2017 annual incentive awards and long-term incentive grants are tied to current year and future performance.

Annual Incentive Plan (AIP). Payments to NEOs under our AIP generally are based on the achievement of corporate performance objectives, as well as individual performance. NEO AIP award levels in 2017 were based on annual results for earnings per share (EPS, 50% weighting), tangible efficiency ratio (25% weighting) and pre-provision net revenue (PPNR, 25% weighting).

Long-Term Incentives (LTI). Our 2017 annual grants of LTI consisted of 70% performance-based RSUs and 30% time-based RSUs. The performance-based RSUs will be earned based on the achievement of an absolute earnings per share hurdle, then based upon a matrix which combines performance goals for our ROTCE relative to a peer group and absolute ROTCE, in both cases measured over the three years 2017-2019, with potential adjustment to the payout based on total shareholder return (TSR) relative to our peer group.

Grant Value	Grant Description	Performance Period	Performance Goals	Vesting[1]
70%	Performance-based RSUs	2017–2019	• Minimum EPS hurdle • SunTrust ROTCE • SunTrust TSR Rank Compared to Peer Group	Earned awards vest on February 14, 2020. The Company imposes a mandatory one-year deferral on awards earned in excess of 130% of the target level.
30%	Time-vested RSUs	N/A	N/A	Vest ratably over 3 years on each anniversary of the grant date.

[1]	NEOs are required to retain 50% of the net shares that vest for a minimum of one year as required by our Share Ownership and Share Retention Requirements.

Analysis of 2017 Compensation Compared to 2016 Compensation

In 2017, we maintained our policy to deliver total direct compensation at approximately the median of our peer group.

In February 2017, the Company announced that Messrs. Chancy and Cummins would be taking on expanded roles and responsibilities with Mr. Chancy becoming Vice Chairman and Consumer Segment Executive and Mr. Cummins becoming Corporate Executive Vice President and Wholesale Segment Executive. As a result, the Compensation Committee made various changes to their compensation as described below.

The Compensation Committee increased salaries in 2017 for Messrs. Chancy and Cummins relative to 2016 to better align with market practices, as well as to reflect the scope of their responsibilities, their experience, and their individual performance. Salaries for the other NEOs were not adjusted.

Actual 2017 non-equity incentive compensation delivered through our AIP reflects an increase over 2016 due largely to improved Company performance in 2017. Additionally, based on market practices relative to their roles and responsibilities, in 2017 the Compensation Committee increased the target award opportunities for Messrs. Chancy and Rogers, and decreased the target award opportunity for Mr. Cummins. The AIP payments for our NEOs were determined based on Company performance and the Compensation Committee’s assessment of their individual performance. We discuss AIP in greater detail below under “2. Annual Incentives.”

The grant date fair value of equity awards remained stable in 2017 compared to 2016. However, long-term equity award targets for Messrs. Chancy and Cummins were increased in 2017 based on their expanded responsibilities.

Finally, the change in net present value of future pension benefits for most NEOs increased in 2017 compared to 2016. This comparison is driven by the fact that in 2017 the present value of pension benefits increased due to decreases in discount rates. We discuss pension benefits in greater detail below in “4. Benefits” and “2017 Pension Benefits Table.”

Executive Compensation Program Overview

Our current executive compensation program has four parts:

1.	Salary.

2.	Annual Incentives.

3.	Long-Term Incentives, and

4.	Benefits.

The various components of 2017 NEO compensation are described below.

1. Salary

We pay salaries to attract and retain talented executives. We target the level of salary at approximately the median of our peer group to be competitive.

The Compensation Committee generally considers annual increases to base salary after considering an individual’s

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Executive Compensation

performance, changes in market compensation, experience level and/or changed responsibilities. In light of these factors, in 2017 the Compensation Committee increased Mr. Chancy’s salary 4% to $700,000, and the salary of Mr. Cummins 4% to $675,000. The base salaries of the other NEOs were not adjusted in 2017.

The size of the base salary indirectly affects the size of the potential payment under the Annual Incentive Plan and under the Executive Severance Plan, which are discussed below under “2. Annual Incentives” and “4. Benefits.”

2. Annual Incentives

The AIP is a short-term cash incentive program which rewards the achievement of annual performance goals, primarily annual financial goals. We designed the AIP to:

•	Support our strategic business objectives.

•	Promote the attainment of specific financial goals.

•	Reward achievement of specific performance objectives.

•	Reinforce a culture of risk awareness, risk management and risk mitigation.

•	Encourage teamwork.

All NEOs participate in the AIP. The amount paid to an executive under the AIP is a function of:

•	A target award amount expressed as a percentage of base salary.

•	The level of achievement of Company financial goals which were established by the Compensation Committee.

•	Payout amounts approved by the Compensation Committee which correspond to the Company’s actual level of performance as well as the executive’s influence on that performance.

We target our AIP opportunity to approximate the median of peer practice. In February of each year, the Compensation Committee determines the performance metrics which best support achievement of annual operating objectives and financial goals and establishes target performance goals based largely on management’s confidential business plan and corresponding budget for that year. The Compensation Committee considers multiple financial metrics with emphasis on revenue growth, expense management and profit improvement.

For the 2017 AIP, we used two of the same three corporate performance measures as in 2016: tangible efficiency ratio (25% weight) and pre-provision net revenue (PPNR, 25% weight). However, for 2017 AIP, we changed the third metric from net income available to common shareholders (NIACS) to earnings per share (EPS, 50% weight). Our tangible efficiency ratio is the ratio of our noninterest expense, excluding amortization expense, to our revenue. The Compensation

Committee chose the tangible efficiency ratio because it is an important measure used by investors to evaluate how well we are managing our organization. The lower the efficiency ratio, the better for our shareholders, as it means a greater percentage of each dollar of revenue is converted to profit. PPNR is the sum of net interest income and noninterest income, less noninterest expense. The Compensation Committee selected PPNR in order to drive growth in PPNR which will allow us to increase operating leverage by focusing on quality revenue. PPNR is also a measure used by our primary federal banking regulator in the capital planning process. The Compensation Committee changed the third component of the AIP measures from NIACS to EPS in 2017 because EPS is a more commonly referenced and discussed metric than NIACS, and it allows management to more effectively communicate, and teammates to better track, AIP performance throughout the year.

The Compensation Committee also sets minimum and maximum performance levels for each performance measure. Actual payouts under the AIP depend on the level at which we achieve each of the performance measures. The Compensation Committee approved the following performance targets for 2017:

	2017 Annual Incentive Plan Objectives
	Minimum	Target	Maximum
Earnings Per Share (50% weight)	$3.55	$3.85	$4.00
Tangible Efficiency Ratio* (25% weight)	62.5%	61.5%	61.0%

Pre-Provision Net Revenue* (25% weight)	$3.1 Billion	$3.325 Billion	$3.4 Billion

Payout % of Target	0%	100%	150%

*	We provide a reconciliation from adjusted financial measures to GAAP measures in our 2017 Annual Report on Form 10-K in Table 30, which begins on page 68.

These goals reflect a robust plan to grow the business and progress towards our medium-term tangible efficiency ratio target of below 60%.

For the NEOs, AIP payments generally are based on corporate, rather than individual, performance objectives because NEOs hold positions that have a substantial impact on the achievement of those measures. This approach also reflects an expectation that collective performance will result in improved business performance and favorably impact shareholder value. However, the Compensation Committee retains the discretion to adjust (up or down) actual awards to individual NEOs based upon individual performance.

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Executive Compensation

The Compensation Committee reviews actual performance relative to the pre-set goals which were established by reference to the Company’s confidential business plan and forecast. When evaluating whether those goals were achieved and determining final awards, the Compensation Committee has the discretion, pursuant to the terms of the AIP, to adjust GAAP earnings per share, tangible efficiency ratio and PPNR for extraordinary, unusual or non-recurring items, including charges or costs associated with restructurings of the Company, discontinued operations and the cumulative effects of accounting changes. The Compensation Committee does this when actual results are affected by factors outside of management’s control or which were materially different from the assumptions underlying the Company’s business plan. The Compensation Committee may make such adjustments to both increase and decrease the performance measures of the AIP.

In the fourth quarter of 2017, the Company’s financial performance was positively impacted by a gain from the sale of a subsidiary and the re-measurement of its net deferred tax liability resulting from the Tax Cuts and Jobs Act. A portion of these gains was offset by charges resulting from actions that the Company took to invest in its teammates and communities, as well as to restructure the Company’s securities portfolio and to implement initiatives around organizational efficiency, technology enhancements, and real estate that are designed to better position the Company for long-term success. The net benefit from these items was $188 million. Please see our Current Report on Form 8-K furnished to the SEC on January 19, 2018 and Appendix A to this Proxy Statement for more information on these items.

The Compensation Committee exercised discretion as provided in the AIP and elected to exclude this net benefit from the calculations of the three corporate performance measures used to determine annual short-term cash incentives under the AIP. The Compensation Committee believes that excluding these discrete items better measures the Company’s operating performance for 2017 relative to the AIP’s pre-set goals.

After the adjustments to our 2017 financial results described previously, the 2017 AIP for our NEOs was funded as follows:

	Weight	Adjusted Results*	Measure Funding Level	Blended Corporate Funding Level

Earnings Per Share	50.0%	$4.09	150.0%	139.8%
Tangible Efficiency Ratio	25.0%	61.0%	150.0%
Pre-Provision Net Revenue	25.0%	$3.339 Billion	109.0%

*	We provide a reconciliation from adjusted financial measures to GAAP measures in our 2017 Annual Report on Form 10-K in Table 30, which begins on page 68.

Based on market practices and expansions in their roles during 2017, the Compensation Committee reviewed the overall pay mix and made adjustments to the target awards as a percent of base salary for Mr. Chancy, whose target opportunity was increased to 135%, and for Mr. Cummins, whose target opportunity was decreased to 135%. For more information on adjustments to the overall pay mix for Messrs. Chancy and Cummins, see “Analysis of 2017 Compensation Compared to 2016 Compensation” above. Based on market practices, his performance, and increasing experience in the role, the Compensation Committee increased the target opportunity for Mr. Rogers from 185% to 200%. Also, for 2017 the Compensation Committee considered a number of factors in determining AIP awards for our NEOs, including activities during the year, financial performance, recommendations of our CEO and other factors. The Compensation Committee exercised its discretion to make adjustments to the actual AIP awards for our NEOs. The funded and actual 2017 AIP awards for our NEOs are set forth in the table below:

	Target as a % of Base Salary	Target Award	Funded Award	Actual Award
Mr. Rogers	200%	$2,000,000	$2,796,000	$3,000,000
Mr. Gillani	110%	$699,000	$976,503	$1,113,213
Mr. Chancy[1]	135%	$945,000	$1,285,398	$1,388,229
Mr. Cummins[1]	135%	$911,000	$1,319,769	$1,339,566
Mr. Freeman	110%	$660,000	$922,680	$899,613

[1]	The Compensation Committee adjusted the target AIP percentage on a prorated basis effective April 3, 2017 for Mr. Chancy and Mr. Cummins.

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Executive Compensation

3. Long-Term Incentives

A key objective of our long-term incentives is to reward management for effective long-term decision-making. These incentives focus attention on long-range objectives and future returns to shareholders. Long-term incentives also help achieve our objective of retaining top talent. The Compensation Committee ties the value of the long-term incentives for our

NEOs entirely to corporate performance or stock price rather than to individual performance because of the role these executives play in the Company’s success. Since 2008, the long-term incentives for NEOs have been paid entirely in equity with no cash component. We determine the amount of long-term incentives based primarily on a review of market practices.

In 2017, consistent with prior practice, we split the long term incentive into two types of awards. This allows us to measure and reward performance differently. Those awards were:

Award	2017	2018	2019	2020	2021
RSUs–ROTCE and TSR (70%)

3-Year Performance Period

Hurdle: Minimum EPS

A determination of SunTrust ROTCE compared to pre-set absolute ROTCE goals as well as ROTCE relative to peers, then potentially adjusted based on relative TSR

				If earned, vests after the determination of results on Feb. 14, 2020	Hold 50% of Net Shares for 1 Year minimum Additional one-year holding period to the extent any earned awards exceeds 130% of target
RSUs–Time Vested (30%)	Time vested Equity ownership aligns executives with shareholders	One-third vests Feb. 14, 2018	One-third vests Feb. 14, 2019	One-third vests Feb. 14, 2020	Hold 50% of Net Shares for 1 Year minimum

Changes from Prior Year. In 2017, we continued to use performance-based RSUs and time-vested RSUs. For our performance-based RSUs, we again used a minimum EPS hurdle and combined ROTCE in a matrix structure in order to balance both absolute and relative ROTCE performance, with a potential adjustment to the payout based on TSR relative to peers. In addition to meeting performance and service requirements, half of the net shares which vest under all awards are subject to a 1-year holding period under our Share Ownership and Share Retention Requirements. While the Compensation Committee may from time to time make special retention awards to our NEOs (as it did with two of our NEOs in 2016), no such special awards were made in 2017.

Performance-based RSUs—ROTCE and TSR. 70% of the annual long-term incentive was delivered via performance-based RSUs which require (1) the achievement of an earnings-per-share hurdle, (2) a determination of SunTrust absolute ROTCE, as well as ROTCE relative to a peer group, and (3) a determination of TSR performance relative to peers.

First, an EPS hurdle must be achieved to ensure that awards are consistent with banking safety and soundness. Second, provided that a cumulative $3.00 per share EPS target is achieved, a preliminary number of shares are earned based on a determination of SunTrust’s absolute ROTCE, as well as relative

ROTCE rank among peer banks measured over a 3-year performance period and based on a matrix, and then modified by TSR performance relative to the peer group, as follows:

	Payout Percentage
SunTrust’s ROTCE rank	SunTrust Absolute ROTCE
	A %	B %	C %	D %
Within top 3	120%	130%	140%	150%
Second 3	100%	120%	130%	140%
Third 3	50%	100%	120%	130%
Bottom 3	0%	50%	100%	120%

There are three steps when determining the payout. First, SunTrust’s relative ROTCE rank among the peer group is determined and the appropriate row is selected. Next, the column corresponding to SunTrust’s absolute ROTCE is determined. The column headings “A%”, “B%”, “C%” and “D%” correspond to specific, absolute ROTCE targets set by the Compensation Committee based on the Company’s confidential business plan for the three-year performance period. Because these targets are based on the Company’s non-public business plan, the Company will not publicly disclose the actual target levels until the completion of the performance period.

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Third, the payout determined under the ROTCE matrix is further adjusted, if applicable, based on relative TSR as indicated below:

SunTrust TSR Rank— Percentile	Payout Adjustment
Above 75th	+ 20%
Between 25th and 75th	No Adjustment
Below 25th	- 20%

Awards are capped—a combination of ROTCE and TSR performance may never exceed 150% of target.

These performance levels were established by the Compensation Committee with the involvement of management after review of the Company’s business plan and multi-year forecasts, current operating results, and peer performance.

Finally, we impose an additional one-year holding period to the extent any earned award exceeds 130% of target.

Dividends will not be paid on unvested awards but instead will be accrued and reinvested in equivalent shares of common stock and then paid only if the underlying award vests. These awards are subject to our expanded recoupment (clawback) policy. Refer to “Recoupment of Incentive Compensation (Clawbacks)” below.

Time-Vested RSUs. 30% of the annual LTI awards was delivered in time-vested RSUs which vest annually over three years (i.e., one-third each year). We use time-vested RSUs instead of stock options to reduce the leverage to operating results, thereby reducing potential compensation risk, while continuing to align executives’ interests with shareholders through equity ownership.

Executives are required to retain 50% of net shares under both awards for a minimum of one year, ensuring longer-term alignment with shareholder risk. Time-vested awards are also subject to our expanded recoupment (clawback) policy. Refer to “Recoupment of Incentive Compensation (Clawbacks)” below.

Performance-Based Awards Granted in Prior Years.

Performance targets and actual results for the completed performance period for awards made in February 2015, which vested in February 2018, are described below. The underlying units were earned based on actual performance over a three-year measurement period compared to pre-established performance criteria.

2015 Performance-based Restricted Stock Units—Total Shareholder Return (TSR) and Return on Tangible Common Equity (ROTCE). In 2015, 70% of the long-term incentive was delivered via performance-based RSUs which required (1) the achievement of an earnings-per-share hurdle, (2) a determination of TSR performance relative to a peer group, and (3) a determination of ROTCE performance relative to pre-set goals.

First, an EPS hurdle had to be achieved to ensure that awards were consistent with banking safety and soundness. Provided that a cumulative $3.00 per share EPS target was achieved, a preliminary number of shares were earned based on SunTrust’s TSR rank relative to the applicable peer group at the time of the grant measured over a 3-year performance period as follows:

Performance	3-Year Relative TSR Rank	Earned Award as a Percent of Target
Maximum	1	150%
	2	140%
	3	130%
	4	120%
	5	110%
Target	6 (median)	100%
	7	85%
	8	70%
Threshold	9	55%
	10	0%
	11	0%

Next, this preliminary number of earned shares was scaled based upon SunTrust’s ROTCE measured over a 3-year performance period as follows:

Average ROTCE	Incentive Adjustment Factor
10.0%+	100%
9.0% - 9.99%	80%
8.0% - 8.99%	60%
7.0% - 7.99%	40%
6.0% - 6.99%	20%
0.0% - 5.99%	0%

These performance levels could not increase compensation but could act to reduce compensation where average ROTCE failed to reach 10%.

Awards were further subject to the following conditions. First, if our TSR was negative at the end of the performance period, then the payout would be capped at 100% of target even if our TSR exceeded the peer median. Second, we would impose a mandatory one-year deferral to the extent any earned award exceeded 130% of target.

The Compensation Committee determined that the 3-year cumulative EPS of $11.65 exceeded the $3.00 hurdle, and that our 3-year TSR of 67.95% was fourth among peers, and that 120% of the grant was earned based on our TSR rank. Further, the Compensation Committee determined that our average ROTCE for the 3-year performance period was 12.02%, resulting in an adjustment factor of 100% (that is, no adjustment). Combining these results, the Committee determined that 120% of the award vested on February 10, 2018.

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4. Benefits

401(k) Plan and Deferred Compensation Plan. We offer a qualified 401(k) Plan and a nonqualified deferred compensation plan to provide tax-advantaged savings vehicles. We make matching contributions to the 401(k) Plan and the Deferred Compensation Plan to encourage employees to save money for their retirement. These plans, and our contributions to them, enhance the range of benefits we offer to executives and enhance our ability to attract and retain employees.

Under the 401(k) Plan for 2017, employees may defer from 1% to 50% of their eligible pay (subject to Internal Revenue Service limits). We match the first 6% of eligible pay. We may also provide an annual discretionary contribution to all employees equal to a certain percentage of eligible pay. Company contributions are deposited into investment funds based on participants’ directions.

We also maintain a nonqualified deferred compensation plan in order to further assist NEOs and certain other executives in saving for retirement. Under the Deferred Compensation Plan, participants may defer from 6% to 50% of base salary and from 6% to 90% of incentive compensation. The Deferred Compensation Plan also provides for a Company matching contribution equal to 6% of the participant’s eligible earnings in excess of the IRS qualified plan compensation limit. For NEOs who did not participate in the SunTrust SERP or the SunTrust Restoration Plan, the Company matching contribution of 6% is limited to the participant’s eligible earnings in excess of the IRS qualified plan compensation limit but not exceeding eligible earnings in excess of twice that limit. The Company contribution in respect of any participant (not including any discretionary contribution) may not be greater than the participant’s actual deferrals under the Deferred Compensation Plan. Because the Deferred Compensation Plan is unfunded, we account for all participants’ deferrals plus our matching contributions in phantom investment units which are converted to cash upon payment of benefits. Participants’ investment choices in the Deferred Compensation Plan are essentially the same investment options offered in the 401(k) Plan.

Perquisites and Other Benefits. We eliminated most perquisites and personal benefits on January 1, 2008 with the exception of limited personal use of corporate aircraft. Certain use of our corporate aircraft may constitute a personal benefit, and we disclose this benefit when the incremental cost of providing this benefit, together with the aggregate incremental cost of all other perquisites and personal benefits, is at least $10,000. In 2017, perquisites and other benefits for each NEO were less than $10,000.

Post-Termination Compensation—Retirement Plans. We previously provided teammates with certain pension benefits. However, at the end of 2011, the Compensation Committee froze the Company’s retirement plans, including (i) our qualified defined benefit pension plan, (ii) the SunTrust Banks, Inc.

Supplemental Executive Retirement Plan (“SERP”), (iii) the SunTrust Banks, Inc. ERISA Excess Plan (“Excess Plan”), and (iv) the SunTrust Banks, Inc. Restoration Plan (“Restoration Plan”). As a result, the benefits provided under these plans were fixed and do not reflect subsequent salary increases or service credit. Additionally, pay credits under the cash balance formula provided by these plans (where applicable) ceased as of December 31, 2011. However, we continue to recognize service for vesting and eligibility requirements for early retirement, and interest credits under the cash balance formula will continue to accrue until benefits are distributed. Actual benefits vary for each NEO based on years of service, years remaining until retirement and compensation history. In lieu of traditional pension benefits, we increased the Company matching contribution opportunity under our defined contribution plans.

Post-Termination Compensation—Executive Severance Plan. None of our NEOs has an employment agreement which requires us to pay their salary or severance for any period of time. Instead, the Company has an Executive Severance Plan which replaced all legacy change in control (CIC) agreements. The Executive Severance Plan enhances our ability to attract and retain talented executives by providing severance benefits. The Executive Severance Plan also allows us to better standardize benefits among executives and to terminate all grandfathered CIC agreements which included tax gross-up provisions. All remaining CIC Agreements were terminated effective in 2016.

Under the Executive Severance Plan, executives will receive benefits upon termination of employment in connection with a change in control, and lesser severance benefits in connection with certain other terminations, such as a reduction in force. Specifically, NEOs other than the CEO will receive an amount equal to 1.5 times their base salary, and the CEO will receive an amount equal to 2 times his base salary, in connection with their involuntary termination of employment in connection with a reduction in force, job elimination, divestiture or changes to the NEO’s existing position where it is no longer an “equivalent position.” Also, NEOs including the CEO will receive an amount equal to 2 times their base salary and target bonus and a pro-rated portion of the annual bonus earned in the year of termination upon a termination of employment in connection with a change in control where the NEO’s employment is terminated without cause or where the NEO resigns for good reason during the 2-year period following a change in control.

Executive Compensation Decision-Making Processes

Participants in Decision-Making

The Compensation Committee of the Board makes decisions regarding the compensation of our executives. Specifically, the Compensation Committee has strategic and administrative responsibility for a broad range of issues. These include ensuring that we compensate executives and key management

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effectively and in a manner consistent with our stated compensation philosophy and objectives and the requirements of the appropriate regulatory bodies. The Compensation Committee also oversees the administration of executive compensation plans, including the design of, performance measures and targets for, and award opportunities under, the executive incentive programs and certain employee benefits.

The Compensation Committee reviews executive officer compensation at least annually to ensure that senior management compensation is consistent with our compensation philosophy, Company and individual performance, changes in market practices and changes in an individual’s responsibilities. The Compensation Committee has continued to consider individual performance, long-term potential and other individual factors in making promotions and setting base salaries. Among the elements of individual performance considered by the Compensation Committee are leadership, talent management, risk management and individual contributions to our improvement in financial performance, including growing the business, efficiency and productivity.

At the Compensation Committee’s February meeting, the Compensation Committee conducts a more specific review which focuses on performance relative to annual and long-term incentive award targets for the most recently-completed fiscal year or performance period. This review considers corporate and individual performance, changes in an NEO’s responsibilities, data regarding peer practices and other factors.

The Compensation Committee reviews and approves the compensation of the CEO, the Co-Chief Operating Officers, and the Corporate Executive Vice Presidents, which constitute the CEO and his direct reports and include the other NEOs. The CEO and members of our Human Resources function assist in the reviews of such direct reports. The Compensation Committee’s compensation consultant supports such reviews by providing data regarding market practices and making specific recommendations for changes to plan designs and policies consistent with our philosophies and objectives. With regard to senior officers other than the CEO, the Co-Chief Operating Officers, and the Corporate Executive Vice Presidents, compensation is determined in part on market data, and the Compensation Committee annually reviews the general components of such compensation. The CEO may also make recommendations to the Compensation Committee to adjust the amount paid to his direct reports based on performance relative to individual goals.

Compensation Consultant

To assist in efforts to meet the objectives outlined above, the Compensation Committee engages an independent executive compensation consulting firm to advise it on a regular basis on our executive compensation and benefit programs. The

Compensation Committee engaged the consultant to provide general executive compensation consulting services and to respond to any Compensation Committee member’s questions and to management’s need for advice and counsel. In addition, the consultant performs special executive compensation projects and consulting services from time to time as directed by the Compensation Committee. The consultant reports to the Compensation Committee Chair. Pursuant to the Compensation Committee’s charter, the Compensation Committee has the power to hire and terminate such consultant and engage other advisors.

The engagement of a compensation consultant raises the potential for a conflict of interest. To minimize the potential for conflicts of interest, we limit the use of the Compensation Committee’s consultant to only teammate compensation and benefits matters. Also, we report to the Compensation Committee the amount of fees paid to the compensation consultant and the types of matters on which the consultant advised. In 2017, Frederic W. Cook & Co., Inc. (“FW Cook”) performed services solely for the Compensation Committee or other committees of the SunTrust Board of Directors. The Compensation Committee determined that the work of FW Cook in 2017 did not raise any actual conflict of interest. Additionally, the Compensation Committee determined that FW Cook was independent of management after considering several factors, including (1) whether they provided any other services to the Company; (2) the amount of fees received from the Company by them as a percentage of their total revenue; (3) their policies and procedures that are designed to prevent conflicts of interest; (4) any business or personal relationship of the compensation consultant with a member of the Compensation Committee; (5) the amount of SunTrust stock owned by FW Cook and its employees who advise the Compensation Committee; and (6) any business or personal relationships between the executive officers of the Company and them.

Market Competitiveness

To ensure that we continue to offer competitive total compensation to our NEOs, annually the Compensation Committee reviews the marketplace in which we compete directly for executive talent. The Compensation Committee looks at the market primarily based on a select group of peer companies and, when applicable, as a broader financial services industry. From this review, the Compensation Committee generally positions target total compensation—salary, short-term incentives, and long-term incentives—at the peer median, with deviations to reflect individual circumstances. Total compensation, as well as each component of total compensation, is benchmarked separately.

In February 2017, the Compensation Committee reviewed the composition of the peer group. Based on the results of the review as well as recommendations from management and investor feedback, the Compensation Committee made select

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changes to the peer group. Specifically, it added Bank of America, Citizens Financial Group and Huntington Bancshares, and removed Capital One and Comerica. These changes increase the size of the peer group and better align the peer group to reflect companies with a business mix more similar to our own as well as the financial institutions with which we regularly compete in the marketplace. Accordingly, the peer group for compensation decisions currently consists of:

• Bank of America Corporation • BB&T Corporation • Citizens Financial Group, Inc. • Fifth Third Bancorp • Huntington Bancshares, Inc. • KeyCorp	• M&T Bank Corporation • PNC Financial Services Group Incorporated • Regions Financial Corp • U.S. Bancorp • Wells Fargo & Company

The Compensation Committee reviews other peer data occasionally and monitors compensation actions occurring within our industry. This is important as we strive to attract, retain and motivate our executive talent. We review financial services industry compensation data from published third-party surveys of financial services companies of approximately the same asset size. The Compensation Committee uses this data, in addition to the peer group data, largely in its review of base salaries, but the Compensation Committee also uses it when making short-term and long-term incentive decisions. We do this because in some cases, the availability of relevant peer information is limited for specific executive positions. We also do this because we may compete for the same executive talent with all financial services companies. Additionally, we believe that the integrity of our executive compensation decisions improves with additional information.

Other Data

Members of our Human Resources function regularly provide the Compensation Committee with information regarding the value of prior equity grants made to the CEO, the Co-Chief Operating Officers, and the Corporate Executive Vice Presidents. This information includes accumulated gains, both realized and unrealized, under restricted stock, stock option and other equity grants. Additionally, we provide the Compensation Committee with information regarding potential payments to our NEOs under various termination events, including retirement, termination for cause and not for cause, and upon a change in control. We provide the Compensation Committee with both the dollar value of benefits that are enhanced as a result of the termination event and the total accumulated benefit. We provide similar information in the “2017 Potential Payments Upon Termination or Change in Control Table” below, except that in that table we report only the amount that is enhanced as a result of the termination event in order to not double-count compensation that we reported in previous years. By having this information, the Compensation Committee is informed of possible scenarios that involve compensation.

Investor Outreach and Say-on-Pay

We began a formal, annual shareholder outreach program in 2012. Since that time, members of our Investor Relations and Legal departments have spoken with most of our thirty-five largest shareholders. We provide more information about these discussions in this Proxy Statement at “Investor Outreach” above.

The Compensation Committee attempts to balance the interests of shareholders, regulators and other interested parties. In each of the last eight years, more than 90% of the votes cast were in favor of our executive compensation programs. We are proud of these results and believe our shareholders support our compensation policies and programs. Due to this consistent strong support, we did not make any material changes to our 2017 compensation policies as a result of the advisory vote on executive compensation.

Other Guidelines and Procedures Affecting Executive Compensation

Grants of Stock-Based Compensation. The Compensation Committee approves all grants of stock-based compensation to each executive officer. The Compensation Committee also approves the size of the pool of stock-based awards to be granted to other employees and delegates to the CEO the authority to make and approve specific grants to employees other than the Co-Chief Operating Officers and Corporate Executive Vice Presidents. The Compensation Committee reviews such grants and oversees the administration of the program.

Stock-Based Compensation—Procedures Regarding Timing and Pricing of Grants. Our policy is to make grants of equity-based compensation only at current market prices. Absent special circumstances, it is our policy to make most equity grants at the February meeting of our Board. However, we make a small percentage of grants at other times throughout the year, mostly on the date of regularly-scheduled meetings of the full Board in connection with specific circumstances, such as the hiring or promotion of a teammate, special retention circumstances, or merger and acquisition activity.

We try to make stock-based grants at times when they will not be influenced by scheduled releases of information. We do not otherwise time or plan the release of material, non-public information for the purpose of affecting the value of executive compensation. Instead, these grants primarily have grant dates corresponding to the date of the February Board meeting or the next pre-selected off-cycle grant date. We chose the February meeting of our Board because it is the first meeting of the Board after we have publicly announced financial results for the completed year. This date also allows time for performance reviews following the determination of corporate financial performance for the previous year. This allows us to make grants at a time when our financial results have already become

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public. We believe we minimize the influence of our disclosures of non-public information on these long-term incentives by selecting dates well in advance and which fall several days or weeks after we report our financial results, and by setting the vesting period at one year or longer. We follow the same procedures regarding the timing of grants to our executive officers as we do for all other participants.

Recoupment of Incentive Compensation (Clawbacks)

For several years, the Compensation Committee has made every incentive award agreement, both long and short-term, subject to stringent recoupment provisions. These provisions allow the Company to recoup or cause the forfeiture of compensation in the event of certain business unit or line of business losses, detrimental conduct or financial statement restatements, after taking into account the magnitude of the loss, the employee’s involvement in the loss, the employee’s performance and any other factors deemed appropriate.

SunTrust and the Board are committed to pursuing recoupment actions and other sanctions (including termination of employment) against current and former teammates believed to have acted unethically. We have a standing committee comprised of internal leaders who track significant events for possible recoupment and other appropriate sanctions. At least quarterly, the Compensation Committee reviews the status of matters tracked by this committee.

In July 2015, the SEC published proposed rules regarding the disclosure and administration of clawback policies. In November 2015, SunTrust early-adopted a formal, written recoupment policy that meets or exceeds the proposed SEC requirements. In addition, our policy memorializes SunTrust’s existing practice of including provisions authorizing the Company to clawback incentive compensation in essentially every incentive award agreement for essentially every employee. This includes both performance-vested and time-vested compensation. You can view the policy on our Investor Relations website, investors.suntrust.com, under the heading “Governance.”

Share Ownership and Share Retention Requirements

Although our directors and executive officers already have a significant equity stake in our Company (as reflected in the beneficial ownership information contained in this Proxy Statement), we have adopted share ownership and retention requirements for directors and for senior management to formalize these important principles of share ownership and share retention. Our Share Ownership and Retention Policy was revised to increase the CEO ownership requirement from five times to six times base salary. A summary of the requirements is provided below.

Position	Stock Ownership Requirement	Share Retention Requirement
CEO	6X Base Salary	50% retention requirement for one year and until ownership requirement is met
Co-Chief Operating Officers and Corporate Executive Vice Presidents	3X Base Salary	50% retention requirement for one year and until ownership requirement is met

Executives are also required to retain 50% of net shares (as defined below) for a minimum of one year, and thereafter such shares may be sold only to the extent they exceed the ownership requirement. This ensures longer-term alignment with shareholder risk. Net shares means shares acquired from Company-sponsored incentive plans after payment of transaction costs, including exercise prices and income taxes, whether or not shares are actually sold to pay these exercise costs.

We allow these officers five years to meet the ownership requirement from the date they became an executive officer. We count unvested time-based restricted stock and our common stock or its equivalent held in the 401(k) Plan and phantom shares held in nonqualified plans. We do not count unvested performance shares, or vested or unvested stock options. The CEO, our Co-Chief Operating Officers and each Corporate Executive Vice President met the requirements of this policy in 2017 as it applied to him or her.

We require non-employee members of our Board to own at least 15,000 shares of our common stock, which is approximately 8.5 times their annual equity retainer. We count unvested time-based restricted stock and restricted stock units and deferred or phantom stock towards this requirement. We allow members of the Board five years in which to meet this requirement. Presently, all Board members are in compliance with this requirement as it applies to them.

Anti-Hedging and Anti-Pledging Policies

We prohibit our executive officers and directors from hedging the risk of ownership of SunTrust stock. We also prohibit directors and executive officers from pledging shares of SunTrust stock. None of our executive officers or directors have hedged or pledged any of their shares.

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Tax Considerations

We consider the tax treatment of various forms of compensation and the potential for excise taxes to be imposed on our NEOs which might have the effect of hindering the purpose of such compensation. While we do not design our compensation programs solely for tax purposes, we design our plans to be tax efficient for us where possible and where the design does not add undue complexity to the plans or their administration. This requires us to consider several provisions of the Internal Revenue Code. While we endeavor to use tax-efficient compensation structures when feasible, the Compensation Committee has the discretion to deliver non-deductible forms of compensation.

Compensation Policies that Affect Risk Management

We maintain incentive compensation plans for a large number of employees in addition to our executive officers. In this section, we describe some of our policies regarding our use and management of our incentive compensation plans, and how we manage risks arising from our use of incentive compensation. We do not believe that the risks which may arise from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

We Use Incentives Differently Based on Job Type. We have two primary annual incentive plans. Our NEOs, executive officers, most managers and certain key teammates participate in the AIP. These are teammates with broader, company-wide and/or strategic responsibilities. This includes headquarters executives as well as leaders in various functions, such as Finance, Enterprise Risk and Human Resources. The AIP provides an annual payout if performance exceeds pre-established corporate goals and/or if pre-established divisional and individual goals are achieved. For our executive officers, funding of these awards is based entirely or primarily on corporate performance. Awards for other employees generally are funded based 25% on corporate performance, 25% on line of business or functional area (e.g., Finance Department) performance and 50% on an individual funding component that is triggered by meeting a minimum threshold of net income available to common shareholders. In 2017, we used earnings per share (EPS), tangible efficiency ratio and pre-provision net revenue (PPNR) as the metrics for corporate performance.

Other executives and groups of teammates participate in annual incentive plans designed to support the business objectives of the line of business in which they reside. We refer to these as Functional Incentive Plans (FIPs). The primary purpose of FIPs is to drive teammate behavior in a direction consistent with the business objectives of the unit, line of business, and the Company. These incentive plans are generally used to encourage production consistent with effective sales and business practices and are a focal point for setting and measuring individual performance.

We Create Different Incentive Plans for Different Jobs. We use FIPs to link teammate compensation to the successful achievement of goals. We structure FIPs to drive behaviors that directly affect revenue or productivity and use FIPs as the method for determining payouts to individuals based on identified performance measures. In 2017, we used 40 separate FIPs. While our FIPs have many common features and plan terms, generally they are either a commission plan, incentive plan or a bonus plan. Commission plans pay based on production less a monthly draw. Incentive plans pay based on formulas tied to sales and revenue growth above a threshold. Bonus plans provide annual discretionary awards from a pool of dollars funded through business unit profit and/or revenue performance.

How We Manage Risks Arising From Incentive Compensation. We manage risks that may arise from our incentive compensation in several ways:

Balanced Risk-Taking Incentives. We balance incentive compensation arrangements with our financial results. We review our incentive plans regularly to ensure that they do not provide incentives to take excessive or unnecessary risks.

Controls and Risk Management. We use risk-management processes and internal controls to reinforce and support the development and maintenance of our incentive compensation arrangements.

Strong Corporate Governance. We reinforce our compensation practices with strong corporate governance. We describe the active role of the Compensation Committee of our Board in the “Board Committees and Attendance” section above and in this “Compensation Discussion and Analysis” section of this Proxy Statement. Compensation Committee governance includes a report by the Chief Risk Officer on the management of risk in our incentive plans. Additionally, senior leaders (Chief Executive Officer, Chief Financial Officer, Chief Risk Officer, Chief Human Resources Officer and Director of Total Rewards) regularly review the effectiveness of our incentive plans.

Use of Performance Measures that Include or Adjust for Risk. We assess the effect of risk on our incentives in several ways. Under the AIP, we use performance metrics which are closely correlated to shareholder return. These implicitly include an important risk focus. Under our FIPs, we use a variety of measures that either directly or indirectly include risk measures, including the use of discretion.

Management of Risk Realization. We also utilize a variety of techniques to address risks that we may realize.

Clawbacks and Forfeitures. We have expanded our clawback and forfeiture provisions for incentive compensation plans. We discuss these in greater detail in “Recoupment of Incentive Compensation (Clawbacks)” above.

Deferred Compensation. We standardized long-term mandatory deferred cash compensation arrangements, which

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are subject to new forfeiture provisions, for certain employee populations. We continue to monitor the use of deferred compensation from a competitive market perspective.

Qualified Production. Our incentive plans include language that reinforces our compliance and control policies. Examples include the exclusion of certain types of transactions or sales from commission calculations due to exceptions, the reduction in qualified production for certain types of higher risk products, and the potential to forfeit awards as a result of realized losses.

Other Changes. We began conducting comprehensive annual reviews of all of our incentive compensation plans, with an emphasis on risk-adjusted pay for performance, following the finalization by the Federal Reserve in 2010 of its “Guidance on Sound Incentive Compensation Policies.” These reviews generally confirmed the soundness of the design of our incentive plans but did identify some areas for improvement. As a result, during the last few years, we made several changes to our incentive compensation plans, the most significant of which were:

Reduced Sensitivity to Short-Term Performance. We “de-leveraged” total compensation in select positions by increasing base pay and reducing short-term incentives.

Senior Management Differentiation. We created a focus to distinguish senior leaders’ responsibility for profitability and influence on risk-taking, rather than on new production.

Expanded Use of Plan Limits. We expanded our use of plan features to limit compensation that otherwise might have been paid in inappropriate situations. These include the increased use of clawback and forfeiture provisions for incentive compensation plans, mandatory long-term deferrals and limiting payouts to qualified production.

Additionally, we added process enhancements which included:

Monitoring and Validation. For certain FIPs, we compare the incentives paid in recent years relative to specific financial performance metrics.

Integration of Risk and Finance Functions. Risk and Finance representatives partner with FIP developers in the ongoing planning, design and implementation of FIPs to incorporate risk measures.

Business and Sales Practices. We have established Enterprise and Segment business and sales practices committees that review the design of our incentive plans and provide governance activities that mitigate the risk of client harm and excessive risk taking.

Compensation Committee Report

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors.

Kyle Prechtl Legg, Chair	Paul R. Garcia	M. Douglas Ivester

Donna S. Morea	David M. Ratcliffe	Frank P. Scruggs, Jr.

February 12, 2018

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2017 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary		Bonus	Stock[1,2] Awards	Option[1] Awards	Non- Equity Incentive Plan Comp.	Changes in Pension Value and Nonqualified Deferred Compensation Earnings	All[3] Other Comp.	Total
William H. Rogers, Jr.	2017	$1,000,000		—	$4,621,673	—	$3,000,000	$822,174	$148,215	$9,592,062
Chairman and	2016	$1,000,000		—	$4,392,043	—	$2,086,245	$474,942	$220,177	$8,173,407
Chief Executive Officer	2015	$925,000		—	$4,830,430	—	$2,053,500	—	$100,477	$7,909,407
Aleem Gillani	2017	$635,000		—	$1,176,508	—	$1,113,213	$11,266	$91,771	$3,027,758
Corporate Executive V.P.	2016	$611,667		—	$1,173,922	—	$817,513	$9,995	$102,634	$2,715,731
and Chief Financial Officer	2015	$600,000		—	$1,229,623	—	$793,800	—	$97,241	$2,720,664
Mark A. Chancy	2017	$693,750	[6]	—	$1,661,880		$1,388,229	$203,076	$106,826	$4,053,761
Vice Chairman, Co-Chief Operating Officer and	2016	$658,333		—	$4,579,288	—	$976,119	$108,268	$112,903	$6,434,911
Consumer Segment Executive	2015	$625,000		—	$1,736,966	—	$862,500	—	$71,666	$3,296,132
Thomas E. Freeman	2017	$600,000		—	$1,176,508	—	$899,613	$16,445	$82,796	$2,775,362
Corporate Executive V.P. and	2016	$600,000		—	$2,617,990	—	$702,933	$15,660	$70,206	$4,006,789
Efficiency & Strategic Partnerships Executive[4]	2015	$600,000		—	$1,229,623	—	$718,200	—	$67,106	$2,614,929
Hugh S. Cummins, III[5]	2017	$668,750	[6]	—	$1,200,227	—	$1,339,566	$15,826	$20,820	$3,245,189
Co-Chief Operating Officer
and Wholesale Segment Executive

[1]

We report all equity awards at the full grant date fair value of each award calculated in accordance with FASB ASC Topic 718. Please refer to Note 15 to our financial statements in our annual reports for the years ended December 31, 2017, 2016, and 2015, respectively, for a discussion of the assumptions related to the calculation of such values.

[2]

For awards that are subject to performance conditions, we report the value at grant date based upon the probable outcome of such conditions consistent with our estimate of aggregate compensation cost to be recognized over the service period determined under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The maximum number of 2017 performance-based RSU (ROTCE/TSR) awards that may be earned multiplied by the per unit accounting value for the grant of $61.79, are as follows: Mr. Rogers—$4,905,199; Mr. Gillani—$1,248,652; Mr. Chancy—$1,763,796; Mr. Freeman—$1,248,652; and Mr. Cummins—$1,273,863.

[3]

Total perquisites and other personal benefits for each NEO were less than $10,000 in 2017. The amount shown as “All Other Compensation” for 2017 includes the following: (a) 401(k) Company Match (includes our matching contributions to both the 401(k) Plan and the Deferred Compensation Plan) for Mr. Rogers—$141,375; Mr. Gillani—$87,151; Mr. Chancy—$100,192; Mr. Freeman—$78,176; and Mr. Cummins—$16,200; and (b) supplemental disability insurance premiums for Mr. Rogers—$6,840; Mr. Gillani—$4,620; Mr. Chancy—$6,634; Mr. Freeman—$4,620; and Mr. Cummins—$4,620.

[4]	As previously announced, Mr. Freeman retired from this position on February 13, 2018.

[5]	This is the first year that Mr. Cummins is a NEO.

[6]	For certain NEOs, reflects base salary adjustments which took effect April 3, 2017.

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2017 GRANTS OF PLAN-BASED AWARDS

In this table, we provide information concerning each grant of an award made to an NEO in the most recently completed year. This includes awards under the Annual Incentive Plan and performance-vested and time-vested restricted stock unit awards granted under the SunTrust Banks, Inc. 2009 Stock Plan, all of which are discussed in greater detail in this Proxy Statement at “Compensation Discussion and Analysis.” Half of the vested net shares awarded under the RSUs are subject to an additional one-year holding period under the Share Ownership and Share Retention Requirements, which ensures longer-term alignment with shareholder risk. These awards are also subject to our recoupment (clawback) policy. Refer to “Recoupment of Incentive Compensation (Clawbacks)” above.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other stock awards: Number of shares of stock or units(#)	Grant Date Fair Value of Stock Award
Name		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Rogers	AIP[1]	1/1/2017	—	2,000,000	3,500,000
	RSU[2]	2/14/2017				26,462	52,923	79,385		$3,270,112
	RSU[3]	2/14/2017							22,681	$1,351,561
Gillani	AIP[1]	1/1/2017	—	698,500	1,464,755
	RSU[2]	2/14/2017				6,736	13,472	20,208		$832,435
	RSU[3]	2/14/2017							5,774	$344,073
Chancy	AIP[1]	1/1/2017	—	919,455	1,928,097
	RSU[2]	2/14/2017				9,515	19,030	28,545		$1,175,864
	RSU[3]	2/14/2017							8,156	$486,016
Freeman	AIP[1]	1/1/2017	—	660,000	1,384,020
	RSU[2]	2/14/2017				6,736	13,472	20,208		$832,435
	RSU[3]	2/14/2017							5,774	$344,073
Cummins	AIP[1]	1/1/2017	—	944,041	1,979,654
	RSU[2]	2/14/2017				6,872	13,744	20,616		$849,242
	RSU[3]	2/14/2017							5,890	$350,985

[1]

Annual Incentive Plan. Represents award opportunity under the Annual Incentive Plan (AIP). Subject to minimum performance. Maximum awards are limited to the lesser of 150% of the funded target amount or $3,500,000 pursuant to the terms of the Company’s Umbrella Plan. Refer to the “Compensation Discussion and Analysis” for additional information. Amounts actually earned for 2017 are reported in the Summary Compensation Table in the column, “Non-Equity Incentive Plan Compensation.”

[2]

Performance-Vested RSUs-ROTCE and TSR. Performance-vested restricted stock units granted under the SunTrust Banks, Inc. 2009 Stock Plan. The grant cliff-vests after three years (performance period is 2017-2019; i.e., award does not vest at all until after three years) provided (1) an earnings-per-share hurdle is achieved, and then to the extent of (2) ROTCE both on an absolute basis and relative to our peer group, and (3) further modified by TSR performance relative to our peer group. Awards will be denominated in and settled in shares of SunTrust common stock. Dividends will not be paid on unvested awards but instead will be accrued and reinvested in equivalent shares of SunTrust common stock and paid if and when the underlying award vests.

[3]

Time-Vested RSUs. Time-vested restricted stock units granted under the SunTrust Banks, Inc. 2009 Stock Plan. Awards vest pro rata annually over three years (i.e., one-third each year). Awards will be denominated in and settled in shares of SunTrust common stock. Dividends will not be paid on unvested awards but instead will be accrued and reinvested in equivalent shares of SunTrust common stock and paid if and when the underlying award vests.

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Executive Compensation

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2017

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Vesting Date	Number of Shares of Stock That Have Not Vested	Market[1] Value of Shares of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares of Stock That Have Not Vested	Equity[1] Incentive Plan Awards: Market Value of Unearned Shares of Stock That Have Not Vested
William H. Rogers, Jr.	88,800		$64.58	2/12/2018
	116,600		$9.06	2/10/2019
	84,439		$29.20	4/1/2021
	136,200		$21.67	2/14/2022
	110,121		$27.41	2/26/2023
					2/9/2018	13,586	$877,520
					2/10/2018	97,769	$6,314,900
					2/14/2018	7,560	$488,300
					2/9/2019	13,586	$877,520	95,104	$6,142,767
					2/14/2019	7,560	$488,300
					2/14/2020	7,561	$488,365	52,923	$3,418,297
Aleem Gillani					2/9/2018	3,631	$234,526
					2/10/2018	24,888	$1,607,516
					2/14/2018	1,925	$124,336
					2/9/2019	3,631	$234,526	25,420	$1,641,878
					2/14/2019	1,925	$124,336
					2/14/2020	1,925	$124,336	13,472	$870,156
Mark A. Chancy	115,000		$64.58	2/12/2018
	35,000		$9.06	2/10/2019
	27,716		$29.20	4/1/2021
	55,400		$21.67	2/14/2022
	44,846		$27.41	2/26/2023
					2/9/2018	4,885	$315,522
					2/10/2018	35,157	$2,270,791
					2/14/2018	2,719	$175,620
					2/9/2019	50,120	$3,237,251	34,198	$2,208,849
					2/14/2019	2,719	$175,620
					2/9/2020	45,235	$2,921,729
					2/14/2020	2,718	$175,556	19,030	$1,229,148
Thomas E. Freeman	81,400		$64.58	2/12/2018
					2/9/2018	26,076	$1,684,249
					2/10/2018	24,888	$1,607,516
					2/14/2018	1,925	$124,336
					2/9/2019	26,075	$1,684,184	24,209	$1,563,659
					2/14/2019	1,925	$124,336
					2/14/2020	1,924	$124,271	13,472	$870,156
Hugh S. Cummins, III	45,600		$21.67	2/14/2022
	43,185		$27.41	2/26/2023
					2/9/2018	3,528	$227,874
					2/10/2018	25,391	$1,640,005
					2/14/2018	1,964	$126,855
					2/9/2019	48,763	$3,149,602	24,698	$1,595,244
					2/14/2019	1,963	$126,790
					2/9/2020	45,235	$2,921,729
					2/14/2020	1,963	$126,790	13,744	$887,725

[1]	Market value of unearned shares that have not vested is based on the closing market price of SunTrust common stock on December 31, 2017 ($64.59 per share).

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Executive Compensation

2017 PENSION BENEFITS TABLE

SunTrust previously provided its teammates with certain pension benefits. These benefits were frozen at the end of 2011. As a result, beginning on January 1, 2012, pension benefits do not increase to reflect salary increases or service after December 31, 2011. Service will continue to be recognized only for the purposes of vesting and eligibility requirements for early retirement, and unvested participants may continue to accumulate service towards vesting in their frozen benefits. The net present value of the frozen benefit changes from year to year as a result of increased age and changed mortality assumptions, changed interest rates and, with respect to cash balance plans, interest credits.

Personal Pension Accounts. We amended pension benefits to provide for a cash-balance formula effective January 1, 2008 (the “Personal Pension Account”). Participants with at least 20 years of service elected either (i) to continue to accrue benefits under a traditional pension formula at a lower accrual rate, or (ii) to participate in a new cash balance personal pension account (PPA). The only NEO who met these criteria was Mr. Rogers. Participants with less than 20 years of service will receive their frozen accrued benefit under the traditional pension formula as of December 31, 2007 plus their account balance under the PPA. New participants after 2007 participated only in the PPA. On January 1, 2012, compensation credits under the PPAs ceased, although balances under the PPAs continue to accrue interest until benefits are distributed, and service will continue to be recognized for vesting and eligibility requirements for early retirement.

Policies on Age and Service Credit. Because our plans are frozen, age and service have less relevance. In the past, as a general rule, we did not grant extra years of service under our qualified or nonqualified plans, and we did not grant any NEO extra years of service under our qualified or nonqualified plans.

However, our Supplemental Executive Retirement Plan (“SERP”), which normally has cliff vesting after attainment of age 60 with 10 years of service, provides automatic vesting (regardless of age or service) following a change of control and upon a participant’s termination of employment for good reason or our termination of the executive’s employment without cause following our change in control (double trigger).

Benefits Available Upon Early Retirement. Most of our pension plans provide for a reduced benefit upon early retirement (retirement prior to “normal retirement age”). Normal retirement age under the SunTrust Retirement Plan and the SunTrust ERISA Excess Plan is age 65 with at least five years of service. Normal retirement age under the SunTrust SERP is age 65 with at least ten years of service. These early retirement reductions apply to accrued benefits that were frozen as of December 31, 2007 in connection with the retirement plan changes and to those who were eligible to continue accruing benefits under a traditional pension formula. Benefits under the SunTrust Retirement Plan, the SunTrust ERISA Excess Plan and the SunTrust SERP are reduced 5% per year for each year that an individual retires prior to age 65 (unless hired by SunTrust prior to July 1, 1990, in which case the reduction applies only for retirement prior to age 60).

Form of Benefits. The normal form of benefit under the SunTrust Retirement Plan is a life annuity for an unmarried participant and a 50% joint and survivor annuity for a married participant, and a lump sum under the nonqualified plans (the SunTrust Banks, Inc. Restoration Plan, the SunTrust ERISA Excess Plan and the SunTrust SERP). Payment of benefits accrued and vested after 2004 from the nonqualified retirement plans may be delayed for up to six months after a participant’s separation from service because of restrictions under Section 409A of the Internal Revenue Code.

SunTrust Banks, Inc. - 2018 Proxy Statement	35

Executive Compensation

Name	Plan Name	Status	Number of Years Credited Service	Present Value[1] of Accumulated Benefit	Payments During Last Fiscal Year
William H. Rogers, Jr.	SunTrust Retirement Plan[2]	vested	31.5	$1,336,215	—
	SunTrust ERISA Excess Plan[3]	vested	31.5	$1,191,563	—
	SunTrust SERP[4]	vested	31.5	$6,318,366	—
Aleem Gillani	SunTrust Retirement Plan[2]	vested	4.7	$73,383	—
	SunTrust ERISA Excess Plan[3]	vested	4.7	$57,987	—
	SunTrust Restoration Plan[5]	not vested	4.7	$10,897	—
Mark A. Chancy	SunTrust Retirement Plan[2]	vested	10.5	$196,331	—
	SunTrust ERISA Excess Plan[3]	vested	10.5	$150,117	—
	SunTrust SERP[4]	not vested	10.5	$1,196,632	—
Thomas E. Freeman	SunTrust Retirement Plan[2]	vested	6.0	$125,411	—
	SunTrust ERISA Excess Plan[3]	vested	6.0	$108,358	—
	SunTrust SERP[4]	vested	6.0	$577,478	—
Hugh S. Cummins, III	SunTrust Retirement Plan[2]	vested	6.7	$112,181	—
	SunTrust ERISA Excess Plan[3]	vested	6.7	$41,831	—

[1]

Present values are based on assumptions used in the financial disclosures for the year ended December 31, 2017, except that no pre-retirement death, termination, or disability is assumed. These results are based on the lump sum value of each benefit payable at the earliest unreduced retirement age for the Plan. Lump sum payments are based on the assumptions used for year-end 2017 financial disclosures, including a discount rate of 3.54% for the Tier 2 SERP, ERISA Excess Plan and SunTrust Restoration Plan, and 3.63% for the Retirement Plan, and the RP-2014 HA/EE (adjusted to 2006, projected using MP-2017, unisex) mortality table.

Where applicable, Personal Pension Account (PPA) balances are included. PPA balances are accumulated with interest credits to the earliest unreduced retirement age and then discounted to December 31, 2017 based on the interest crediting rate (3.00% as of December 31, 2017) and discount rate assumptions used for financial reporting purposes as of December 31, 2017 mentioned above.

Generally, benefits are assumed to commence at the Plan’s earliest unreduced retirement age, or the current age if later. For the ERISA Excess Plan, Restoration Plan, Tier 2 SERP, and SunTrust Retirement Plan, the earliest unreduced retirement age is either 65 (Messrs. Chancy, Cummins, Freeman, and Gillani) or 60 (Mr. Rogers). The present value at the expected retirement age is discounted back to December 31, 2017 with interest only, using the discount rates mentioned above.

[2]

The SunTrust Retirement Plan is a defined benefit pension plan. It is a tax-qualified, broad-based plan generally available to almost all of our common law employees as of the date the plan was frozen. Benefits vest after three years of service.

[3]

The purpose of the SunTrust ERISA Excess Plan is to provide benefits that would have been provided under the SunTrust Retirement Plan if the Internal Revenue Code did not place annual limits on compensation and benefits. Participation in this plan was limited to executives at certain grade levels who were designated as eligible by the Compensation Committee. The ERISA Excess Plan generally operates in the same manner as the SunTrust Retirement Plan and uses the same benefit formulas based on actual service and base salary (but limited under the ERISA Excess Plan to two times the annual compensation limit under the Internal Revenue Code, which was two times $245,000, resulting in a base salary limit of $490,000 for 2011, the last year of benefit accruals under the plan). Benefits vest after three years of service.

[4]

The SunTrust Supplemental Executive Retirement Plan (SERP) was designed to provide a targeted level of post-retirement income to a highly select group of key executives who have a significant impact on our long-term growth and profitability. The SERP benefit supplements the retirement benefits provided under the SunTrust Retirement Plan and the ERISA Excess Plan. The SERP delivers more competitive levels of total retirement income to our executives and aids in the retention of critical executive talent. Benefits vest at age 60 plus 10 years of service. As with the Retirement Plan and the ERISA Excess Plan, benefits under the SERP were frozen as of January 1, 2012.

[5]

On December 31, 2010, the Company adopted the SunTrust Restoration Plan effective January 1, 2011. The SunTrust Restoration Plan is a nonqualified defined benefit cash balance plan designed to restore benefits to certain employees that are limited under provisions of the Internal Revenue Code which are not otherwise provided for under the ERISA Excess Plan. Participation in this plan was limited to executives at certain grade levels who were designated as eligible by the Compensation Committee. The benefit formula under the SunTrust Restoration Plan is the same as the PPA under the Retirement Plan. Benefits vest at age 60 plus 10 years of service. As with the Retirement Plan and the ERISA Excess Plan, benefits under the Restoration Plan were frozen as of January 1, 2012.

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Executive Compensation

2017 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
William H. Rogers, Jr.	$125,175	$125,175	$531,118	—	$3,015,569
Aleem Gillani	$160,727	$70,951	$487,164	168,934	$2,774,943
Mark A. Chancy	$100,192	$83,992	$211,278	—	$1,943,987
Thomas E. Freeman	$78,176	$61,976	$141,035	—	$1,462,880
Hugh S. Cummins, III	$—	$—	$139,392	—	$975,587

The table above provides information with respect to the SunTrust Deferred Compensation Plan. The Deferred Compensation Plan allows participants to defer up to 50% of their eligible salary and up to 90% of certain bonuses, including the AIP (but excluding most long-term incentives). A hypothetical account is established for each participant who elects to defer, and the participant selects investment fund options which generally are the same funds available to 401(k) Plan participants. Earnings and losses on each account are determined based on the performance of the investment funds selected by the participant. The normal form of payment is a lump sum, payable in the first quarter of the year following a participant’s termination of employment. Installment distributions may be elected provided that the participant complies with the election and timing rules of Section 409A of the Internal Revenue Code. Hardship withdrawals are allowed for an extreme financial hardship, subject to the approval of the plan administrator.

Participant deferrals to the Deferred Compensation Plan are matched at the same rate as provided in the 401(k) Plan. The matching contributions are made on eligible salary and bonus that exceed the federal limit of $270,000 in 2017. Participants will vest in the match after two years of service. Participants will also be eligible to receive a discretionary contribution following the end of each plan year. We did not make such a discretionary contribution in 2017.

The Deferred Compensation Plan also has frozen account balances attributable to similar plans previously maintained by SunTrust and its predecessors. Amounts in frozen accounts and in matching accounts that are invested in phantom shares of our common stock may be moved to other funds. Benefits may be distributed to active teammates only in the event of a hardship. Benefits are otherwise distributable in the first quarter of the calendar year following retirement, death or other termination of employment.

The column “Executive Contributions in Last FY” reflects the aggregate amount of pay deferred to such plans by each NEO during 2017.

The column “Registrant Contributions in Last FY” reflects the Company’s contributions on behalf of each NEO during 2017. This amount generally is limited to our contributions related to participant salary and AIP deferrals to the Deferred Compensation Plan, plus any discretionary contribution. We also make matching contributions to the 401(k) Plan, but we do not include our contributions to it in this table because that plan is tax qualified. We include our matches for all plans in the “All Other Compensation” column of the Summary Compensation Table. Note that our contributions occasionally exceed the contributions of a particular executive in any given year due to the timing of matching and discretionary contributions.

The column “Aggregate Balance at Last FYE” reflects the total balance of all of the executive’s nonqualified account balances as of December 31, 2017. This number includes the following amounts that each NEO has deferred which we also report in the Summary Compensation Table for 2017 or a prior year: Mr. Rogers—$781,064; Mr. Gillani—$812,982; Mr. Chancy—$759,456; Mr. Freeman—$590,911; and Mr. Cummins—$0.

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Executive Compensation

2017 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table summarizes the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to an NEO at, following or in connection with any termination of employment, including by resignation, retirement, death, disability, constructive termination, termination following a change in control or a change in an NEO’s responsibilities. Such amounts are estimates to be paid under hypothetical circumstances and under the terms of the plans as they now exist. As required by the SEC, we have assumed that employment terminated on December 31, 2017 and that the price per share of our common stock is the closing market price as of that date, which was $64.59. Actual payments in such circumstances may differ for a variety of reasons. The amounts reported below do not include amounts to be provided to an NEO under any arrangement which does not discriminate in scope, terms or operation in favor of our executive officers and which is available generally to all salaried employees. Also, the table below does not include amounts reported in the pension benefits table, the deferred compensation table or the outstanding equity awards at year-end table, except to the extent that the amount payable to the NEO would be enhanced by the termination event.

Salary. None of our NEOs has an employment agreement which guarantees them employment for any period of time. Therefore, we would only make post-termination payments of salary or severance to an NEO under our Executive Severance Plan.

Severance. Under the Executive Severance Plan, executives will receive benefits upon termination of employment in connection with a change in control, and lesser severance benefits in connection with certain other terminations such as a reduction in force. Specifically, NEOs other than the CEO will receive an amount equal to 1.5 times their base salary, and the CEO will receive an amount equal to 2 times his base salary, in connection with their involuntary termination of employment in connection with a reduction in force, job elimination, consolidation, divestiture or changes to the NEO’s existing position where it is no longer an “equivalent position.” Also, NEOs including the CEO will receive an amount equal to 2 times their base salary and target bonus and a pro-rated portion of the annual bonus earned in the year of termination upon a termination of employment in connection with a change in control where the NEO’s employment is terminated without cause or where the NEO resigns for good reason during the 2-year period following the change in control.

Accelerated Vesting of Annual Incentives. The AIP has an annual performance measurement period which ends on the last day of our fiscal year. SEC regulations require us to assume that a change in control occurs on the last day of our most recently completed fiscal year. As a result, AIP would pay out based on the achievement of AIP goals for the completed year, and we would not enhance such payment regardless of the circumstances of the termination of the executive. Upon a change in control that occurred on a date other than the last day of our fiscal year, generally we would make only a pro rata payment to AIP participants for the partial year up to the date of a change in control.

Accelerated Vesting of Long-Term Incentives. We have provided long-term incentives to our NEOs through performance and time-vested restricted stock units and stock options. Terms of accelerated vesting for long-term incentives upon various termination scenarios are described below. Long-term incentive awards made in certain years to retirement-eligible individuals may continue to vest after retirement but remain subject to forfeiture during the normal vesting and/or performance period set forth in the award that occurs after retirement if the participant fails to perform covenants included within each award agreement relating to non-competition, non-solicitation of customers and clients, non-disclosure and non-disparagement.

Time Vested Restricted Stock Units (RSUs). Time based RSUs generally vest annually pro rata over three years (i.e., one-third on each anniversary of the grant date), provided the executive has remained an active teammate from the grant date through the vesting date. Unvested RSU grants vest in full upon an NEO’s termination of employment by reason of death or disability. Upon a termination of the executive’s employment by us “without cause” or by the executive for “good reason” in connection with a change in control (i.e., double-trigger), these grants will vest in full. They also vest pro rata if we terminate the executive by a reduction-in-force prior to the vesting date. Upon retirement, the grants continue to vest into retirement and will be distributed on the specified dates as indicated in the grant agreements. Upon termination of employment under any other circumstances, the executive forfeits the RSUs. We calculated the value of RSUs which vest upon termination using our closing stock price on December 31, 2017 of $64.59.

Performance Vested RSUs. Generally, following a termination of employment in connection with a change in control (i.e., double-trigger), performance vested RSU awards will no longer be subject to forfeiture. Because actual performance following the change in control can no longer be determined, a prorated amount will be paid for the portion of the award from the beginning of the performance cycle to the date of the change in control based on actual performance up to the date of the change in control, and a second prorated amount will be paid for the portion of the award from the date of the change in control until the end of the performance period based on target performance. Upon an NEO’s termination of employment by reason of death or disability, unvested performance-vested RSUs will vest based on actual performance through the date of death or disability.

38	SunTrust Banks, Inc. - 2018 Proxy Statement

Executive Compensation

Retirement Plans. Benefits under the Retirement Plan and ERISA Excess Plan vest after three years of service, and under the Restoration Plan and the SunTrust SERP at age 60 with ten years of service. Once vested, employees are entitled to pension benefits upon termination of employment. All of our NEOs are vested in their SunTrust Retirement Plan and ERISA Excess Plan benefits. The benefits under these plans are not enhanced upon any termination.

The only enhancement to retirement benefits occurs under the SERP for unvested participants in the event of a change in control. Mr. Chancy is not vested in his SERP benefits. We froze the SERP to new participants before Mr. Gillani and

Mr. Cummins were eligible to participate. Following a change in control, if we terminate without cause, an NEO who participates in the SERP and who is not already vested in the SERP (Mr. Chancy) would immediately vest in his SunTrust SERP.

In the event that an NEO becomes disabled on a long-term basis, his employment would not necessarily terminate. Therefore, we do not disclose any amount in the table below for the retirement plans upon a disability. However, once disabled, the executive officer may continue to accrue service (vesting) credit under these plans, and we report the net present value of such enhancements as of the end of our most recently completed fiscal year in the footnotes to the table below.

2017 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

Executive Benefits and Payments upon Termination	Voluntary		Involuntary Not for Cause		For Cause	Involuntary or Good Reason (CIC)	Death		Disability
William H. Rogers, Jr.
Severance	—		$2,000,000		—	$6,000,000	—		—
Long-Term Incentives	—	[1]	$9,886,946	[2]	—	$21,334,582	$23,633,264	[3]	$23,633,264	[3]
Retirement Plans[4]	—		—		—	$5,236,527	—		—	[5]
Aleem Gillani
Severance	—		$952,500		—	$2,667,000	—		—
Long-Term Incentives	—	[1]	$2,535,145	[2]	—	$5,542,382	$6,142,469	[3]	$6,142,469	[3]
Retirement Plans[4]	—		—		—	—	—		—	[5]
Mark A. Chancy
Severance	—		$1,050,000		—	$3,290,000	—		—
Long-Term Incentives	—		$3,555,124	[2]	—	$13,515,064	$14,612,815	[3]	$14,612,815	[3]
Retirement Plans[4]	—		—		—	$1,087,294	—		—	[5]
Thomas E. Freeman
Severance	—		$900,000		—	$2,520,000	—		—
Long-Term Incentives	—	[1]	$2,516,607	[2]	—	$8,352,593	$9,073,213	[3]	$9,073,213	[3]
Retirement Plans[4]	—		—		—	$209,444	—		—	[5]
Hugh S. Cummins, III
Severance	—		$1,012,500		—	$3,172,500	—		—
Long-Term Incentives	—	[1]	$2,567,607	[2]	—	$11,383,977	$12,252,219	[3]	$12,252,219	[3]
Retirement Plans[4]	—		—		—	—	—		—	[5]

[1]

Messrs. Rogers, Gillani, Freeman and Cummins were retirement eligible on December 31, 2017. If they had retired on such date, their outstanding awards would not have automatically vested. Therefore, we report zero value in the table above. However, their awards would continue to vest in accordance with the terms of the awards if they performed certain non-competition, non-solicitation, non-disclosure and non-disparagement covenants following their retirement through the end of the respective vesting periods. The values of such awards at December 31, 2017 were $26,154,795, $6,804,040, $6,657,775 and $6,792,284 respectively, assuming eventual payout of performance awards based on the maximum performance level.

[2]	Reflects vesting of outstanding awards pro rata through the date of termination.

[3]

Time-vested RSUs vest in full upon an NEO’s termination of employment by reason of death or disability. Similarly, performance vested RSUs generally vest upon an NEO’s termination of employment by reason of death or disability based on actual performance through the date of death or disability, which for purposes of this table is assumed to be December 31, 2017.

[4]

Except where indicated, the NEOs would not receive any enhanced payments under the retirement plans as a result of the circumstances of termination. We disclose the amounts related to the retirement plans and the plans in which each NEO participates in the 2017 Pension Benefits and the 2017 Nonqualified Deferred Compensation Tables and accompanying narratives and notes.

[5]

Had any of our NEOs become disabled on December 31, 2017, they would not have been eligible for a benefit to commence immediately. However, they would be eligible to maintain disability leave employment and could eventually vest into any unvested benefits shown in the 2017 Pension Benefits Table.

SunTrust Banks, Inc. - 2018 Proxy Statement	39

Executive Compensation

Option Exercises and Stock Vested in 2017

The following table provides information concerning exercises of stock options and the vesting of restricted stock and time and performance vested restricted stock units during the most recently completed year for each of the NEOs on an aggregate basis. Because we no longer grant restricted stock, the value realized on vesting was entirely attributable to the vesting of restricted stock units.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise[1]	Number of Shares Acquired on Vesting	Value Realized on Vesting
William H. Rogers, Jr.	116,700	$4,502,230	171,227	$10,183,086
Aleem Gillani			43,763	$2,602,361
Mark A. Chancy	40,000	$1,842,523	67,346	$4,006,966
Thomas E. Freeman			47,218	$2,809,261
Hugh S. Cummins, III			44,467	$2,644,504

[1]	Calculated by multiplying (i) the excess of the market value per share at the time of exercise over the exercise price per share, by (ii) the number of shares for which the option was exercised.

Equity Compensation Plans

The following table provides information as of December 31, 2017 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Shareholders[1]	5,813,024	[2]	$35.33	[3]	15,856,216	[4]
Equity Compensation Plans Not Approved by Shareholders	—		—		—
Total	5,813,024	[2]	$35.33	[3]	15,856,216	[4]

[1]

Consists of the 2004 Stock Plan and the 2009 Stock Plan, as well as other plans assumed by SunTrust in connection with certain corporate mergers. Please refer to Note 15 to our financial statements in our annual report for the year ended December 31, 2017 for a discussion of the material features of these plans.

[2]	Includes 1,659,305 exercisable options outstanding and 4,153,719 outstanding restricted stock units that will be settled in common stock upon vesting.

[3]

The weighted average exercise price applies only to exercisable options outstanding and does not include outstanding restricted stock units. The weighted average remaining term of the outstanding options is 2.45 years.

[4]

Any shares of stock subject to an option which remain unissued after the cancellation, expiration or exchange of such option, and any restricted shares which are forfeited, will be available again for grant under the 2009 Stock Plan.

40	SunTrust Banks, Inc. - 2018 Proxy Statement

Executive Compensation

2017 CEO PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our teammates and the annual total compensation of Mr. Rogers, our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2017, our last completed fiscal year:

•	the median of the annual total compensation of all teammates of SunTrust (other than our CEO) was $60,477; and

•	the annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $9,592,062.

Based on this information, for 2017 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all teammates was 159 to 1.

To identify the median of the annual total compensation of all of our teammates, as well as to determine the annual total compensation of our median teammate and our CEO, we took the following steps:

1.

We determined that, as of December 31, 2017, our teammate population consisted of 24,324 individuals with all of these individuals located in the United States. This population consisted of our full-time and part-time teammates.

2.

To identify the “median teammate” from our teammate population, we compared the amount of salary, wages, overtime pay and annual and long-term incentive compensation of our teammates as reflected in our payroll records as reported to the Internal Revenue Service in Box 1 on Form W-2 for 2017. Because all of our teammates are located in the United States, including our CEO, we did not make any cost-of-living adjustments in identifying the “median teammate.”

3.

We identified our “median teammate” using the compensation elements identified above, which were consistently applied to all of our teammates included in the calculation, and determined that our “median teammate” was a full-time salaried teammate with income taxable wages for 2017 in the amount of $53,020.

4.

Once we identified our “median teammate”, we combined all of the elements of such teammate’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $60,477. The difference between such teammate’s income taxable wages for 2017 as reported in Box 1 on Form W-2 and the teammate’s annual total compensation represents (i) the median teammate’s pre-tax deductions for health insurance premiums and contributions to his or her 401(k) Plan account, (ii) the Company’s matching contributions to the median teammate’s 401(k) Plan account, and (iii) changes in the value of the median teammate’s pension benefits.

5.	With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2017 Summary Compensation Table included in this Proxy Statement.

The SEC rules for identifying the median teammate and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by SunTrust may not be comparable to the pay ratio reported by other companies.

SunTrust Banks, Inc. - 2018 Proxy Statement	41

Advisory Vote on Executive Compensation (Item 2)

RESOLVED, that the holders of common stock of SunTrust Banks, Inc. approve the compensation paid to the Company’s Named Executive Officers as described in the Compensation Discussion and Analysis (beginning on page 18 of this Proxy Statement), the Summary Compensation Table (on page 32 of this Proxy Statement), and in the other executive compensation tables and related narrative disclosures (which appear on pages 33-40 of this Proxy Statement).

We believe that our compensation policies and procedures are competitive and, to the extent permitted by banking regulations, are focused on pay for performance principles and are strongly aligned with the long-term interests of our shareholders. We also believe that both the Company and its shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. The resolution described above, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse the compensation we pay to our Named Executive Officers by voting to approve or not approve such compensation as described in this Proxy Statement.

We encourage you to closely review our Compensation Discussion and Analysis and the tabular and narrative disclosures which follow it. We organized the Compensation Discussion and Analysis to discuss each element of compensation, beginning with direct compensation (base salary, annual incentives and long-term incentives) and ending with indirect, long-term compensation (retirement benefits). In that section, we also discuss our policies and other factors, such as financial and regulatory constraints, which affect our decisions or those of our Compensation Committee.

In many cases, we are required to disclose in the executive compensation tables accounting or other non-cash estimates of future compensation. Because of this, we encourage you to read the footnotes and narratives which accompany each table in order to understand any non-cash items.

We believe our NEO compensation is aligned with our shareholders because:

•	We generally pay at the median of peer practice. We benchmark total direct compensation as well as each component of total direct compensation.

•	We attempt to tie compensation to performance. In 2017,

•	87% and 78% of CEO and NEO target total direct compensation was at risk, and

•	69% and 63% of CEO and NEO target total direct compensation was performance-based.

Refer to our discussion of “Pay for Performance” on pages 20-21.

•

We generally use objective criteria and attempt to use performance metrics which relate to our business priorities. For example, we have used metrics such as earnings per share (EPS), tangible efficiency ratio, return on tangible common equity (ROTCE) and pre-provision net revenue (PPNR) with our AIP (Annual Incentive Plan) and/or LTI (Long-Term Incentives) in recent years. In addition, we include relative TSR (Total Shareholder Return) as a metric in our LTI, which aligns management compensation to shareholder returns.

•	SunTrust has outperformed the median of its peer group[1] in total shareholder return in five of the past six years (2017, 2016, 2015, 2014, and 2012).

Your vote is advisory and will not be binding upon our Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements, and our current intention is to provide such an advisory vote annually. This advisory vote is provided pursuant to the Securities Exchange Act of 1934.

The Board of Directors recommends that the shareholders vote FOR the approval of the compensation of the Named Executive Officers.

[1]	From 2012-2016 peer group consisted of BBT, CMA, COF, FITB, KEY, MTB, PNC, RF, USB, and WFC. In 2017 peer group consisted of BAC, BBT, CFG, FITB, HBAN, KEY, MTB, PNC, RF, USB, and WFC.

42	SunTrust Banks, Inc. - 2018 Proxy Statement

Approval of the SunTrust Banks, Inc. 2018 Omnibus Incentive Compensation Plan (Item 3)

The SunTrust Banks, Inc. 2018 Omnibus Incentive Compensation Plan (the “2018 Plan”) was adopted on February 13, 2018 by the Board of Directors of SunTrust, subject to the approval of the shareholders of SunTrust. The purpose of the 2018 Plan is to (i) attract, retain, motivate and reward employees and non-employee directors and to promote their ownership in SunTrust, so as to align their interests more closely with the interests of the shareholders of SunTrust, (ii) provide cash and equity incentive opportunities competitive with peer corporations, (iii) optimize the profitability and growth of SunTrust through cash and equity based incentives consistent with SunTrust’s financial goals, and (iv) promote teamwork among employees and non-employee directors. We are asking our shareholders to approve the 2018 Plan at the annual shareholders’ meeting to be held on April 24, 2018. Our current equity plans, the SunTrust Banks, Inc. 2009 Stock Plan and the SunTrust Banks, Inc. 2004 Stock Plan (collectively the “Pre-Existing Plans”) need to be modernized, and the available shares for issuance thereunder increased, to support our intended compensation programs. If the shareholders do not approve the 2018 Plan, the Pre-Existing Plans, and the lesser number of shares of common stock reserved for issuance thereunder, will not be appropriate to achieve our incentive, recruiting and retention objectives, making it more difficult to meet our recruiting and retention needs.

If the 2018 Plan is approved by our shareholders, the 2018 Plan will become effective as of the date of such approval by our shareholders, and the 2018 Plan will remain in effect, subject to the right of the Board of Directors to amend or terminate the 2018 Plan, until the earlier of February 12, 2028 or the date that all of the shares of our common stock subject to the 2018 Plan have been issued and are no longer subject to any risk of forfeiture. No awards may be granted under the 2018 Plan unless and until our shareholders approve the 2018 Plan. No further awards will be granted under the Pre-Existing Plans on and after the date our shareholders approve the 2018 Plan.

The 2018 Plan Provides the Additional Shares Needed to Meet Our Forecasted Needs

In determining the number of shares of our common stock to be reserved for issuance under the 2018 Plan, our Board of Directors and its Compensation Committee (the “Committee”) considered the following:

•

Desire to Remain Competitive. Our Board of Directors and the Committee considered the importance of maintaining an equity incentive program to attract, retain and reward our employees and non-employee directors.

•	Number of Shares Available Under the Pre-Existing Plans. As of December 31, 2017, an aggregate of 15,856,216 shares of our common stock remained available for issuance under the Pre-Existing Plans. Upon approval of the 2018 Plan, the number of shares of common stock available for issuance will equal 16,700,000 shares of our common stock. Therefore, the 2018 Plan will result in a net increase of only 843,784 shares to potentially be issued under our equity compensation plans. Shares of common stock underlying, or otherwise delivered pursuant to, any grants made under the Pre-Existing Plans after December 31, 2017 will be counted against and deducted from the number of shares available for issuance under the 2018 Plan. Shares subject to outstanding awards previously granted under the Pre-Existing Plans that would have returned to the Pre-Existing Plans in the future as the result of the forfeiture of the awards without the issuance of the underlying shares of common stock will return to the 2018 Plan. As of December 31, 2017, 5,821,768 shares of our common stock were subject to outstanding awards under the Pre-Existing Plans. If the 2018 Plan is not approved, we will continue to grant awards under the Pre-Existing Plans until the earlier of their expiration or the issuance of all shares reserved for issuance under the Pre-Existing Plans. After that time, we will not have any mechanism for issuing shares of our common stock to achieve our incentive, recruiting and retention objectives.

Shares Available for Future Grant if the 2018 Plan is Approved

	As of December 31, 2017	As of April 24, 2018
2018 Plan*	—	16,700,000
Pre-Existing Plans	15,856,216	—

*

Shares of common stock underlying, or otherwise delivered pursuant to, any grants made under the Pre-Existing Plans after December 31, 2017 will be counted against and deducted from the number of shares available for issuance under the 2018 Plan.

•

Overhang. Overhang measures the potential dilution to which our existing shareholders are exposed due to outstanding equity awards. As of December 31, 2017, options to purchase 1,659,305 shares of our common stock with a weighted average exercise price of $35.33 per share and a weighted average remaining term of 2.45 years, 8,744 shares of restricted stock, and awards other than options, stock appreciation rights and restricted stock covering 4,153,719 shares, were outstanding under the Pre-Existing Plans. The 5,821,768 shares subject to outstanding awards, or overhang, represent approximately 1.24% of our 470,869,334 outstanding shares as of December 31, 2017.

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Approval of the SunTrust Banks, Inc. 2018 Omnibus Incentive Compensation Plan (Item 3)

Approval of the SunTrust Banks, Inc. 2018 Omnibus Incentive Compensation Plan (Item 3)

Shares Outstanding as of December 31, 2017

	Outstanding as of 12/31/2017	Weighted Avg. Exercise Price	Weighted Avg. Remaining Term
Stock Options	1,659,305	$35.33	2.45
Full Value Awards	4,162,463	—	—
Common Shares Outstanding	470,869,334	—	—

•

Historical Burn Rate. Our annual burn rate for each of the years 2017, 2016 and 2015 is 0.40%, 0.51% and 0.33%, respectively, and our three-year average burn rate for such years is 0.41%. We calculate burn rate by dividing (1) the sum of the number of stock options and full-value awards granted during the year (counting performance-based share awards at target as of the date of grant) by (2) the weighted average common shares outstanding for such year. Our burn rates are consistent with those of our peer corporations and competitive market practices.

Good Compensation and Governance Practices

The 2018 Plan includes provisions that are considered best practices for compensation and governance purposes.

•

No Evergreen Provisions. The 2018 Plan does not contain an evergreen provision that automatically increases the number of shares of common stock available for issuance. As a result, future increases in the number of shares reserved for issuance under the 2018 Plan will require shareholder approval.

•	Administration. The 2018 Plan will be administered by the Committee, which consists entirely of independent non-employee directors.

•	Prohibits Repricings Without Shareholder Approval. The 2018 Plan prohibits the repricing of awards without shareholder approval.

•

No Discount Options or Stock Appreciation Rights. The 2018 Plan requires that stock options and stock appreciation rights issued under the 2018 Plan must have an exercise price equal at least to the fair market value of the underlying shares of common stock on the date the award is granted, except in certain instances in which SunTrust is assuming or replacing awards granted by another company we are acquiring.

•	Limited Transferability. In general, awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law.

•	Annual Limits on Awards. The 2018 Plan sets reasonable limits as to the awards any employee or non-employee director may receive in any calendar year.

•	No Tax Gross-Ups. The 2018 Plan does not provide for any tax gross-ups.

•

One-Year Minimum Vesting for 95% of Available Awards. The 2018 Plan requires at least 95% of the shares of common stock attributable to awards granted under the 2018 Plan to have a minimum vesting or performance period as of the date of grant of at least one year so as to provide an additional safeguard to shareholders that awards generally are intended to constitute long-term compensation, except that awards granted to non-employee directors may vest earlier (but not sooner than 50 weeks from the date of the annual meeting of shareholders at which such awards were granted; otherwise, such awards count against the 5% exception to the requirement that awards have a minimum one year vesting period).

•	No Reload or Automatic Grants. The 2018 Plan does not provide for “reload” or other automatic grants to eligible participants.

•	No Single Trigger on Change in Control. The 2018 Plan does not provide for automatic vesting of outstanding awards upon a change in control.

•

No Dividends on Unvested Awards. The 2018 Plan provides that awards will not earn or provide for payment of dividends or dividend equivalents prior to vesting of the underlying award. The dividends or dividend equivalents will be subject to the same restrictions and risk of forfeiture as the related award itself.

•	No Liberal Change in Control Definition. The 2018 Plan does not contain a liberal change in control definition.

•

Compensation Recoupment Policies. Awards granted under the 2018 Plan and any shares of our common stock acquired under such awards will be subject to any compensation recoupment policy that SunTrust may adopt. See “Recoupment of Incentive Compensation (Clawbacks)” above.

General Description of the 2018 Plan

The following description of the 2018 Plan is a summary, does not purport to be a complete description of the 2018 Plan and is qualified in its entirety by the full text of the 2018 Plan. SunTrust’s shareholders are encouraged to read the 2018 Plan in its entirety, which is set forth in Appendix B to this Proxy Statement.

The 2018 Plan covers the grant of awards to employees (including officers) and non-employee directors of SunTrust and its affiliates, except that (i) incentive stock options may only be granted to employees (including officers) of SunTrust and its subsidiaries and (ii) awards granted to non-employee directors must be approved by our Board of Directors. While all of our employees are technically eligible to receive awards under the

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Approval of the SunTrust Banks, Inc. 2018 Omnibus Incentive Compensation Plan (Item 3)

2018 Plan, the Committee typically grants awards to employees whose performance, in the judgment of the Committee, is directly or indirectly material to the success of SunTrust. We expect that the Committee will continue this practice under the 2018 Plan. As of December 31, 2017, (i) there were approximately 1,288 employees with outstanding awards under the Pre-Existing Plans, and (ii) there were eleven non-employee directors eligible to receive awards.

Under the terms of the 2018 Plan, an aggregate of 16,700,000 shares of the common stock of SunTrust, $1.00 par value per share, will be authorized for delivery in settlement of awards, less the number of shares of common stock underlying, or otherwise delivered pursuant to, any grants made under the Pre-Existing Plans after December 31, 2017, plus that number of shares of common stock subject to awards granted under the Pre-Existing Plans that again become available for grants as described below after December 31, 2017; provided, however, that the total number of shares of common stock that may be delivered pursuant to the exercise of incentive stock options granted under the 2018 Plan will not exceed 16,700,000 shares.

SunTrust will bear all expenses of administering the 2018 Plan. The Committee will administer the 2018 Plan. The Committee has the authority to grant awards to such employees and non-employee directors and upon such terms and conditions (not inconsistent with the provisions of the 2018 Plan) as it may consider appropriate. The Committee may delegate any or all of its administrative authority to our Chief Executive Officer or to a management committee except with respect to awards to executive officers who are subject to Section 16 of the Securities Exchange Act of 1934.

Shares of SunTrust common stock covered by an award will only be counted as used to the extent actually used. A share of SunTrust common stock issued in connection with an award under the 2018 Plan will reduce the total number of shares of SunTrust common stock available for issuance under the 2018 Plan by one; provided, however, that, upon settlement of a stock appreciation right, the number of shares underlying the portion of the stock appreciation right that is exercised will be treated as having been delivered for purposes of determining the maximum number of shares available for grant under the Plan and will not again be treated as available for grant.

If any award under the 2018 Plan, or any award under the Pre-Existing Plans that is outstanding after December 31, 2017, terminates without the delivery of shares, whether by lapse, forfeiture, cancellation or otherwise, the shares subject to such award, to the extent of any such termination, will again be available for grant under the 2018 Plan. Notwithstanding the foregoing, upon the exercise of any award granted in tandem with any other award, the related award will be cancelled to the extent of the number of shares of SunTrust common stock as to which the award granted in tandem with the related award is exercised, and such number of shares covered under the related award will not be available for awards under the 2018 Plan. Subject to applicable law, if any shares subject to an option, stock appreciation right or other award in the nature of purchase rights granted under the 2018 Plan, or any such award under the Pre-Existing Plans that is outstanding after December 31, 2017, are withheld or applied as payment in connection with the exercise of the award or the withholding or payment of taxes related thereto or separately surrendered by the participant for any such purpose, such returned shares will be treated as having been delivered for purposes of determining the maximum number of shares available for grant under the 2018 Plan and will not again be treated as available for grant. However, subject to applicable law, if any shares subject to a full value award (meaning an award other than an option, stock appreciation right or other award in the nature of purchase rights) granted under the 2018 Plan, or any such award under the Pre-Existing Plans that is outstanding after December 31, 2017, are withheld or applied as payment in connection with any withholdings or payments of taxes related thereto or separately surrendered by the participant for any such purpose, such returned shares will be treated as available for grant under the 2018 Plan. The number of shares available for issuance under the 2018 Plan may not be increased through the purchase of shares on the open market with the proceeds obtained from the exercise of any options granted under the 2018 Plan. In the case of any substitute award granted in assumption of or in substitution for an award previously made by an entity acquired by SunTrust, shares delivered or deliverable in connection with such substitute award will not be counted against the number of shares reserved under the 2018 Plan (to the extent permitted by applicable stock exchange rules), and available shares of stock under a shareholder-approved plan of an acquired entity (as appropriately adjusted to reflect the transaction) also may be used for awards under the 2018 Plan, which will not reduce the number of shares otherwise available under the 2018 Plan (subject to applicable stock exchange requirements).

If a dividend or other distribution (whether in cash, shares or other property), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving us or repurchase or exchange of our shares or other securities, or other rights to purchase shares of our securities or other similar transaction or event affects our shares such that the Committee determines that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits (or potential benefits) provided to grantees under the 2018 Plan, the Committee will make an equitable change or adjustment as it deems appropriate in the number and kind of securities that may be issued pursuant to awards under the 2018 Plan, the per individual limits on the

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Approval of the SunTrust Banks, Inc. 2018 Omnibus Incentive Compensation Plan (Item 3)

awards that can be granted in any calendar year and any outstanding awards and the related exercise price relating to such an award, if any.

The maximum number of shares that may be subject to awards (denoted as of the date of grant in shares and regardless of whether the award is to be settled in shares, cash or other property) granted to any employee in a single calendar year may not exceed 500,000 shares (twice that limit for awards that are granted to an eligible employee in the calendar year in which the eligible employee first commences employment) (based on the highest level of performance resulting in the maximum payout). In addition, the maximum dollar value of all awards (denoted as of the date of grant in cash or property other than shares and regardless of whether the award is to be settled in shares, cash or other property) (valued as of the date of grant) that may be granted to any employee in a single calendar year may not exceed $7,500,000 (twice that limit for awards that are granted to an eligible employee in the calendar year in which the eligible employee first commences employment) (based on the highest level of performance resulting in the maximum payout). The maximum number of shares that may be subject to awards granted to any non-employee director in a single calendar year, taken together with any cash fees paid to the non-employee director during such calendar year in respect of service on the Board of Directors, may not exceed $750,000 in total value (calculating the value of the award based on its fair value for accounting purposes) (twice that limit for a non-executive chair of the Board of Directors or, in extraordinary circumstances, for any non-employee director as the Board of Directors may determine). These limitations apply to the calendar year in which the awards are granted and not the year in which such awards settle. Such annual limitations apply to dividend equivalents only if such dividend equivalents are granted separately from and not as a feature of another award.

Types of Awards

The 2018 Plan permits the grant of any or all of the following types of awards to grantees:

•	stock options, including incentive stock options, or ISOs;

•	stock appreciation rights, or SARs;

•	restricted stock;

•	restricted stock units;

•	dividend equivalents;

•	phantom stock;

•	bonus shares;

•	cash incentive awards; and

•	other stock-based awards.

Generally, awards under the 2018 Plan are granted for no consideration other than prior and/or future services. Awards granted under the 2018 Plan may, in the discretion of the Committee, be granted alone or in addition to, in tandem with or in substitution for, any other award under the 2018 Plan or other plan of ours (subject to the prohibitions on repricings); provided, however, that if a SAR is granted in tandem with an ISO, the SAR and ISO must have the same grant date and term, and the exercise price of the SAR may not be less than the exercise price of the ISO. The material terms of each award will be set forth in a written award agreement between the grantee and us. The written agreements will specify when the award may become vested, exercisable or payable. No right or interest of a participant in any award will be subject to any lien, obligation or liability of the participant. The laws of the State of Georgia govern the 2018 Plan. The 2018 Plan is unfunded, and SunTrust will not segregate any assets for grants of awards under the 2018 Plan.

No award may be granted under the 2018 Plan (other than awards excluded from the minimum vesting requirement as described herein) with vesting conditions that relate exclusively to the passage of time and continued employment or other service of less than 12 months. If the vesting condition for any award granted under the 2018 Plan relates to the attainment of specified performance goals, such award (other than awards excluded from the minimum vesting requirement as described herein) will be granted with a vesting performance period of at least one year. Notwithstanding the foregoing, (i) awards that result in the issuance of an aggregate of up to 5% of the shares available under the 2018 Plan may be granted without regard to such minimum vesting requirements (the “5% Exception Limit”), and (ii) awards to non-employee directors may vest earlier than one year but not sooner than fifty weeks from the date of the annual meeting of the Company’s shareholders at which such awards were granted. If awards to non-employee directors vest as of a date that is earlier than both the first anniversary of the date the awards are granted and fifty weeks from the date of the annual meeting of the Company’s shareholders at which such awards were granted, such awards will count against the 5% Exception Limit.

Stock Options and SARs

The Committee is authorized to grant SARs and stock options (including ISOs except that an ISO may only be granted to an employee of ours or one of our subsidiary corporations). A stock option allows a grantee to purchase a specified number of our shares at a predetermined price per share (the “exercise price”) during a fixed period measured from the date of grant. A SAR entitles the grantee to receive the excess of the fair market value of a specified number of shares on the date of exercise over a predetermined exercise price per share. The exercise price of an option or a SAR will be determined by the Committee and set forth in the award agreement but the

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Approval of the SunTrust Banks, Inc. 2018 Omnibus Incentive Compensation Plan (Item 3)

exercise price may not be less than the fair market value of a share on the grant date (110 percent of the fair market value in the case of certain incentive stock options). The term of each option or SAR is determined by the Committee and set forth in the award agreement, except that the term may not exceed 10 years (five years in the case of certain incentive stock options). Options may be exercised by payment of the purchase price through one or more of the following means: payment in cash (including personal check or wire transfer), or, with the approval of the Committee, by delivering shares previously owned by the grantee, by delivery of shares to be acquired upon the exercise of such option or by delivering restricted shares. The Committee may also permit a grantee to pay the exercise price of an option through the sale of shares acquired upon exercise of the option through a broker-dealer to whom the grantee has delivered irrevocable instructions to deliver sales proceeds sufficient to pay the purchase price to us. In the case of ISOs, the aggregate fair market value (determined as of the date of grant) of SunTrust common stock with respect to which an ISO may become exercisable for the first time during any calendar year cannot exceed $100,000; and if this limitation is exceeded, the ISOs which cause the limitation to be exceeded will be treated as nonqualified options. No participant may be granted SARs in tandem with ISOs which are first exercisable in any calendar year for shares of SunTrust common stock having an aggregate fair market value (determined as of the date of grant) that exceeds $100,000.

Restricted Shares

The Committee may award restricted shares consisting of shares which remain subject to a risk of forfeiture and may not be disposed of by grantees until certain restrictions established by the Committee lapse. The vesting conditions may be service-based (i.e., requiring continuous service for a specified period) or performance-based (i.e., requiring achievement of certain specified performance objectives) or both. Unless the award agreement eliminates such rights, a grantee receiving restricted shares will have the right to vote the restricted shares and to receive any dividends payable on such restricted shares only if and at the time the restricted shares vest (such dividends to either be deemed reinvested into additional restricted shares subject to the same terms as the restricted shares to which such dividends relate or accumulated and paid in cash when the restricted shares vest). Upon termination of the grantee’s affiliation with us during the restriction period (or, if applicable, upon the failure to satisfy the specified performance objectives during the restriction period), the restricted shares will be forfeited as provided in the award agreement.

Restricted Stock Units

The Committee may also grant restricted stock unit awards. A restricted stock unit award is the grant of a right to receive a specified number of our shares upon lapse of a specified forfeiture condition (such as completion of a specified period of service or achievement of certain specified performance objectives). If the service condition and/or specified performance objectives are not satisfied during the restriction period, the award will lapse without the issuance of the shares underlying such award.

Restricted stock units carry no voting or other rights associated with stock ownership. Unless the award agreement eliminates such rights, grantees will receive dividend equivalents with respect to restricted stock units, which dividend equivalents will either be deemed to be reinvested in additional shares of restricted stock units subject to the same terms as the shares of restricted stock units to which such dividend equivalents relate or accumulated and paid in cash only if the related restricted stock units become vested and payable.

Dividend Equivalents

The Committee is authorized to grant dividend equivalents which provide the grantee the right to receive payment equal to the dividends paid on a specified number of our shares. Dividend equivalents may be paid directly to grantees upon vesting or may be deferred for later delivery under the 2018 Plan. If deferred, such dividend equivalents may be credited with interest or may be deemed to be invested in our shares, other awards or in other property. No dividend equivalents may be granted in conjunction with any grant of stock options or SARs.

Phantom Stock

The Committee may grant phantom stock under the 2018 Plan. Phantom stock is the grant of a right to receive an amount of cash equal to the fair market value of a specified number of our shares upon lapse of a specified forfeiture condition (such as completion of a specified period of service or achievement of certain specified performance conditions). If the service condition and/or specified performance objectives are not satisfied during the restriction period, the award will lapse without payment of the cash value thereof.

Phantom stock carries no voting or other rights associated with stock ownership. Unless the award agreement eliminates such rights, grantees will receive dividend equivalents with respect to phantom stock, which dividend equivalents will either be deemed reinvested in additional shares of phantom stock subject to the same terms as the phantom stock to which such dividend equivalents relate or accumulated and paid in cash only if the related shares of phantom stock become vested and payable.

Bonus Shares

The Committee may grant fully vested shares as bonus shares (if available under the 5% Exception Limit to the one-year minimum vesting rule) or shares subject to such terms and conditions as are specified in the award agreement.

SunTrust Banks, Inc. - 2018 Proxy Statement	47

Approval of the SunTrust Banks, Inc. 2018 Omnibus Incentive Compensation Plan (Item 3)

Cash Incentive Awards

The Committee may grant cash incentive awards to any eligible person in such amounts and upon such terms, including the achievement of specific performance goals during the applicable performance period, as the Committee may determine. An eligible person may have more than one cash incentive award outstanding at any time. For instance, the Committee may grant an eligible employee one cash incentive award with a calendar year performance period as an annual incentive bonus and a separate cash incentive award with a multi-year performance period as a long-term cash incentive bonus.

The Committee may establish performance goals applicable to each cash incentive award in its discretion and the amount that will be paid to the grantee pursuant to such cash incentive award if the applicable performance goals for the performance period are met. If an eligible person earns the right to receive a payment with respect to a cash incentive award, such payment will be made in cash in accordance with the terms of the award agreement. If the award agreement does not specify a payment date with respect to a cash incentive award, payment of the cash incentive award will be made no later than the 15th day of the third month following the end of the taxable year of the grantee or our fiscal year during which the performance period ends or the award otherwise becomes vested.

Other Stock-Based Awards

In order to enable us to respond to material developments in the area of taxes and other legislation and regulations and interpretations thereof, and to trends in executive compensation practices, the 2018 Plan authorizes the Committee to grant awards that are valued in whole or in part by reference to or otherwise based on shares of our common stock. The Committee determines the terms and conditions of such awards, including consideration paid for awards granted as share purchase rights and whether awards are paid in shares or cash.

Performance-Based Awards

The Committee may require satisfaction of pre-established performance goals, consisting of one or more business criteria and targeted performance levels with respect to such criteria, as a condition of awards being granted or becoming exercisable or payable under the 2018 Plan, or as a condition to accelerating the timing of such events.

Those types of awards may be based on any one or more financial performance measures the Committee may determine, including without limitation, one or more of the following: (i) return over capital costs, (ii) total earnings, (iii) consolidated earnings, (iv) earnings per share, (v) net earnings, (vi) earnings before interest expense, taxes, depreciation, amortization and other non-cash items, (vii) earnings before interest and taxes,

(viii) consolidated net income, (ix) the market capitalization of SunTrust stock, (x) SunTrust stock price, (xi) return on assets, (xii) total shareholder return, (xiii) expenses or the reduction of expenses, (xiv) revenue growth, (xv) efficiency ratios, (xvi) economic value added, (xvii) return on equity, (xviii) return on tangible equity, (xix) cash return on equity, (xx) cash return on tangible equity, (xxi) net income available to common shareholders, (xxii) book value per share, (xxiii) pre-tax income or growth, (xxiv) operating earnings per share of SunTrust stock or growth (excluding one-time, non-core items), (xxv) cash earnings per share of SunTrust stock or growth, (xxvi) cash operating earnings per share of SunTrust stock or growth (excluding one-time, non-core items), (xxvii) cash return on assets (xxviii) operating leverage, (xxix) net interest margin, (xxx) Tier 1 capital, (xxxi) risk-adjusted net interest margin, (xxxii) total risk-based capital ratio, (xxxiii) tangible equity and tangible assets, (xxxiv) tangible common equity and tangible assets, (xxxv) tangible book value per share, (xxxvi) loan balances or growth, (xxxvii) deposit balances or growth, (xxxviii) low cost deposit balances or growth, (xxxix) common equity Tier 1, (xl) value at risk, (xli) market value of equity, (xlii) price to earnings ratio, (xliii) loan to deposit ratio, (xliv) net charge-off ratio, (xlv) allowance for loan losses to total loans ratio, (xlvi) allowance to nonperforming loan ratio, (xlvii) delinquent loans to total loans ratio, (xlviii) leverage ratio, (xlix) liquidity coverage ratio, (l) dividend payout ratio, (li) credit ratings (lii) net interest income sensitivity, (liii) pre-provision net revenue, (liv) return on tangible common equity, (lv) any financial metric required to be reported under Basel III, including but not limited to common equity Tier 1 and risk-weighted assets, (lvi) growth or change in any of the foregoing over a specified period of time, (lvii) any measure or ratio calculated using any combination of the foregoing or (lviii) peer group comparisons of any of the aforementioned performance conditions. Any performance measures that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be adjusted when established or at any time thereafter to include or exclude any items otherwise includable or excludable under GAAP. Any applicable performance measure may be applied on a pre- or post-tax basis.

The Committee shall, on the grant date of an award or at any other time thereafter, provide that, when determining whether the performance measure(s) for an award have been achieved, the Committee shall include or exclude various items of revenue, income, cost or expense as the Committee determines is equitable and appropriate, including, without limitation, losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss that results in an inequitable enlargement or dilution of the participant’s rights under the award. The levels of performance required with respect to performance measures may be expressed in absolute or

48	SunTrust Banks, Inc. - 2018 Proxy Statement

Approval of the SunTrust Banks, Inc. 2018 Omnibus Incentive Compensation Plan (Item 3)

relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Performance measures may differ for awards to different grantees. The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such award. Any one or more of the performance measures may apply to the grantee, a department, unit, division or function within SunTrust or any one or more of its affiliates; and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

Awards generally may be settled in cash, shares, other awards or other property, in the discretion of the Committee.

Change of Control

If there is a merger or consolidation of us with or into another corporation or a sale of all or substantially all of our shares or assets (a “Corporate Transaction”) that results in a Change in Control (as defined in the 2018 Plan), and the outstanding awards are not assumed by the surviving company (or its parent company) or replaced with economically equivalent awards granted by the surviving company (or its parent company), the Committee will cancel any outstanding awards that are not vested and nonforfeitable as of the consummation of such Corporate Transaction (unless the Committee accelerates the vesting of any such awards) and with respect to any vested and nonforfeitable awards, the Committee may either (i) allow all grantees to exercise options and SARs within a reasonable period prior to the consummation of the Corporate Transaction and cancel any outstanding options or SARs that remain unexercised upon consummation of the Corporate Transaction, or (ii) cancel any or all of such outstanding awards (including options and SARs) in exchange for a payment (in cash, or in securities or other property) in an amount equal to the amount that the grantee would have received (net of the exercise price with respect to any options or SARs) if the vested awards were settled or distributed or such vested options and SARs were exercised immediately prior to the consummation of the Corporate Transaction. If the exercise price of the option or SAR exceeds the fair market value of our shares and the option or SAR is not assumed or replaced by the surviving company (or its parent company), such options and SARs may be cancelled without any payment to the grantee. If any other award is not vested immediately prior to the consummation of the Corporate Transaction, such award may be cancelled without any payment to the grantee.

Amendment to and Termination of the 2018 Plan

The 2018 Plan may be amended, altered, suspended, discontinued or terminated by our Board of Directors without further shareholder approval, unless such approval of an amendment or alteration is required by law or regulation or by the rules of any stock exchange or automated quotation system on which our shares of common stock are then listed or quoted. Thus, shareholder approval will not necessarily be required for all amendments to the 2018 Plan. An amendment will be contingent on approval of the Company’s shareholders, to the extent required by law, by the rules of any stock exchange on which the Company’s securities are then traded or if the amendment would (i) increase the benefits accruing to participants under the 2018 Plan, including without limitation, any amendment to the 2018 Plan or any award agreement to permit a repricing or decrease in the exercise price of any outstanding awards, (ii) increase the aggregate number of shares of common stock that may be issued under the 2018 Plan, or (iii) modify the requirements as to eligibility for participation in the 2018 Plan.

In addition, subject to the terms of the 2018 Plan, no amendment or termination of the 2018 Plan may materially and adversely affect the right of a grantee under any outstanding award granted under the 2018 Plan without the participant’s consent.

Unless earlier terminated by our Board of Directors, the 2018 Plan will terminate when no shares remain reserved and available for issuance or, if earlier, at the end of the day on February 12, 2028.

Shareholder Rights

No participant will have any rights as a shareholder of SunTrust until such award is settled by the issuance of SunTrust common stock (other than awards for which certain voting and dividend rights or dividend equivalents may be granted).

Transferability

Generally, an award is non-transferable except by will or the laws of descent and distribution, and during the lifetime of the participant to whom the award is granted, the award may only be exercised by, or payable to, the participant. However, the award agreement may provide that awards other than ISOs or a corresponding SAR that is related to an ISO may be transferred by a participant, without consideration, to any member of the immediate family of such participant, any trust of which all of the primary beneficiaries are such participant or members of his or her immediate family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such participant or members of his or her immediate family. The “immediate family” of a participant means the participant’s spouse, any person sharing the participant’s household (other than a tenant or employee), and the participant’s children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews.

SunTrust Banks, Inc. - 2018 Proxy Statement	49

Approval of the SunTrust Banks, Inc. 2018 Omnibus Incentive Compensation Plan (Item 3)

No Repricing

Notwithstanding any other provision of the 2018 Plan, no option or SAR may be amended to reduce the exercise or grant price nor cancelled in exchange for other options or SARs with a lower exercise or grant price or shares or cash, without shareholder approval.

Compliance with Applicable Law

No award will be exercisable, vested or payable except in compliance with all applicable federal and state laws and regulations (including, without limitation, tax and securities laws), any listing agreement with any stock exchange to which SunTrust is a party, and the rules of all domestic stock exchanges on which SunTrust’s shares may be listed.

No Employment Rights

Awards do not confer upon any individual any right to continue in the employ or service of SunTrust or any affiliate.

Miscellaneous

Each participant in the 2018 Plan remains subject to the securities trading policies adopted by the Company from time to time with respect to the exercise of options, SARs or the sale of shares of Company stock acquired pursuant to awards granted under the 2018 Plan. A grantee will forfeit any and all rights under an award upon notice of termination of employment by the Company for “Cause” as such term is defined in the 2018 Plan or an employment agreement, if applicable. Award agreements will contain such other terms and conditions as the Committee may determine in its sole discretion (to the extent not inconsistent with the 2018 Plan). Awards granted to participants and shares acquired pursuant to awards are subject to (i) any share ownership or retention requirements in effect or subsequently adopted by SunTrust, and (ii) the terms of any compensation recoupment policy in effect or subsequently adopted by SunTrust.

U.S. Federal Income Tax Consequences

The grant of an option or SAR will create no tax consequences for the participant or us at the time of the grant. A participant will have no taxable income upon exercise of an incentive stock option except that a participant must recognize income equal to the fair market value of the shares acquired minus the exercise price for alternative minimum tax purposes. Upon exercise of an option (other than an incentive stock option) or a SAR, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise or grant price. Upon a disposition of shares acquired by exercise of an incentive stock option on or before the earlier of the second anniversary of the grant of such incentive stock option or the first anniversary of the exercise of such option, the participant generally must recognize ordinary income equal to the lesser of (1) the fair market value of the shares at the date of exercise minus the exercise price, or (2) the amount realized upon the disposition of the incentive stock option shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding periods are met) generally will result in only capital gain or loss. Other awards under the 2018 Plan, including restricted stock, restricted stock units, dividend equivalents, phantom stock, bonus shares and cash incentive awards, will generally result in ordinary income to the participant equal to the cash or the fair market value of the shares or other property received (minus the amount, if any, paid by the participant for such shares or other property) at the time such cash, shares or other property is received by the participant or, if later, the time that the substantial risk of forfeiture of such shares or other property lapses.

We are generally entitled to claim a tax deduction with respect to an award granted under the 2018 Plan when the participant recognizes ordinary income with respect to the award in an amount equal to the ordinary income that is recognized by the participant. We are not entitled to claim any tax deduction for any amount recognized by a participant as capital gains.

We are permitted to withhold from any award granted under the 2018 Plan any required withholding taxes. Payment of withholding taxes may be made through one or more of the following means: payment in cash (including personal check or wire transfer), or, with the approval of the Committee, by delivering shares previously owned by the grantee or by delivery of shares acquired or to be acquired under the award.

Section 83(b) of the Code

A participant may elect under Section 83(b) of the Code to be taxed at the time of grant of restricted stock or other restricted property on the fair market value of the shares or other property at that time rather than to be taxed when the risk of forfeiture lapses on the value of the property at that time, and we would have a deduction available at the same time and in the same amount as the participant recognizes income. If a participant files an election under Section 83(b) of the Code and the participant subsequently forfeits the restricted shares or other restricted property, he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax. Except as discussed below, we generally will be entitled to a tax deduction at the time and equal to the amount recognized as ordinary income by the participant in connection with an option, stock appreciation right, or other award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant. Thus, we will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares for the incentive stock option holding periods.

50	SunTrust Banks, Inc. - 2018 Proxy Statement

Approval of the SunTrust Banks, Inc. 2018 Omnibus Incentive Compensation Plan (Item 3)

Section 162(m) of the Code

Section 162(m) of the Code limits the amount of compensation we may deduct with respect to our Chief Executive Officer, Chief Financial Officer and each of the other three highest paid named executive officers (or anyone who previously qualified as such after 2016) to $1 million per year. This deduction limit generally applies to companies that have any class of equity securities that is publicly held. Prior to this year, this limitation did not apply to qualified performance-based compensation that satisfied certain requirements, including approval of the material terms of the plan by the company’s shareholders. A transition rule continues to apply to any such awards that are outstanding as of November 2, 2017, or granted pursuant to a legally binding contract outstanding as of November 2, 2017, to the extent they are not materially modified thereafter. To the extent the Committee grants an award under the 2018 Plan in substitution of an award eligible for the transition rule, the 2018 Plan will require such award to continue to be administered so as to retain the award’s eligibility for the transition rule. Notwithstanding any other provisions herein, we reserve the right to grant awards under the 2018 Plan that may not be deductible because of Section 162(m) of the Code as the Committee in the exercise of its business judgment determines appropriate to meet our compensation objectives.

Section 409A of the Code

It is intended that awards granted under the 2018 Plan generally will be exempt from treatment as “deferred compensation” subject to Section 409A of the Code. Some restricted stock units, phantom stock, cash incentive awards and other awards subject to deferral features, however, may be subject to Section 409A of the Code, which regulates deferred compensation arrangements. In such cases, the timing of the settlement of the award would have to meet certain restrictions in order for the participant not to be subject to accelerated tax and a tax penalty at the time of vesting rather than at the time of settlement. One significant restriction would be a requirement that the timing of the settlement not be controlled by the participant’s exercise of discretion. If the participant is subject to tax at the time of vesting (instead of the time of settlement), our deduction would also be accelerated. If we grant awards under the 2018 Plan that constitute deferred compensation within the meaning of Section 409A of the Code, such awards generally are intended to be structured to comply with the applicable requirements imposed under Section 409A, although we make no guarantee as to such tax consequences.

Benefits to Executive Officers and Directors

The 2018 Plan is a new plan, and no awards have been made under the 2018 Plan to date. Because the awards that will be made to the executive officers and directors pursuant to the 2018 Plan are within the discretion of the Committee, it is not possible to determine the benefits that will be received by executive officers and directors if the 2018 Plan is approved by our shareholders.

Required Vote; Board Recommendation

The 2018 Plan will only become effective if a quorum is present and the number of votes cast at the annual meeting of shareholders “for” the proposal exceeds the number of votes cast “against” it.

SunTrust Banks, Inc. - 2018 Proxy Statement	51

The Board recommends a vote FOR the approval of the SunTrust Banks, Inc. 2018 Omnibus Incentive Compensation Plan.

Ratification of Independent Auditor (Item 4)

AUDIT FEES AND RELATED MATTERS

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the years ended December 31, 2017 and 2016, respectively, and fees billed for other services it rendered during those periods.

Year Ended December 31 ($ in millions)	2017	Percent of Total	2016	Percent of Total
Audit Fees[1]	$9.98	86.1%	$9.33	79.3%
Audit Related Fees[2]	$1.60	13.8%	$1.78	15.1%
Tax Fees[3]	$0.00	0%	$0.22	1.9%
All Other Fees[4]	$0.00	0%	$0.44	3.7%
Total	$11.59	100.0%	$11.77	100.0%

[1]

Audit Fees consist of fees billed for professional services rendered in connection with the audit of our annual consolidated financial statements and internal control over financial reporting, review of periodic reports and other documents filed with the SEC, including the quarterly financial statements included in Forms 10-Q, statutory audits or financial audits of subsidiaries, and services that are normally provided in connection with statutory or regulatory filings or engagements.

[2]

Audit Related Fees consist of assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category includes fees related to the performance of audits and attest services not required by statute or regulations, service organization control reports, and audits of certain investment funds advised by SunTrust subsidiaries.

[3]	Tax Fees consist of the aggregate fees billed for professional services rendered by the auditor for tax advice and tax planning.

[4]	All Other Fees consists of costs related to advisory services for regulatory reporting, business process improvement and data governance.

The Audit Committee has concluded that the provision of the non-audit services listed above was compatible with maintaining the independence of Ernst & Young LLP.

Audit Committee Policy for Pre-approval of Independent Auditor Services

The Audit Committee of the Board of Directors is required to pre-approve all audit and non-audit services provided by our independent auditors in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee has established a policy regarding pre-approval of permissible audit, audit-related, tax and other services provided by the independent auditors, which services are periodically reviewed and revised by the Audit Committee. Unless a type of service has received general pre-approval under the policy, the service will require specific approval by the Audit Committee. The policy also includes pre-approved fee levels for specified services, and any fee for a proposed service exceeding the established fee level must be specifically approved by the Audit Committee.

52	SunTrust Banks, Inc. - 2018 Proxy Statement

Ratification of Independent Auditor (Item 4)

Ratification of Independent Auditor (Item 4)

Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent, external auditor of our financial statements. The independent, external auditor is appointed annually. The decision of the Audit Committee is based on a review of the qualifications, independence, past performance and quality controls of the external auditor. The decision also takes into account the proposed audit scope, staffing and approach, including coordination of the external auditor’s efforts with our internal audit staff, and the estimated audit fees for the coming year.

The Audit Committee has appointed Ernst & Young LLP as our independent, external auditor for the current year, which ends December 31, 2018, subject to ratification by a majority of the shares represented at the Annual Meeting. Management considers Ernst & Young LLP to be well qualified, and the Audit Committee believes that the continued retention of Ernst & Young LLP to serve as our independent, external auditor to be in the best interests of the Company and its shareholders. In view of the difficulty and expense involved in changing auditors on short notice, should the shareholders not ratify the selection of Ernst & Young LLP, it is contemplated that the appointment of Ernst & Young LLP will be permitted to stand unless the Board finds other compelling reasons for making a change. Disapproval by the shareholders will be considered a recommendation that the Board select other auditors for the following year.

Ernst & Young LLP has been appointed continuously since 2007. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent, external audit firm. The Audit Committee is directly involved in the selection of Ernst & Young LLP’s lead engagement partner and is responsible for the negotiation of audit fees payable to Ernst & Young LLP.

Representatives of Ernst & Young LLP (our independent, external auditor for the current year as well as for the most recently completed year) are expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire, and to respond to appropriate questions.

The Board of Directors recommends that the shareholders vote FOR the ratification of Ernst & Young LLP as our independent, external auditor.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2017 with management and with Ernst & Young LLP, the independent auditor for the year ended December 31, 2017. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor. The discussions with Ernst & Young LLP also included the matters required by Auditing Standards No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence. The Audit Committee discussed the independence of Ernst & Young LLP with Ernst & Young LLP.

Based on the Audit Committee’s review of the representations of management and the report of Ernst & Young LLP and the Audit Committee’s discussions with management and Ernst & Young LLP, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2017 be included in our Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of SunTrust’s Board of Directors.

Thomas R. Watjen, Chair	Paul R. Garcia, Vice Chair	Dallas S. Clement

Kyle Prechtl Legg	Phail Wynn, Jr.

February 23, 2018

SunTrust Banks, Inc. - 2018 Proxy Statement	53

Stock Ownership of Directors, Management and Principal Shareholders

The following table sets forth the number and the percentage of shares of our common stock that were beneficially owned as of December 31, 2017 by (i) the executive officers named in the 2017 Summary Compensation Table, (ii) all current directors and persons nominated to become directors, (iii) all current directors and executive officers as a group, and (iv) all persons known to us who may be considered a beneficial owner of more than 5% of the outstanding shares of our common stock. Also, as of December 31, 2017, none of our directors or executive officers beneficially owned any shares of our preferred stock. Except as otherwise indicated, each director or executive officer possessed sole voting and investment power with respect to all shares set forth opposite his or her name. None of our executive officers or directors have pledged any of their shares.

Name	Common Stock	Options[1] Exercisable Within 60 Days	Total Beneficial Ownership	Percent[2] of Class	Additional[3] Ownership
Agnes Bundy Scanlan	2,186	—	2,186	*	—
Mark A. Chancy[4]	139,580	317,962	457,542	*	117,713
Dallas S. Clement	—	—	—	*	9,042
Hugh S. Cummins, III[4]	28,490	88,785	117,275	*	112,569
Thomas E. Freeman[4]	154,526	81,400	235,926	*	61,068
Paul R. Garcia	11,744	—	11,744	*	2,186
Aleem Gillani[4,5]	270,873	—	270,873	*	18,307
M. Douglas Ivester	100,000	—	100,000	*	95,415
Kyle Prechtl Legg	22,563	—	22,563	*	—
Donna S. Morea	23,941	—	23,941	*	—
David M. Ratcliffe	21,271	—	21,271	*	43,422
William H. Rogers, Jr.[4]	530,053	536,160	1,066,213	*	67,997
Frank P. Scruggs, Jr.	7,501	—	7,501	*	9,780
Bruce L. Tanner	—	—	—	*	9,101
Steven C. Voorhees	4,000	—	4,000	*	—
Thomas R. Watjen	26,505	—	26,505	*	—
Phail Wynn, Jr.	17,611	—	17,611	*	28,652
All Directors, Nominees and Executive Officers as a Group (22 persons)	1,418,790	1,046,307	2,465,097	*	610,875
Principal Shareholders
BlackRock, Inc.[6]	44,576,787	—	44,576,787	9.45%	—
The Vanguard Group[6]	33,140,908	—	33,140,908	7.02%	—
Capital World Investors[6]	29,202,903	—	29,202,903	6.19%	—
FMR LLC[6]	28,049,343	—	28,049,343	5.94%	—
State Street Corporation[6]	24,744,732	—	24,744,732	5.24%	—

[1]	Pursuant to SEC Rule 13d-3, persons are deemed to beneficially own shares that are the subject of stock options or stock equivalents exercisable within 60 days.

[2]

Based on 470,869,334 shares of our common stock outstanding on December 31, 2017, plus 1,046,307 shares that are the subject of stock options exercisable within 60 days following such date or phantom stock in accordance with SEC Rule 13d-3. * indicates less than 1% of the outstanding shares of our common stock.

[3]

Represents certain phantom stock not deemed equivalent to common stock under SEC Rule 13d-3. A number of our directors and executive officers have either received awards or deferred the receipt of fees or compensation payable to them, with their ultimate payout determined as if such awards or deferred pay had been invested in shares of SunTrust common stock. Amounts reported include phantom shares credited under the SunTrust Deferred Compensation Plan, the SunTrust Directors Deferred Compensation Plan, and restricted stock units granted under our 2009 Stock Plan.

[4]	Includes shares held for the benefit of the NEO under SunTrust’s 401(k) Plan: Mr. Chancy—1,315; Mr. Cummins—2,854; Mr. Freeman—651; Mr. Gillani—7,109; and Mr. Rogers—8,072.

[5]	Includes 1,500 shares held in custodial accounts for a family member, for whom Mr. Gillani disclaims beneficial ownership.

[6]

Based solely upon our review of a Schedule 13D, 13G or 13F filed by the shareholder with the SEC which provides information as of December 31, 2017, which may include shared voting or dispositive power over some of such shares. BlackRock, Inc., 55 E. 52nd St., New York, NY 10055; The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355; Capital World Investors, 333 South Hope Street, Los Angeles, CA 90071; FMR LLC, 245 Summer Street, Boston, MA 02210; and State Street Corporation, One Lincoln Street, Boston, MA 02111.

54	SunTrust Banks, Inc. - 2018 Proxy Statement

Other Information

Other Information

Webcast of Annual Meeting

We are pleased to offer a listen-only, audio webcast of the 2018 Annual Meeting. If you choose to listen to the webcast, go to our Investor Relations website at investors.suntrust.com shortly before the meeting time and follow the instructions provided. If you miss the meeting, you may listen to a replay of the webcast beginning the afternoon of April 24, 2018 and available until April 23, 2019. Please note that you will not be able to vote your shares or otherwise participate in the meeting via the webcast. If you plan to listen to the webcast, please submit your vote using one of the methods described below prior to the meeting.

Record Date and Shares Outstanding

Each common shareholder of record at the close of business on February 14, 2018—the record date—is entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Each share of SunTrust common stock entitles the holder to one vote on any matter coming before a meeting of our shareholders. Our Perpetual Preferred Stock, Series A, B, E, F, G and H generally are not entitled to vote. On February 14, 2018, the record date for the Annual Meeting, there were 467,339,342 shares of SunTrust common stock outstanding.

Voting Your Shares

Whether or not you plan to attend the Annual Meeting, please vote your shares: (1) via the internet, (2) via a toll-free telephone call, or (3) if you received a paper copy of this Proxy Statement, by completing, signing, dating and returning the enclosed proxy card as soon as possible in the postage paid envelope provided. You can simplify your voting and reduce our costs by voting your shares via the internet or telephone. We have designed the internet and telephone voting procedures to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. If you hold your shares in the name of a bank or broker, the availability of telephone and internet voting will depend on the voting processes of the applicable bank or broker. Therefore, we recommend that you follow the voting instructions on the form you receive from your bank or broker. If you do not choose to vote by the internet or telephone, and you received a paper copy of this Proxy Statement, please complete, date, sign and return the proxy card.

You may revoke your proxy at any time by notice to the Corporate Secretary of SunTrust, by submitting a proxy having a later date or by appearing at the Annual Meeting and voting in person. All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If you return your proxy and do not specify how you would like your shares voted, then the proxies will be voted as recommended by the Board of Directors.

Quorum and Voting

Quorum. The presence, either in person or by proxy, of a majority of the shares entitled to vote constitutes a quorum at a meeting of our shareholders. Abstentions and broker non-votes will be counted as “shares present” in determining whether a quorum exists at the Annual Meeting.

Vote Required. If a quorum is present, in order to be elected, each nominee for election as a director must receive more votes cast for such nominee’s election than against such nominee’s election (Item 1). If a quorum is present, all other matters will be approved if the votes cast favoring the action exceed the votes cast opposing the action.

Broker Non-Votes. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee has not received voting instructions from the beneficial owner and the nominee does not have discretionary voting power with respect to that item. If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials have been forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. Under New York Stock Exchange rules, brokers or other nominees may not vote your shares on certain matters unless they receive instructions from you. Brokers or other nominees who are New York Stock Exchange members are expected to have discretionary voting power only for Item 4, the ratification of Ernst & Young LLP as our independent auditor, but not any other items. As a result, if you do not provide specific voting instructions to your record holder, New York Stock Exchange rules will allow the record holder to vote only on Item 4, and not on Items 1, 2 or 3. Accordingly, it is important that you provide voting instructions to your broker or other nominee so that your shares may be voted.

Effect of Abstentions and Broker Non-Votes. If your shares are treated as a broker non-vote or abstention, your shares will be counted in the number of shares represented for purposes of determining whether a quorum is present. However, broker non-votes and abstentions will not be included in vote totals (neither for nor against) and therefore will not affect the outcome of the vote on any matter to be considered at the meeting.

SunTrust Banks, Inc. - 2018 Proxy Statement	55

Other Information

Shareholder Proposals for Next Year’s Meeting

Proxy Statement Proposals. Under SEC Rules, shareholders wishing to submit proposals for inclusion in the proxy statement for our 2019 annual meeting of shareholders must submit such proposals no later than the close of business on November 9, 2018. Proposals should be addressed to SunTrust Banks, Inc., Post Office Box 4418, Mail Code 643, Atlanta, Georgia 30302, Attention: Corporate Secretary.

Other Proposals and Nominations. Our Bylaws govern the submission of nominations for director or other business proposals that a shareholder wishes to have considered at a meeting of shareholders. These advance notice provisions are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the proxy statement under SEC rules.

Under our Bylaws, nominations for director or other business proposals to be addressed at our next annual meeting may be made by a shareholder entitled to vote who has delivered a notice to the Corporate Secretary no later than the close of business on November 9, 2018 and not before October 10, 2018. The submission should include the proposal and a brief statement of the reasons for it, the name and address of the shareholder (as they appear in our stock transfer records), and the class and number of our shares beneficially owned by the shareholder. In addition, the proponent should provide a complete description of any material economic or other interest of the proponent and of its affiliates and associates in order to satisfy the requirements of our Bylaws and to allow us to satisfy the requirements of SEC Regulation 14A. In addition, nominations should include the information required by our Bylaws and set forth in the section above titled, “Shareholder Recommendations and Nominations for Election to the Board.” Proposals should be addressed to SunTrust Banks, Inc., Post Office Box 4418, Mail Code 645, Atlanta, Georgia 30302, Attention: Corporate Secretary. A proxy granted by a shareholder will give discretionary authority to the named proxies to vote on any matters introduced pursuant to the above advance notice Bylaw provisions, subject to applicable SEC rules. Our Bylaws are available on our Investor Relations website, investors.suntrust.com, under the heading “Governance.”

Attending the Meeting and Other Matters

Only persons who can demonstrate that they were shareholders of record on the record date (February 14, 2018) or their proxies may attend and participate in the Annual Meeting. If your shares are held in a brokerage account or by another nominee, you must obtain and bring to the Annual Meeting a proxy or other evidence of ownership from your broker or nominee giving you the right to vote such shares. If you are a shareholder of record and received your proxy materials (or notice of internet availability of proxy materials) by mail, your admission ticket is attached to your proxy card (or notice of internet availability of proxy materials). If you received your proxy materials by e-mail and voted your shares electronically via the internet, you can print an admission ticket after you have voted by clicking on the link provided. If you are a beneficial owner, bring the notice or voting instruction form you received from your bank, brokerage firm or other nominee for admission to the meeting. You also may bring your brokerage statement reflecting your ownership of common stock as of February 14, 2018 with you to the meeting. Large bags, cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting, and individuals not complying with this request are subject to removal from the Annual Meeting. In the event of an adjournment, postponement or emergency that changes the time, date or location of the Annual Meeting, we will make an announcement, issue a press release or post information on our Investor Relations website, investors.suntrust.com, under the heading “Governance” to notify shareholders. If any other item or proposal may properly come before the meeting, including voting on a proposal omitted from this Proxy Statement pursuant to the rules of the SEC or incident to the conduct of the meeting, then the proxies will be voted in accordance with the discretion of the proxy holders.

Householding

As permitted by applicable law, we may deliver only one copy of this Proxy Statement, our Annual Report or our notice of internet availability of proxy materials to shareholders residing at the same address unless the shareholders have notified us of their desire to receive multiple copies of the Proxy Statement. This is known as “householding.” We do this to reduce costs and preserve resources. Upon oral or written request, we will promptly deliver a separate copy to any shareholder residing at an address to which only one copy was mailed. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered a shareholder of record with respect to those shares. Shareholders of record residing at the same address that receive multiple copies of the Proxy Statement may contact our transfer agent, Computershare, to request that only a single copy of the Proxy Statement be mailed in the future. Contact Computershare by phone at (866) 299-4214, by mail at P.O. Box 505000, Louisville, KY 40233-5000, or by overnight delivery at 462 South 4th Street, Suite 1600, Louisville, KY 40202. If your shares are held in a brokerage account or bank, you are considered the “beneficial owner” of those shares. Beneficial owners should contact their broker or bank.

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Appendix A—Non-GAAP Reconciliations

Appendix A—Non-GAAP Reconciliations

Reconciliation of GAAP Efficiency Ratio to Adjusted Tangible Efficiency Ratio-FTE

	2011	2012	2013	2014	2015	2016	2017
Reported (GAAP) Basis
Net Interest Income	5,065	5,102	4,853	4,840	4,764	5,221	5,633
Noninterest Income	3,421	5,373	3,214	3,323	3,268	3,383	3,354
Revenue	8,486	10,475	8,067	8,163	8,032	8,604	8,987
Noninterest Expense¹	6,194	6,284	5,831	5,543	5,160	5,468	5,764
Efficiency Ratio	73.0%	60.0%	72.3%	67.9%	64.2%	63.6%	64.1%
Reconciliation:
Net Interest Income	5,065	5,102	4,853	4,840	4,764	5,221	5,633
FTE Adjustment	114	123	127	142	142	138	145
Net Interest Income-FTE	5,179	5,225	4,980	4,982	4,906	5,359	5,778
Noninterest Income	3,421	5,373	3,214	3,323	3,268	3,383	3,354
Revenue-FTE	8,600	10,598	8,194	8,305	8,174	8,742	9,132
Efficiency Ratio-FTE	72.0%	59.3%	71.2%	66.7%	63.1%	62.6%	63.1%
Adjustment Items (Noninterest Income):
3Q-4Q 12 student / Ginnie Mae loan sale (losses)		(92)
Securities gain related to the sale of Coca Cola stock		1,938
Pre-tax mortgage repurchase provision related to loans sold to GSEs prior to 2009		(371)
GSE mortgage repurchase settlements			(63)
RidgeWorth sale				105
Premium Assignment Corporation sale							107
Securities & MSR losses in connection with tax reform-related actions							(114)
Adjusted Noninterest Income	3,421	3,898	3,277	3,218	3,268	3,383	3,361
Adjusted Revenue-FTE²	8,600	9,123	8,257	8,200	8,174	8,742	9,139
Noninterest Expense¹	6,194	6,284	5,831	5,543	5,160	5,468	5,764
Adjustment Items (Noninterest Expense):
Legacy affordable housing impairment		96
Charitable contribution of KO shares		38
Impact of certain legacy mortgage legal matters			323	324
Mortgage servicing advances allowance increase			96
Efficiency related charges as outlined in 12/4/17 8-K							36
Contribution to communities / teammates in connection with tax-reform							75
Adjusted Noninterest Expense[2]	6,194	6,150	5,412	5,219	5,160	5,468	5,653
Amortization Expense	43	46	23	25	40	49	75
Adjusted Tangible Expenses²	6,151	6,104	5,389	5,194	5,120	5,419	5,578
Adjusted Efficiency Ratio-FTE³	72.0%	67.4%	65.6%	63.7%	63.1%	62.6%	61.9%
Adjusted Tangible Efficiency Ratio-FTE³	71.5%	66.9%	65.3%	63.3%	62.6%	62.0%	61.0%

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Appendix A—Non-GAAP Reconciliations

Footnotes:

1.

In accordance with updated GAAP, amortization of affordable housing investments of $40 million, $39 million, and $49 million were reclassified and are now presented in provision for income taxes for 2011, 2012 and 2013, respectively. Previously, the amortization was presented in other noninterest expense.

2.

Adjusted revenue and expenses are provided as they remove certain items that are material and potentially non-recurring. Adjusted figures are intended to provide management and investors information on trends that are more comparable across periods and potentially more comparable across institutions.

3.	Represents adjusted noninterest expense / adjusted revenue—FTE. Adjusted tangible efficiency ratio excludes amortization expense.

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Appendix A—Non-GAAP Reconciliations

Reconciliation of GAAP Earnings Per Share to Adjusted Earnings Per Share

($ in millions, except per share amounts)	2012	2013	2017
Net income available to common shareholders	$1,931	$1,297	$2,179
Significant items impacting the year:
Operating losses related to recognition of certain mortgage-related legal matters	—	323	—
Mortgage repurchase provision related to repurchase settlements	—	63	—
Provision for unrecoverable servicing advances	—	96	—
Securities gains related to sale of Coke stock	(1,938)	—	—
Mortgage repurchase provision	371	—	—
Charitable expense related to the Coke stock contribution	38	—	—
Provision for credit losses related to NPL sales	172	—	—
Losses on sale of guaranteed loans	92	—	—
Valuation losses related to planned sale of Affordable Housing investments	96	—	—
Net tax benefit related to subsidiary reorganization and other	—	(113)	—
Gain on sale of Premium Assignment Corporation	—	—	(107)
Securities & MSR losses in connection with tax reform-related actions	—	—	114
Contribution to communities / teammates in connection with tax-reform	—	—	75
Efficiency related charges as outlined in 12/4/17 8-K	—	—	36
Tax (benefit)/expense related to above items	416	(190)	(42)
Net tax benefit related to revaluation of net deferred tax liability and other discrete tax items	—	—	(291)
Tax expense related to SunTrust Mortgage (“STM”) state NOL valuation allowance adjustment	—	—	27
Net income available to common shareholders, excluding significant items impacting the year	$1,178	$1,476	$1,991
Net income per average common share, diluted	$3.59	$2.41	$4.47
Net income per average common share, diluted, excluding significant items impacting the year	$2.19	$2.74	$4.09

For 2012, 2013 and 2017, we present net income and earnings per share excluding certain items. We believe this is useful to investors because it removes the effect of these items and may better reflect normal operations and results that are primarily client relationship and client transaction driven. Removing these items also allows investors to compare our results to other companies in the industry that may not have had similar items impact their results. We use these measures to measure our performance.

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Appendix B—SunTrust Banks, Inc. 2018 Omnibus Incentive Compensation Plan

Appendix B—SunTrust Banks, Inc. 2018 Omnibus Incentive Compensation Plan

Article 1

Effective Date, Objectives and Duration

1.1 Adoption of the Plan. The Board of Directors of SunTrust Banks, Inc., a Georgia corporation (the “Company”), adopted the 2018 Omnibus Incentive Compensation Plan (the “Plan”) on February 13, 2018, subject to approval by the shareholders of the Company. The terms of the Plan are set forth herein. The Plan shall become effective (the “Effective Date”) at such time as the shareholders of the Company have approved it by a majority of the votes cast at a duly held meeting of the shareholders at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan. If the shareholders of the Company do not so approve the Plan within twelve (12) months after the date the Board of Directors of the Company adopted the Plan, the Plan shall terminate. Awards may be granted under the Plan only after the shareholders of the Company have approved the Plan.

1.2 Objectives of the Plan. The Plan is intended (a) to attract, retain, motivate and reward highly qualified persons to serve as employees and Non-Employee Directors and to promote ownership by such employees and Non-Employee Directors of a greater proprietary interest in the Company, thereby aligning such employees’ and Non-Employee Directors’ interests more closely with the interests of the Company’s shareholders, (b) to allow Grantees to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company to work to increase the value of the Company, (c) to provide cash incentive compensation opportunities that are competitive with those of peer corporations, (d) to optimize the profitability and growth of the Company and its Affiliates through incentives that are consistent with the Company’s goals, (e) to provide Grantees with an incentive for excellence in individual performance, and (f) to promote teamwork among employees and Non-Employee Directors.

1.3 Duration of the Plan. Provided the shareholders of the Company approve the Plan as described above, the Plan shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Article 16 hereof, until the date that is ten (10) years after the date the Board adopted the Plan, i.e., February 12, 2028, or, if earlier, the date all Shares subject to the Plan shall have been issued, and the restrictions on all Awards granted under the Plan shall have lapsed, according to the Plan’s provisions.

Article 2

Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

2.1 “409A Award” has the meaning set forth in Section 17.1.

2.2 “Account” means the bookkeeping account established by the Company for each Participant granted Phantom Stock under the Plan. A Participant’s Account shall be utilized solely as a device for the determination and measurement of the payment to the Participant of Phantom Stock granted pursuant to this Plan. A Participant’s Account shall not constitute or be treated as a trust fund of any kind.

2.3 “Acquired Entity” has the meaning set forth in Section 5.6(b).

2.4 “Acquired Entity Awards” has the meaning set forth in Section 5.6(b).

2.5 “Affiliate” means any corporation or other entity, including but not limited to partnerships, limited liability companies and joint ventures, with respect to which the Company, directly or indirectly, owns as applicable (a) shares or stock possessing fifty percent (50%) or more of the total combined voting power of all classes of shares or stock entitled to vote, or fifty percent (50%) or more of the total value of all shares of all classes of shares or stock of such corporation, or (b) an aggregate of fifty percent (50%) or more of the profits interests or capital interests of a non-corporate entity. Affiliate includes any corporation or other entity that becomes such on or after the Effective Date.

2.6 “Applicable Law” means U.S. federal, state and local laws applicable to the Company, any legal or regulatory requirement relating to the Plan, Awards and/or Shares under applicable U.S. federal, state and local laws, the requirements of the NYSE and

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Appendix B—SunTrust Banks, Inc. 2018 Omnibus Incentive Compensation Plan

any other stock exchange or automated quotation system upon which the Shares are listed, the Code and any other U.S. federal, state and local tax laws applicable to the Company or relating to the Plan, Awards and/or Shares, and the applicable laws, rules, regulations and requirements of any other country or jurisdiction where Awards are or are to be granted, exercised, vested or settled, as such laws, rules, regulations and requirements shall be in place from time to time.

2.7 “Award” means Options (including non-qualified options and Incentive Stock Options), SARs, Restricted Shares, Restricted Stock Units, Dividend Equivalents, Phantom Stock, Bonus Shares, Cash Incentive Awards or Other Stock-Based Awards granted under the Plan.

2.8 “Award Agreement” means either (a) a written agreement entered into by the Company and a Grantee setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written statement issued by the Company to a Grantee describing the terms and provisions of such Award, including in either case any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by the Grantee.

2.9 “Beneficiary” means one or more persons or entities that become entitled to receive any amount payable under this Plan at the Participant’s death. The Participant’s Beneficiary is the Participant’s surviving spouse, unless the Participant designates one or more persons or entities to be the Participant’s Beneficiary. The Participant may make, change or revoke a Beneficiary designation at any time before his death without the consent of the Participant’s spouse or anyone the Participant previously named as a Beneficiary, and the Participant may designate primary and secondary Beneficiaries. A Beneficiary designation must comply with procedures established by the Committee and must be received by the Committee before the Participant’s death. If the Participant dies without a valid Beneficiary designation (as determined by the Committee) and has no surviving spouse, the Beneficiary shall be the Participant’s estate.

2.10 “Board” means the Board of Directors of the Company.

2.11 “Bonus Shares” means Shares that are awarded to a Grantee with or without cost (save in all events for payment by the Grantee in cash of the nominal value per Share if required by Applicable Law) and without restrictions either in recognition of past performance (whether determined by reference to another employee benefit plan of the Company or otherwise), as an inducement to become an Eligible Person or, with the consent of the Grantee, as payment in lieu of any cash remuneration otherwise payable to the Grantee.

2.12 “Cash Incentive Award” means an Award granted under Article 15 of the Plan.

2.13 “Cause” shall have the same definition as under any employment, change in control or service agreement between the Company or any Affiliate and the Participant or, if no such employment, change in control or service agreement exists or if such employment, change in control or service agreement does not contain any such definition, “Cause” means for purposes of this Plan and as determined by the Committee, in its sole discretion, one or more of the following actions that serves as the primary reason(s) for the termination of the Participant’s employment with the Company or any Affiliate:

(a) the Participant’s willful and continued failure to perform his job duties in a satisfactory manner after written notice from the Company or Affiliate to Participant and a thirty (30) day period in which to cure such failure;

(b) the Participant’s conviction or plea of nolo contendere of a felony or engagement in a dishonest act, misappropriation of funds, embezzlement, criminal conduct or common law fraud;

(c) the Participant’s material violation of the Code of Business Conduct and Ethics of the Company or any Affiliate;

(d) the Participant’s engagement in an act that materially damages or materially prejudices the Company or any Affiliate or the Participant’s engagement in activities materially damaging to the property, business or reputation of the Company or any Affiliate; or

(e) the Participant’s failure and refusal to comply in any material respect with the current and any future amended policies, standards and regulations of the Company, any Affiliate and/or their regulatory agencies, if such failure continues after written notice from the Company or Affiliate to the Participant and a thirty (30) day period in which to cure such failure, or the determination by any such governing agency that the Participant may no longer serve as an officer of the Company or the Affiliate.

2.14 “CEO” means the Chief Executive Officer of the Company.

2.15 “Change in Control” means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act as in effect at the time of such

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Appendix B—SunTrust Banks, Inc. 2018 Omnibus Incentive Compensation Plan

“change in control,” pursuant to which (i) any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing thirty percent (30%) or more of the combined voting power for the election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) within any period of 24 consecutive months, persons who were members of the Board immediately prior to such 24-month period, together with persons who were first elected as directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) during such 24-month period by or upon the recommendation of persons who were members of the Board immediately prior to such 24-month period and who constituted a majority of the Board at the time of such election, cease to constitute a majority of the Board; (iii) there is a consummation of any reorganization, merger, consolidation or share exchange (other than a merger with a wholly-owned subsidiary of the Company) or any dissolution or liquidation of the Company or any sale or disposition of fifty percent (50%) or more of the assets or business of the Company, unless the persons who were the beneficial owners of the outstanding shares of the common stock of the Company immediately before the consummation of any such transaction beneficially own sixty percent (60%) or more of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction, in substantially the same proportion that each such person had beneficially owned shares of the Company’s common stock immediately before the consummation of such transaction, and determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of the Company by such persons immediately before the consummation of such transaction.

Notwithstanding the foregoing, in the case of any Award that constitutes deferred compensation within the meaning of Section 409A of the Code, there shall not be a Change in Control unless there is a change in the ownership or effective control of the Company, or in a substantial portion of the assets of the Company, within the meaning of Section 409A of the Code where necessary for such Award to comply with Section 409A of the Code.

2.16 “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

2.17 “Committee” has the meaning set forth in Section 3.1(a).

2.18 “Company” means SunTrust Banks, Inc., a Georgia corporation, and any successor thereto.

2.19 “Compensation Committee” means the compensation committee of the Board.

2.20 “Corporate Transaction” has the meaning set forth in Section 4.2(b).

2.21 “Disability” or “Disabled” means, unless otherwise defined in an Award Agreement, or as otherwise determined under procedures established by the Committee for purposes of the Plan:

(a) Except as provided in (b) or (c) below, disability means, for any Participant, any injury, illness or sickness that qualifies as a long-term disability within the meaning of the Company’s long-term disability program (“LTD Program”) and on account of which such Participant is entitled to receive LTD Program benefits;

(b) In the case of an Incentive Stock Option or an Award granted in tandem with an Incentive Stock Incentive, disability has the meaning under Section 22(e)(3) of the Code; and

(c) In the case of any Award that constitutes deferred compensation within the meaning of Section 409A of the Code, disability means as defined in regulations under Code Section 409A where necessary for such Award to comply with Section 409A of the Code. For purpose of Code Section 409A, a Grantee will be considered Disabled if:

(i) the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

(ii) the Grantee is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Grantee’s employer.

2.22 “Dividend Equivalent” means a right to receive cash or Shares equal to any dividends paid on Shares, if and when paid or distributed, on a specified number of Shares, which dividends have a record date on or after the date of grant of the Dividend Equivalents or related Award and before the date Dividend Equivalents or related Award become payable.

2.23 “DRO” has the meaning set forth in Section 5.4 (a).

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Appendix B—SunTrust Banks, Inc. 2018 Omnibus Incentive Compensation Plan

2.24 “Effective Date” has the meaning set forth in Section 1.1.

2.25 “Eligible Person” means any employee (including any officer) of, or Non-Employee Director of, the Company or any Affiliate, or potential employee (including a potential officer) of, or potential Non-Employee Director of, the Company or an Affiliate; provided, however, that (i) solely with respect to the grant of an Incentive Stock Option, an Eligible Person shall be any employee (including any officer) of the Company or any Subsidiary Corporation and (ii) the Committee may establish additional eligibility criteria for determining an Eligible Person for any Awards granted hereunder. Solely for purposes of Section 5.6(b), current or former employees or non-employee directors of an Acquired Entity who receive Substitute Awards in substitution for Acquired Entity Awards shall be considered Eligible Persons under this Plan with respect to such Substitute Awards.

2.26 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to a particular section of the Exchange Act include references to successor provisions.

2.27 “Exercise Price” means (a) with respect to an Option, the price at which a Share may be purchased by a Grantee pursuant to such Option or (b) with respect to an SAR, the price established at the time an SAR is granted pursuant to Article 7, which is used to determine the amount, if any, of the payment due to a Grantee upon exercise of the SAR.

2.28 “Fair Market Value” means (1) the closing price on any date for a Share as reported by The Wall Street Journal under the NYSE Composite Transactions quotation system (or under any successor quotation system) or, if Shares are no longer traded on the NYSE, under the quotation system under which such closing price is reported or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (2) such closing price as so reported for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price, (3) the price which the Committee acting in good faith determines through any reasonable valuation method that a Share might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts, determined in a manner consistent with Treasury Regulation § 1.409A-1(b)(5)(iv)(B). If the closing price for a Share is misquoted or omitted by the applicable publication, the Committee shall directly solicit the information from officials of the stock exchange or from other informed independent market sources. The Fair Market Value that the Committee determines shall be final, binding and conclusive on the Company, any Affiliate and each Participant. Notwithstanding the foregoing, if the Committee determines in its discretion that an alternative definition of Fair Market Value should be used in connection with the grant, exercise, vesting, settlement or payout of any Award, it may specify such alternative definition in the Award Agreement applicable to the Award. Such alternative definition may include a price that is based on the opening, actual, high, low, or average selling prices of a Share on the NYSE or other securities exchange on the given date, the trading date preceding the given date, the trading date next succeeding the given date, or an average of trading days but must in all cases be consistent with Treasury Regulation § 1.409A-1(b)(5)(iv)(B).

2.29 “FICA” has the meaning set forth in Section 18.1(a).

2.30 “Forfeiture” means, in relation to Restricted Shares, the compulsory transfer of Restricted Shares by the Grantee, in accordance with and on and subject to the terms set out in the Award Agreement to one of the following, at the election of the Company: the Company, subject to Applicable Law, an employee benefit trust established by the Company, or an unrelated third party designated by the Company. “Forfeiture” means, in relation to any other Award, the termination of the Award without the Award becoming vested or payable. “Forfeitable,” “Forfeited” and “non-Forfeitable” shall be construed accordingly.

2.31 “Forfeiture Transferee” means the person to which or whom Restricted Shares are transferred pursuant to Forfeiture.

2.32 “Full Value Award” means an Award other than an Option, SAR or Other Stock-Based Award in the nature of purchase rights.

2.33 “Good Reason” has the same definition as under any employment, change in control or service agreement between the Company or any Affiliate and the Participant or, if no such employment, change in control or service agreement exists or if such employment, change in control or service agreement does not contain any such definition, Good Reason shall mean, without the Participant’s consent, the following:

(i) any action taken by the Company or an Affiliate which results in a material reduction in the Participant’s authority, duties or responsibilities (except that any change in the foregoing that results solely from (A) the Company ceasing to be a publicly traded entity or from the Company becoming a wholly-owned subsidiary of another publicly traded entity or (B) any change in the geographic scope of the Participant’s authority, duties or responsibilities will not, in any event and standing alone, constitute a substantial reduction in the Participant’s authority, duties or responsibilities);

(ii) the assignment to the Participant of duties that are materially inconsistent with Participant’s authority, duties or responsibilities;

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Appendix B—SunTrust Banks, Inc. 2018 Omnibus Incentive Compensation Plan

(iii) any material decrease in the Participant’s base salary or annual bonus opportunity, except to the extent the Company has instituted a salary or bonus reduction generally applicable to all similar employees of the Company other than in contemplation of or after a Change in Control;

(iv) the relocation of the Participant to any principal place of employment other than that as of the date of grant of the Award, or any requirement that Participant relocate his residence other than to that as of the date of grant of the Award, without the Participant’s express written consent to either such relocation, which in either event would increase the Participant’s commute by more than fifty (50) miles; provided, however, this subsection (iv) shall not apply in the case of business travel which requires the Participant to relocate temporarily for periods of ninety (90) days or less; or

(v) the failure by the Company to pay to the Participant any portion of the Participant’s base salary or annual bonus within thirty (30) days after the date the same is due.

Notwithstanding the above, and without limitation, “Good Reason” shall not include any resignation by the Participant where Cause for the Participant’s termination by the Company or an Affiliate exists. The Participant must give the Company or Affiliate that employs the Participant notice of any event or condition that would constitute “Good Reason” within thirty (30) days of the event or condition which would constitute “Good Reason,” and upon the receipt of such notice the Company or Affiliate that employs the Participant shall have thirty (30) days to remedy such event or condition. If such event or condition is not remedied within such thirty (30)-day period, any termination of employment by the Participant for “Good Reason” must occur within thirty (30) days after the period for remedying such condition or event has expired.

2.34 “Grant Date” means the date on which an Award is granted or such later date as specified in advance by the Committee.

2.35 “Grantee” means a person who has been granted an Award.

2.36 “Immediate Family” has the meaning set forth in Section 5.4(c).

2.37 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.

2.38 “including” or “includes” means “including, without limitation,” or “includes, without limitation,” respectively.

2.39 “Involuntary Termination” means a Participant’s Termination of Affiliation by reason of a reduction in force which results in the Participant’s eligibility for payment of a severance benefit pursuant to the terms of the Company’s Severance Pay Plan or any successor to such plan, including without limitation any requirement that the Participant sign and not revoke any severance agreement, waiver and release required under the Company’s Severance Pay Plan or any successor to such plan.

2.40 “Management Committee” has the meaning set forth in Section 3.1(b).

2.41 “Net After Tax Receipt” has the meaning set forth in Article 19.

2.42 “NYSE” means the New York Stock Exchange.

2.43 “Non-Employee Director” means a member of the Board who is not an employee of the Company or any Affiliate.

2.44 “Nonqualified Stock Option” means an option that is not intended to meet the requirements of Section 422 of the Code.

2.45 “Option” means an option granted under Article 6 of the Plan.

2.46 “Other Stock-Based Award” means a right, granted under Article 13 hereof, that relates to or is valued by reference to Shares or other Awards relating to Shares.

2.47 “Overpayment” has the meaning set forth in Article 19.

2.48 “Performance-Based Award” means an Award with respect to which the grant, vesting, payment and/or settlement is contingent upon the satisfaction of specified Performance Measures in the specified Performance Period.

2.49 “Performance Measures” has the meaning set forth in Section 4.4.

2.50 “Performance Period” means the time period during which performance goals must be met.

2.51 “Period of Restriction” means the period during which Restricted Shares are subject to Forfeiture, if the conditions specified in the Award Agreement are not satisfied.

2.52 “Period of Vesting” means the period during which the Award is subject to Forfeiture or may not be exercised if the conditions specified in the Award Agreement are not satisfied.

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2.53 “Permitted Transferee” has the meaning set forth in Section 5.4 (c).

2.54 “Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

2.55 “Phantom Stock” means a contractual right, granted under Article 12, to receive an amount in cash equal to the Fair Market Value of a Share in accordance with the conditions specified in the Award Agreement.

2.56 “Plan” means this SunTrust Banks, Inc. 2017 Omnibus Incentive Compensation Plan, in its current form or as hereafter amended.

2.57 “Pre-Existing Plans” mean each of the SunTrust Banks, Inc. 2009 Stock Plan and the SunTrust Banks, Inc. 2004 Stock Plan, as in effect on the Effective Date or as thereafter amended.

2.58 “Present Value” has the meaning set forth in Article 19.

2.59 “Reduced Amount” has the meaning set forth in Article 19.

2.60 “Restricted Shares” means Shares issued under Article 8 that are both subject to Forfeiture and are nontransferable if the Grantee does not satisfy the conditions specified in the Award Agreement applicable to such Shares, and subject to the Grantee paying the nominal value in cash for each Share to the extent required by the Committee.

2.61 “Restricted Stock Units” are rights, granted under Article 9, to receive Shares if the Grantee satisfies the conditions specified in the Award Agreement applicable to such rights, and subject to the Grantee paying the nominal value in cash for each such Share to the extent required by the Committee.

2.62 “Retirement” means a Participant’s Separation from Service on or after attaining age sixty (60) and completing at least ten (10) years of service (as determined by the Committee in its discretion) or such other definition of Retirement as the Committee may determine and set forth in an Award Agreement.

2.63 “Retirement Plan” means the SunTrust Banks, Inc. Retirement Plan or its successor or replacement plan.

2.64 “Returned Shares” has the meaning set forth in Section 4.1.

2.65 “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

2.66 “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.67 “Section 16 Non-Employee Director” means a member of the Board who satisfies the requirements to qualify as a “non-employee director” under Rule 16b-3.

2.68 “Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

2.69 “Separation from Service” means a “separation from service” as defined in Treasury Regulation Section 1.409A-1(h). For this purpose, a “separation from service” is deemed to occur on the date that the Company and the Grantee reasonably anticipate that the level of bona fide services the Grantee would perform for the Company and/or any Affiliates after that date (whether as an employee, Non-Employee Director or consultant or independent contractor) would permanently decrease to a level that, based on the facts and circumstances, would constitute a separation from service; provided that a decrease to a level that is 50% or more of the average level of bona fide services provided over the prior 36 months shall not be a separation from service, and a decrease to a level that is 20% or less of the average level of such bona fide services shall be a separation from service. The Committee retains the right and discretion to specify, and may specify, whether a separation from service occurs for individuals providing services to the Company or an Affiliate immediately prior to an asset purchase transaction in which the Company or an Affiliate is the seller who provides services to a buyer after and in connection with such asset purchase transaction; provided, such specification is made in accordance with the requirements of Treasury Regulation Section 1.409A-1(h)(4).

2.70 “Share” means the common stock, $1.00 par value per share, of the Company, and, unless the context otherwise requires, such other securities of the Company, as may be substituted or resubstituted for Shares pursuant to Section 4.2 hereof.

2.71 “Stock Appreciation Right” or “SAR” means an Award granted under Article 7 of the Plan.

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2.72 “Subsidiary Corporation” means a corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of granting the Award, each of the corporations other than the last corporation in the unbroken chain owns shares or stock possessing fifty percent (50%) or more of the total combined voting power of all classes of shares or stock in one of the other corporations in such chain.

2.73 “Substitute Awards” has the meaning set forth in Section 5.6(b).

2.74 “Surviving Company” means the surviving corporation in any merger or consolidation, involving the Company, including the Company if the Company is the surviving corporation, or the direct or indirect parent company of the Company or such surviving corporation following a sale of substantially all of the outstanding shares or stock of the Company.

2.75 “Tax Date” has the meaning set forth in Section 18.1(a).

2.76 “Tendered Restricted Shares” has the meaning set forth in Section 6.5.

2.77 “Term” of any Option or SAR means the period beginning on the Grant Date of an Option or SAR and ending on the date such Option or SAR expires, terminates or is cancelled. No Option or SAR granted under this Plan shall have a Term exceeding ten (10) years.

2.78 “Termination of Affiliation” mean the Grantee’s Separation from Service.

2.79 “Underpayment” has the meaning set forth in Article 19.

Article 3

Administration

3.1 Committee.

(a) Subject to Article 16 and Section 3.2, the Plan shall be administered by the Compensation Committee or the Board itself if no Compensation Committee exists. Notwithstanding the foregoing, either the Board or the Compensation Committee may at any time and in one or more instances reserve administrative powers to itself as the Committee or exercise any of the administrative powers of the Committee. To the extent the Board or Compensation Committee considers it desirable, the Committee shall consist of two or more directors of the Company, all of whom qualify as “independent directors” within the meaning of the NYSE listing standards and Section 16 Non-Employee Directors. The number of members of the Committee may from time to time be increased or decreased, and shall be subject to such conditions, in each case if and to the extent the Board deems it appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 as then in effect.

(b) The Board or the Compensation Committee may appoint and delegate to another committee (“Management Committee”), or to the CEO, any or all of the authority of the Board or the Committee, as applicable, with respect to Awards to Grantees other than Grantees who are executive officers or Non-Employee Directors, or who are (or are expected to be) Section 16 Persons, at the time any such delegated authority is exercised.

(c) Unless the context requires otherwise, any references herein to “Committee” include references to, the Board or the Compensation Committee to the extent the Board or the Compensation Committee, as applicable, has assumed or exercises administrative powers itself as the Committee pursuant to subsection (a), and to the Management Committee or the CEO to the extent either has been delegated authority pursuant to subsection (b), as applicable; provided that, (i) for purposes of Awards to Non-Employee Directors, “Committee” shall include only the full Board, and (ii) for purposes of Awards intended to comply with Rule 16b-3, “Committee” shall include only the Compensation Committee.

3.2 Powers of Committee. Subject to and consistent with the provisions of the Plan (including Article 16), the Committee has full and final authority and sole discretion as follows, provided that any such authority or discretion exercised with respect to a specific Non-Employee Director shall be approved by the affirmative vote of a majority of the members of the Board, even if not a quorum, but excluding the Non-Employee Director with respect to whom such authority or discretion is exercised:

(a) to determine when, to whom and in what types and amounts Awards should be granted;

(b) to grant Awards to Eligible Persons in any number and to determine the terms and conditions applicable to each Award (including the number of Shares or the amount of cash or other property to which an Award will relate, any Exercise Price or purchase price, any limitation or restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictions on exercisability, any performance goals including those relating to the Company and/or an Affiliate and/or any division thereof and/or an individual, and/or vesting based on the passage of time, based in each case on such considerations as the Committee shall determine);

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(c) to determine the benefit payable under the Award and to determine whether any performance or vesting conditions have been satisfied;

(d) to determine whether or not specific Awards shall be granted in connection with other specific Awards, and if so, whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards and all other matters to be determined in connection with an Award;

(e) to determine the Term of any Option or SAR;

(f) to determine the amount that a Grantee shall pay for Shares delivered pursuant to an Award, which shall be no less than the nominal value per Share if required by Applicable Law, whether to permit or require the payment of cash dividends thereon to be deferred and the terms related thereto, when Awards shall be Forfeited and whether such Shares shall be held in escrow;

(g) to determine whether, to what extent and under what circumstances, subject to Applicable Law, an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited or surrendered or any terms of the Award may be waived, and to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time;

(h) to determine with respect to Awards granted to Eligible Persons whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award will be deferred, either at the election of the Grantee or if and to the extent specified in the Award Agreement automatically or at the election of the Committee;

(i) subject to Section 3.3 below, to offer to exchange or buy out any previously granted Award for a payment in cash, Shares or other Award;

(j) to provide in the terms of the Award or otherwise for accelerated exercisability or vesting of any Award upon the occurrence of one or more events other than completion of a service period, including without limitation the Participant’s Retirement, death, Disability, Involuntary Termination, Termination of Affiliation by the Company and its Affiliates without Cause or by the Participant for Good Reason or a Change in Control.

(k) to construe and interpret the Plan and to make all determinations, including factual determinations, necessary or advisable for the administration of the Plan;

(l) to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;

(m) to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(n) to determine the terms and conditions of all Award Agreements applicable to Eligible Persons (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan (and not inconsistent with Section 5.4); provided, however, that the consent of the Grantee shall not be required for any amendment (i) which does not adversely affect the rights of the Grantee, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new Applicable Law or change in an existing Applicable Law, or (iii) to the extent the Award Agreement specifically permits amendment without consent;

(o) subject to Section 3.3, to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;

(p) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee;

(q) to make adjustments in the terms and conditions of, and the criteria in, Awards for events and circumstances (including without limitation for events described in Section 4.2) affecting the Company or an Affiliate or the financial statements of the Company or an Affiliate, or in response to changes in Applicable Laws, regulations or accounting principles;

(r) adopt rules and/or procedures (including the adoption of any subplan under the Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures;

(s) to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and Award Agreement or any other instrument entered into or relating to an Award under the Plan; and

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(t) to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its Affiliates, any Grantee, any person claiming any rights under the Plan from or through any Grantee, and shareholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Affiliate the authority, subject to such terms as the Committee shall determine, to perform specified functions under the Plan (subject to Sections 4.3 and 5.7(c)). The Committee may revoke or amend the terms of any delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan and the Committee’s prior delegation.

The Company shall bear all expenses of administering the Plan. The Company shall indemnify and hold harmless each person who is or shall have been a member of the Committee acting as administrator of the Plan, or any delegate of such, against and from any cost, liability, loss or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any action, claim, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or not taken under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit, or proceeding against such person, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. Notwithstanding the foregoing, the Company shall not indemnify and hold harmless any such person if (i) applicable law or the Company’s Articles of Incorporation or Bylaws prohibit such indemnification or (ii) such person did not act in good faith and in a manner that such person believed to be consistent with the Plan or (iii) such person’s conduct constituted gross negligence or willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law or otherwise, or under any other power that the Company may have to indemnify such person or hold him or her harmless. The provisions of the foregoing indemnity shall survive indefinitely the term of this Plan.

Notwithstanding any provision of the Plan to the contrary, to comply with the laws in other countries in which Participants are located, or to comply with the requirements of any foreign stock exchange, the Committee, in its sole discretion, may: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Participants outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Participants outside the United States to comply with applicable foreign laws or listing requirements of any such foreign stock exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Article 4; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign stock exchange. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other securities law or governing statute or any other Applicable Law.

3.3 No Repricings. Notwithstanding any provision in Section 3.2 to the contrary, the terms of any outstanding Option or SAR may not be amended to reduce the Exercise Price of such Option or SAR, or cancel any outstanding Option or SAR in exchange for other Options or SARs with an Exercise Price that is less than the Exercise Price of the cancelled Option or SAR or for any cash payment (or Shares having with a Fair Market Value) in an amount that exceeds the excess of the Fair Market Value of the Shares underlying such cancelled Option or SAR over the aggregate Exercise Price of such Option or SAR or for any other Award, without shareholder approval; provided, however, that the restrictions set forth in this Section 3.3, shall not apply (i) unless the Company has a class of shares or stock that is registered under Section 12 of the Exchange Act or (ii) to any adjustment allowed under to Section 4.2.

Article 4

Shares Subject to the Plan, Maximum Awards, and 162(m) Compliance

4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 and except as provided in Section 5.6(b), the maximum number of Shares hereby reserved for delivery in connection with Awards under the Plan shall be

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16,700,000 Shares, less the number of Shares subject to awards granted under the Pre-Existing Plans after December 31, 2017, plus the number of Shares subject to awards granted under the Pre-Existing Plans which become available in accordance with the provisions below after December 31, 2017; provided, however, that the total number of Shares that may be delivered pursuant to the exercise of Incentive Stock Options granted hereunder shall not exceed 16,700,000. If the shareholders of the Company approve the Plan, no further awards shall be granted under the Pre-Existing Plans after the Effective Date, provided, however, that nothing in this Plan shall affect any awards granted under the Pre-Existing Plans which are outstanding on the Effective Date until such time, if any, that any Shares subject to such awards granted under the Pre-Existing Plans become available in accordance with the provisions herein.

Shares covered by an Award shall only be counted as used to the extent actually used. A Share issued in connection with an Award under the Plan shall reduce the total number of Shares available for issuance under the Plan by one; provided, however, that, upon settlement of an SAR, the number of Shares underlying the portion of the SAR that is exercised will be treated as having been delivered for purposes of determining the maximum number of Shares available for grant under the Plan and shall not again be treated as available for grant under the Plan.

If any Award under the Plan, or any award under the Pre-Existing Plans that is outstanding after December 31, 2017, terminates without the delivery of Shares, whether by lapse, forfeiture, cancellation or otherwise, the Shares subject to such Award or such award under the Pre-Existing Plans, to the extent of any such termination, shall again be available for grant under the Plan. Notwithstanding the foregoing, upon the exercise of any Award, or any award under the Pre-Existing Plans that is outstanding after December 31, 2017, granted in tandem with any other Awards or any awards under the Pre-Existing Plans that are outstanding after December 31, 2017, such related Awards or awards under the Pre-Existing Plans shall be cancelled to the extent of the number of shares of Company Stock as to which the Award or award under the Pre-Existing Plans is exercised and such number of shares shall no longer be available for Awards under the Plan. Subject to Applicable Law, if any Shares subject to an Option, SAR or Other Stock-Based Award in the nature of purchase rights granted hereunder or under any such award under the Pre-Existing Plans that is outstanding after December 31, 2017 are withheld or applied as payment in connection with the exercise of the Option, SAR or Other Stock-Based Award in the nature of purchase rights or the withholding or payment of taxes related thereto or separately surrendered by the Participant for any such purpose (“Returned Shares”), such Returned Shares will be treated as having been delivered for purposes of determining the maximum number of Shares available for grant under the Plan and shall not again be treated as available for grant under the Plan. Subject to Applicable Law, if any Shares subject to a Full Value Award granted hereunder or under any such award under the Pre-Existing Plans that is outstanding after December 31, 2017 are withheld or applied as payment of taxes related thereto or separately surrendered by the Participant for such purpose, such Returned Shares will again be available for grant under the Plan. The number of Shares available for issuance under the Plan may not be increased through the Company’s purchase of Shares on the open market with the proceeds obtained from the exercise of any Options granted hereunder. In addition, in the case of any Substitute Award granted in assumption of or in substitution for an Acquired Entity Award, Shares delivered or deliverable in connection with such Substitute Award shall not be counted against the number of Shares reserved under the Plan (to the extent permitted by applicable stock exchange rules), and available shares of stock under a stockholder-approved plan of an Acquired Entity (as appropriately adjusted to reflect the transaction) also may be used for Awards under the Plan, which shall not reduce the number of Shares otherwise available under the Plan (subject to applicable stock exchange requirements).

Shares may be allotted and issued pursuant to the Plan from the Company’s authorized but unissued share capital, or the reissue of treasury Shares.

The proceeds which the Company receives in connection with Awards granted under the Plan, shall be used for general corporate purposes and shall be added to the general funds of the Company.

4.2 Adjustments in Authorized Shares and Awards; Liquidation, Dissolution or Change of Control.

(a) In the event that the Committee determines that any dividend or other distribution (excluding any ordinary dividend or distribution) (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other securities of the Company or other rights to purchase Shares or other securities of the Company, or other corporate transaction or event affects the Shares such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the Exercise

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Price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award and (iv) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance goals or criteria with respect thereto). Notwithstanding the foregoing, (x) no such adjustment shall be authorized with respect to any Options or SARs to the extent that such adjustment would cause the Option or SAR (determined as if such Option or SAR was an Incentive Stock Option) to violate Section 424(a) of the Code or with respect to any Awards to the extent such adjustment would subject any Grantee to taxation under Section 409A of the Code; and (y) the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(b) In the event of a merger or consolidation of the Company with or into another corporation or a sale of all or substantially all of the shares or stock of the Company or all or substantially all of the assets of the Company, including by way of a court sanctioned compromise or scheme of arrangement (a “Corporate Transaction”) that results in a Change in Control, unless an outstanding Award is assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for such outstanding Award, the Committee shall cancel any outstanding Awards that are not vested and nonforfeitable as of the consummation of such Corporate Transaction (unless the Committee accelerates the vesting of such Awards), and, with respect to any vested and nonforfeitable Awards, without the need for the consent of any Participant in Participant’s status as the grantee of the Award, the Committee may either (i) allow all Grantees to exercise such Awards in the nature of Options and SARs, to the extent then exercisable or to become exercisable upon the Corporate Transaction, within a reasonable period prior to the consummation of the Corporate Transaction and cancel any Awards in the nature of outstanding Options or SARs that remain unexercised upon consummation of the Corporate Transaction, or (ii) cancel any or all of such outstanding Awards in exchange for a payment (in cash and/or in securities and/or other property) in an amount equal to the amount that the Grantee would have received (net of the Exercise Price with respect to any Awards in the nature of Options or SARs) if such vested Awards were settled or distributed, or such vested Options and SARs were exercised, immediately prior to the consummation of the Corporate Transaction. Notwithstanding the foregoing, if an Award in the nature of an Option or SAR is not assumed by the Surviving Company or replaced with an equivalent Award issued by the Surviving Company and the Exercise Price with respect to any outstanding Option or SAR equals or exceeds the amount payable per Share in the Corporation Transaction, such Awards shall be cancelled without any payment to the Grantee.

(c) In connection with any Corporate Transaction that results in a Change in Control, the Committee may, in the exercise of its sole discretion, cause Awards to be vested and non-forfeitable, earned and payable and cause any conditions on any such Award to lapse, as to all or any part of such Award, including Shares as to which the Award would not otherwise be exercisable or non-forfeitable or earned or payable, and allow all Grantees to exercise Awards of Options and SARs within a reasonable period prior to the consummation of any proposed action. Any Awards that remain unexercised or outstanding upon consummation of such proposed action shall be cancelled without any further consideration therefor.

(d) Notwithstanding the forgoing provisions of this Section 4.2, if an Award constitutes deferred compensation within the meaning of Code Section 409A, no payment or settlement of such Award shall be made pursuant to Section 4.2(b) or (c), unless the Corporate Transaction or the dissolution or liquidation of the Company, as applicable, constitutes a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company as described in Treasury Regulation Section 1.409A-3(i)(5) and such payment or settlement does not result in a violation of Code Section 409A.

4.3 Individual Award Limits. Except as provided herein or in Section 5.6(b), no Grantee may be granted under the Plan Awards denoted in Shares as of the date of grant (regardless of whether the Awards will be settled in Shares, cash or other property) with respect to more than 500,000 Shares (twice that limit for Awards that are granted to an Eligible Person in the calendar year in which the Eligible Person first commences employment or service) (based on the highest level of achievement resulting in the maximum payout) in a single calendar year, subject to adjustment as provided in Section 4.2(a). Additionally, the maximum potential value of any Awards denoted in cash as of the date of grant (regardless of whether the Awards will be settled in Shares or cash) that may be granted under the Plan in any calendar year to any Eligible Person shall not exceed $7,500,000 (twice that limit for Awards that are granted to an Eligible Person in the calendar year in which the Eligible Person first commences employment or service) (based on the highest level of achievement resulting in the maximum payout) for all such Awards. Such annual limitations apply to Dividend Equivalents under Article 11 only if such Dividend Equivalents are granted separately from and not as a feature of another Award (even if that feature is treated as a separate award for other purposes, including Section 409A of the Code). Notwithstanding the foregoing, however, the Committee may make exceptions to the foregoing limits in extraordinary circumstances as the Committee may determine.

4.4 Performance-Based Awards. For Performance-Based Awards, the objective Performance Measure(s) may be chosen from any financial performance measures the Committee deems appropriate, including without limitation any of the following: (i) return over capital costs, (ii) total earnings, (iii) consolidated earnings, (iv) earnings per share, (v) net earnings, (vi) earnings before interest

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expense, taxes, depreciation, amortization and other non-cash items, (vii) earnings before interest and taxes, (viii) consolidated net income, (ix) the market capitalization of SunTrust Stock, (x) Stock price, (xi) return on assets, (xii) total shareholder return, (xiii) expenses or the reduction of expenses, (xiv) revenue growth, (xv) efficiency ratios, (xvi) economic value added, (xvii) return on equity, (xviii) return on tangible equity, (xix) cash return on equity, (xx) cash return on tangible equity, (xxi) net income available to common shareholders, (xxii) book value per share, (xxiii) pre-tax income or growth, (xxiv) operating earnings per share of Stock or growth (excluding one-time, non-core items), (xxv) cash earnings per share of Stock or growth, (xxvi) cash operating earnings per share of Stock or growth excluding one-time, non-core items), (xxvii) cash return on assets (xxviii) operating leverage, (xxix) net interest margin, (xxx) Tier 1 capital, (xxxi) risk-adjusted net interest margin, (xxxii) total risk-based capital ratio, (xxxiii) tangible equity and tangible assets, (xxxiv) tangible common equity and tangible assets, (xxxv) tangible book value per share, (xxxvi) loan balances or growth, (xxxvii) deposit balances or growth, (xxxviii) low cost deposit balances or growth, (xxxix) common equity Tier 1, (xl) value at risk, (xli) market value of equity, (xlii) price to earnings ratio, (xliii) loan to deposit ratio, (xliv) net charge-off ratio, (xlv) allowance for loan losses to total loans ratio, (xlvi) allowance to nonperforming loan ratio, (xlvii) delinquent loans to total loans ratio, (xlviii) leverage ratio, (xlix) liquidity coverage ratio, (l) dividend payout ratio, (li) credit ratings (lii) net interest income sensitivity, (liii) pre-provision net revenue, (liv) return on tangible common equity, (lv) any financial metric required to be reported under Basel III, including but not limited to common equity Tier 1 and risk-weighted assets, (lvi) growth or change in any of the foregoing over a specified period of time, (lvii) any measure or ratio calculated using any combination of the foregoing or (lviii) peer group comparisons of any of the aforementioned performance conditions. Any Performance Measures that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be adjusted when established or at any time thereafter to include or exclude any items otherwise includable or excludable under GAAP. Any applicable Performance Measure may be applied on a pre- or post-tax basis. The Committee may, on the Grant Date or at any time thereafter, provide that the formula for such Award may include or exclude items to measure specific objectives, including without limitation losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, infrequently occurring, nonrecurring gain or loss. The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Performance Measures may differ for Awards to different Grantees. The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Performance Measures may apply to the Grantee, the Company and its consolidated subsidiaries, any one or more departments, accounting segments, lines of business, units, divisions or functions within the Company or any one or more Affiliates; may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices); and may apply in any other manner the Committee may determine. For Performance-Based Awards the Performance Measures may not include solely the mere continued employment or service of the Participant, but, the Award may be contingent upon the Participant’s continued employment or service in addition to the Performance Measures.

If the Committee, on the date of grant or at any time thereafter, prescribes that an Award shall become exercisable, nonforfeitable and transferable or earned and payable only upon the attainment of any of the above Performance Measures, the Award shall become exercisable, nonforfeitable and transferable or earned and payable only to the extent that the Committee certifies that such conditions have been achieved. In determining if the Award is to become exercisable, nonforfeitable and transferable or earned and payable upon the attainment of the above Performance Measures, the Committee shall adjust the terms of the Award, in the manner that the Committee determines equitable and appropriate, in the event of (i) any unbudgeted acquisition, divestiture or other unexpected fundamental change in the business of the Company, an Affiliate or business unit or in any product of the Company, an Affiliate or business unit that is material taken as a whole, (ii) unanticipated asset write-downs or impairment charges, (iii) litigation or claim judgments or settlements thereof, (iv) changes in tax laws, accounting principles or other laws or provisions affecting reported results, (v) accruals for reorganization or restructuring programs, or extraordinary infrequently occurring, non-reoccurring items, and (vi) any other unanticipated and material changes that result in any inequitable enlargement or dilution of any of the Participant’s rights under the Award, as appropriate to fairly and equitably determine if the Award is to become exercisable, nonforfeitable and transferable or earned and payable pursuant to the conditions set forth in the Award. The Committee shall have the discretion to determine the manner and form of any such required adjustments, which may include, but not be limited to, adjusting (i) the stated Performance Measures or business criteria upon which the Award is based, (ii) the stated performance goals or targets, (iii) the stated weighting of the Performance Measures or business criteria upon which the Award is based, (iv) the stated peer groups, values, third-party measures or other indices that are to be used but are no longer comparable or appropriate, (v) the level of achievement of the stated Performance Measures, (vi) the specific payout levels or payout amounts for the Award, and (vii) any other factors, terms or determinations necessary to fairly and equitably determine if the Award is to become exercisable, nonforfeitable and transferable or earned and payable pursuant to the conditions set forth in the Award.

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Notwithstanding the foregoing, the Committee shall retain the discretion to adjust such Awards upward or downward as the Committee may determine.

If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines that the Performance-Based Award, the Performance Measures, the Performance Period or any other terms of the Award are no longer appropriate, the Committee shall adjust, change, eliminate or cancel the Award, the Performance Measures, the applicable Performance Period, or such other terms as the Committee deems appropriate in order to make them appropriate and comparable to the initial Award, the Performance Measures, the Performance Period or such original terms.

4.5 Fractional Shares. If any adjustment of Awards would create a fractional Share or the right to acquire a fractional Share, or vesting or settlement of an Award would create a fractional Share or the right to acquire a fractional Share, such fractional Share shall be disregarded and the number of Shares shall be rounded down to the nearest whole Share. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. Subject to the foregoing, the Committee may determine whether cash, other Awards or other property shall be issued or paid in lieu of a fractional Share or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

Article 5

Eligibility and General Conditions of Awards

5.1 Eligibility. The Committee may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award provided, however, that all Awards made to Non-Employee Directors shall be determined by the Board in its sole discretion. No Award may be granted at a time when such grant would constitute a breach of Applicable Law.

5.2 Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement and, unless the Committee determines otherwise, such Agreement must be signed, acknowledged and returned by the Participant to the Company. Unless the Committee determines otherwise, any failure by the Participant to sign and return the Agreement within such period of time following the granting of the Award as the Committee shall prescribe shall cause such Award to the Participant to be null and void. By accepting an Award or other benefits under the Plan (including participation in the Plan), each Participant shall be conclusively deemed to have indicated acceptance and ratification of, and consented to, all provisions of the Plan and the Agreement.

5.3 General Terms and Termination of Affiliation. The Committee may impose on any Award or the exercise or settlement thereof, at the date of grant or, subject to the provisions of Section 17.2, thereafter, such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, including terms requiring forfeiture or transfer, acceleration or pro-rata acceleration of Awards in the event of a Termination of Affiliation by the Grantee. Awards may be granted for no consideration other than prior and future services save that in no event will Shares the subject to Award be allotted and issued unless the nominal value per Share is paid in cash, save to the extent permitted by Applicable Law. Except as otherwise determined by the Committee pursuant to this Section 5.3, all Options that have not been exercised, or any other Awards that remain subject to a risk of forfeiture or which are not otherwise vested, or which have outstanding Performance Periods, at the time of a Termination of Affiliation shall be forfeited to the Company. Notwithstanding any other provision of the Plan to the contrary and subject to the immediately following proviso, equity-based Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted or, with respect to equity-based Awards to Non-Employee Directors, if earlier, no earlier than fifty (50) weeks from the date of the annual meeting of the Company’s stockholders at which such Awards were granted; provided, however, that (i) the Committee may grant Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available Shares (the “5% Exception Limit”) authorized for issuance under the Plan (subject to adjustment under Section 4.2), and (ii) to the extent equity-based Awards to Non-Employee Directors vest as of a date that is earlier than both the first anniversary of the date the Award is granted and fifty (50) weeks from the date of the annual meeting of the Company’s stockholders at which such Awards were granted, such Awards shall count against the 5% Exception Limit set forth in clause (i). For the avoidance of doubt, the foregoing restriction does not apply to the Committee’s discretion to provide in the terms of the Award or otherwise for accelerated exercisability or vesting of any Award upon the occurrence of one or more events other than completion of a service period, including without limitation the Participant’s Retirement, death, Disability, Involuntary Termination, Termination of Affiliation by the Company and its Affiliates without Cause or by the Participant for Good Reason, or a Change in Control. Additionally, no dividends or Dividend Equivalents shall be paid with respect to any Awards that do not become vested, non-forfeitable or payable under the Plan.

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5.4 Nontransferability of Awards.

(a) Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under Applicable Law, by the Grantee’s guardian or legal representative or by a transferee receiving such Award pursuant to a domestic relations order (a “DRO”) as defined in Section 414(p)(1)(B) of the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

(b) No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Shares, to the Company or other Forfeiture Transferee) or pursuant to a DRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary to receive benefits in the event of the Grantee’s death shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(c) Notwithstanding subsections (a) and (b) above, to the extent provided in the Award Agreement, Awards (other than Incentive Stock Options and corresponding Awards), may be transferred, without consideration, to a Permitted Transferee. For this purpose, a “Permitted Transferee” in respect of any Grantee means any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such Grantee or members of his or her Immediate Family; and the “Immediate Family” of a Grantee means the Grantee’s spouse, any person sharing the Grantee’s household (other than a tenant or employee), children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews. Such Award may be exercised by such transferee in accordance with the terms of the Award Agreement. If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award upon the death of the Grantee. A transferee, beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to and consistent with the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

(d) Nothing herein shall be construed as requiring the Company or any Affiliate to honor a DRO except to the extent required under Applicable Law.

5.5 Cancellation and Rescission of Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised or other Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan or if the Grantee has a Termination of Affiliation.

5.6 Stand-Alone, Tandem and Substitute Awards.

(a) Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan unless such tandem or substitution Award would subject the Grantee to tax penalties imposed under Section 409A of the Code. If an Award is granted in substitution for another Award or any non-Plan award or benefit, the Committee shall require the surrender of such other Award or non-Plan award or benefit in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or non-Plan awards or benefits may be granted either at the same time as or at a different time from the grant of such other Awards or non-Plan awards or benefits; provided, however, that if any SAR is granted in tandem with an Incentive Stock Option, such SAR and Incentive Stock Option must have the same Grant Date, Term and the Exercise Price of the SAR may not be less than the Exercise Price of the Incentive Stock Option.

(b) The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Awards under the Plan (“Substitute Awards”) in substitution for share or stock and share or stock-based awards (“Acquired Entity Awards”) held by current or former employees or non-employee directors of, or consultants to, another corporation or entity who become Eligible Persons as the result of a merger or consolidation of the employing corporation or other entity (the “Acquired Entity”) with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or shares or stock of the Acquired Entity immediately prior to such merger, consolidation or acquisition in order to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve preservation of economic value. The limitations of Sections 4.1 and 4.3 on the number of Shares reserved or available for grants shall not apply to Substitute Awards granted under this Section 5.6(b).

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5.7 Compliance with Rule 16b-3. The provisions of this Section 5.7 will apply to Awards as applicable.

(a) Unless a Grantee could otherwise dispose of or exercise a derivative security or dispose of Shares delivered under the Plan without incurring liability under Section 16(b) of the Exchange Act, the Committee may advise or require a Grantee to comply with the following in order to avoid incurring liability under Section 16(b) of the Exchange Act: (i) at least six months must elapse from the date of acquisition of a derivative security under the Plan to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security, and (ii) Shares granted or awarded under the Plan other than upon exercise or conversion of a derivative security must be held for at least six months from the date of grant of an Award.

(b) To the extent the Committee determines that a grant or other transaction by a Section 16 Person should comply with applicable provisions of Rule 16b-3 (except for transactions exempted under alternative Exchange Act rules), the Committee shall take such actions as necessary to make such grant or other transaction so comply, and if any provision of this Plan or any Award Agreement relating to a given Award does not comply with the requirements of Rule 16b-3 as then applicable to any such grant or transaction, such provision will be construed or deemed amended, if the Committee so determines, to the extent necessary to conform to the then applicable requirements of Rule 16b-3.

(c) Any function relating to a Section 16 Person shall be performed solely by the Committee or the Board if necessary to ensure compliance with applicable requirements of Rule 16b-3, to the extent the Committee determines that such compliance is desired. Each member of the Committee or person acting on behalf of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer, manager or other employee of the Company or any Affiliate, the Company’s independent certified public accountants or any executive compensation consultant or attorney or other professional retained by the Company to assist in the administration of the Plan.

5.8 Deferral of Award Payouts. The Committee may permit a Grantee to defer, or if and to the extent specified in an Award Agreement require the Grantee to defer, receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the lapse or waiver of restrictions with respect to Awards, the satisfaction of any requirements or goals with respect to Awards, the lapse or waiver of the deferral period for Awards, or the lapse or waiver of restrictions with respect to Awards. If the Committee permits such deferrals, the Committee shall establish rules and procedures for making such deferral elections and for the payment of such deferrals, which shall conform in form and substance with applicable regulations promulgated under Section 409A of the Code and Article 17 to ensure that the Grantee is not subjected to tax penalties under Section 409A of the Code with respect to such deferrals. Except as otherwise provided in an Award Agreement, any payment or any Shares that are subject to such deferral shall be made or delivered to the Grantee as specified in the Award Agreement or pursuant to the Grantee’s deferral election.

5.9 Extension of Term of Award. Notwithstanding any provision of the Plan providing for the maximum term of an Award, however, in the event any Award would expire prior to exercise, vesting or settlement because trading in Shares is prohibited by law or by any insider trading policy of the Company, the Committee may extend the term of the Award (or provide for such in the applicable Award Agreement) until thirty (30) days after the expiration of any such prohibitions to permit the Participant to realize the value of the Award, provided such extension (i) is permitted by law, (ii) does not violate Code Section 409A with respect to any Award, and (iii) does not otherwise adversely impact the tax consequences of the Award (such as incentive stock options and related Awards).

5.10 Section 162(m) Transition Rule. If and to the extent that the Committee grants an Award that is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, prior to the enactment of the Tax Cuts and Jobs Act of 2017, or grants an Award in substitution for any such award, then the Award shall be (i) subject to such terms and conditions as are required for the Award to continue to qualify under the transition rule for “qualified performance-based compensation” under Section 162(m) of the Code under the Tax Cuts and Jobs Act of 2017, as the Committee shall determine, (ii) the Award will be administered by a sub-committee of the Committee which is comprised of two or more members that qualify as “outside directors” under Section 162(m) of the Code prior to the enactment of the Tax Cuts and Jobs Act of 2017, and (iii) none of the provisions of the Plan shall apply to such Award to the extent such provisions would result in the Award no longer qualifying under the transition rule for “qualified performance-based compensation” under Section 162(m) of the Code prior to the Tax Cuts and Jobs Act of 2017.

Article 6

Stock Options

6.1 Grant of Options. Subject to and consistent with the provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the Term of the Option, the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable,

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whether the Option is intended to be a Nonqualified Stock Option or an Incentive Stock Option and such other provisions as the Committee shall determine. Except as otherwise set forth in Section 5.6(b) above, no Option shall have a term of more than ten (10) years after its Grant Date, subject to earlier termination as provided herein or in the applicable Award Agreement. No Option may be exercised at a time when such exercise and/or the issuance of Shares pursuant to such exercise would be in breach of Applicable Law. No dividend rights or Dividend Equivalents may be granted in conjunction with any grant of Options.

6.3 Option Exercise Price. The Exercise Price of an Option under this Plan shall be determined in the sole discretion of the Committee but may not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date (except as otherwise set forth in Section 5.6(b) above) and in no event will be less than the nominal value per Share if required by applicable law.

6.4 Grant of Incentive Stock Options. At the time of the grant of any Option, the Committee may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. An Option designated as an Incentive Stock Option:

(a) shall be granted only to an employee of the Company or a Subsidiary Corporation;

(b) shall have an Exercise Price of not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a “More Than 10% Owner”), have an Exercise Price not less than one hundred ten percent (110%) of the Fair Market Value of a Share on its Grant Date;

(c) shall be for a period of not more than ten (10) years (five (5) years if the Grantee is a More Than 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(d) shall not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other stock option plan of the Grantee’s employer or any parent or Subsidiary Corporation (“Other Plans”)) are exercisable for the first time by such Grantee during any calendar year (“Current Grant”), determined in accordance with the provisions of Section 422 of the Code, which exceeds one hundred thousand dollars ($100,000) (the “$100,000 Limit”);

(e) shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, be, as to the portion in excess of the $100,000 Limit, exercisable as a separate option that is not an Incentive Stock Option at such date or dates as are provided in the Current Grant;

(f) shall require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to holding periods and certain disqualifying dispositions) (“Disqualifying Disposition”) within ten (10) days of such a Disqualifying Disposition;

(g) shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee’s death; and

(h) shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Section 422 of the Code for an Incentive Stock Option, be treated for all purposes of this Plan, except as otherwise provided in subsections (d) and (e) above, as an Option that is not an Incentive Stock Option.

Notwithstanding the foregoing and Section 3.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option.

6.5 Payment of Exercise Price. Except as otherwise provided by the Committee in an Award Agreement, Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by any one or more of the following means:

(a) cash, personal check, cash equivalent or wire transfer;

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(b) subject to Applicable Law and with the approval of the Committee, by delivery of Shares owned by the Grantee prior to exercise, valued at their Fair Market Value on the date of exercise;

(c) subject to Applicable Law and with the approval of the Committee, Shares acquired upon the exercise of such Option, such Shares valued at the Fair Market Value on the date of exercise;

(d) subject to Applicable Law and with the approval of the Committee, Restricted Shares held by the Grantee prior to the exercise of the Option, each such share valued at the Fair Market Value of a Share on the date of exercise; or

(e) subject to Applicable Law (including the prohibited loan provisions of Section 402 of the Sarbanes Oxley Act of 2002), through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise.

The Committee may in its discretion specify that, if any Restricted Shares (“Tendered Restricted Shares”) are used to pay the Exercise Price, (x) all the Shares acquired on exercise of the Option shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option, or (y) a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.

Article 7

Stock Appreciation Rights

7.1 Issuance. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to any Eligible Person either alone or in addition to other Awards granted under the Plan. Such SARs may, but need not, be granted in connection with a specific Option granted under Article 6. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate. No dividend rights or Dividend Equivalents may be granted in conjunction with any grant of SARs.

7.2 Award Agreements. Each SAR grant shall be evidenced by an Award Agreement in such form as the Committee may approve and shall contain such terms and conditions not inconsistent with other provisions of the Plan as shall be determined from time to time by the Committee. Except as otherwise set forth in Section 5.6(b) above, no SAR shall have a term of more than ten (10) years after its Grant Date, subject to earlier termination as provided herein or in the applicable Award Agreement. No SAR may be exercised at a time when such exercise and/or the issuance of Shares pursuant to such exercise would be in breach of Applicable Law.

7.3 SAR Exercise Price. The Exercise Price of a SAR shall be determined by the Committee in its sole discretion; provided that, except as otherwise set forth in Section 5.6(b) above, the Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of the grant of the SAR (or the exercise price of a related Option if granted in tandem therewith).

7.4 Exercise and Payment. Upon the exercise of an SAR, a Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price; by

(b) The number of Shares with respect to which the SAR is exercised.

SARs shall be deemed exercised on the date written notice of exercise in a form acceptable to the Committee is received by the Secretary of the Company. The Company shall make payment in respect of any SAR within thirty (30) days of the date the SAR is exercised unless the Award Agreement specifically provides otherwise. Any payment by the Company in respect of a SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

7.5 Grant Limitations. The Committee may at any time impose any other limitations upon the exercise of SARs which, in the Committee’s sole discretion, are necessary or desirable in order for Grantees to qualify for an exemption from Section 16(b) of the Exchange Act.

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Article 8

Restricted Shares

8.1 Grant of Restricted Shares. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares to any Eligible Person in such amounts as the Committee shall determine.

8.2 Award Agreement. Each grant of Restricted Shares shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Shares granted, and such other provisions as the Committee shall determine. The Committee may impose such conditions and/or restrictions on any Restricted Shares granted pursuant to the Plan as it may deem advisable, including restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under Applicable Law.

8.3 Consideration for Restricted Shares. The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares provided that it shall be no less than the nominal value per Restricted Share if required to be paid by applicable law.

8.4 Effect of Forfeiture. If Restricted Shares are Forfeited, and if the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Shares to the Forfeiture Transferee at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Shares, or (y) the Fair Market Value of a Share on the date of such Forfeiture. The Forfeiture Transferee shall pay to the Grantee the deemed sale price as soon as is administratively practical. Such Restricted Shares shall cease to be outstanding and shall no longer confer on the Grantee thereof any rights as a shareholder of the Company, from and after the date of the event causing the Forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Shares.

8.5 Voting and Dividend Equivalent Rights Attributable to Restricted Shares. A Grantee awarded Restricted Shares will have all voting rights with respect to such Restricted Shares. Unless the Committee determines and sets forth in the Award Agreement that Grantee will not be entitled to receive any dividends with respect to such Restricted Shares, a Grantee will have the right to receive all dividends in respect of such Restricted Shares, which dividends shall be either deemed reinvested in additional shares of Restricted Shares, which shall remain subject to the same forfeiture conditions applicable to the Restricted Shares to which such dividends relate, or paid in cash if and at the time the Restricted Shares are no longer subject to forfeiture, as the Committee shall set forth in the Award Agreement. No dividends may be paid with respect to Restricted Shares that are Forfeited.

8.6 Escrow; Legends. The Committee may provide that the certificates for any Restricted Shares if certificated (x) shall be held (together with a stock transfer form executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Shares become non-Forfeitable or are Forfeited and/or (y) shall bear an appropriate legend restricting the transfer of such Restricted Shares under the Plan. If any Restricted Shares become nonforfeitable, the Company shall cause certificates for such shares to be delivered without such legend.

Article 9

Restricted Stock Units

9.1 Grant of Restricted Stock Units. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to any Eligible Person, in such amount and upon such terms as the Committee shall determine. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the number of Shares to which the Restricted Stock Units relate and such other provisions as the Committee shall determine.

9.2 Vesting and Delivery. An Award of Restricted Stock Units may be subject to such substantial risk of forfeiture conditions as the Committee may impose, which conditions may lapse at such times or upon the achievement of such objectives as the Committee shall determine at the time of grant or thereafter. Unless otherwise determined by the Committee, to the extent that the Grantee has a Termination of Affiliation while the Restricted Stock Units remain subject to a substantial risk of forfeiture, such Restricted Stock Units shall be forfeited. Delivery of Shares subject to a grant of Restricted Stock Units will occur (i) no later than the 15th day of the third month following the end of the taxable year of the Grantee, or the fiscal year of the Company, in which the Grantee’s rights under such Restricted Stock Units are no longer subject to a substantial risk of forfeiture as defined under Section 409A of the Code or (ii) upon the occurrence of one or more of the distribution events described in Section 409A(a)(2) of the Code, as specified by the Committee in the Grantee’s Award Agreement for the Award of Restricted Stock Units.

9.3 Voting and Dividend Equivalent Rights Attributable to Restricted Stock Units. A Grantee awarded Restricted Stock Units will have no voting rights with respect to such Restricted Stock Units prior to the delivery of Shares in settlement of such Restricted Stock Units. Unless the Committee determines and sets forth in the Award Agreement that a Grantee will not be entitled to receive any Dividend Equivalents with respect to such Restricted Stock Units, the Grantee will have the right to receive Dividend Equivalents

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in respect of Restricted Stock Units, which Dividend Equivalents shall be either deemed reinvested in additional Shares of Restricted Stock Units, as applicable, which shall remain subject to the same forfeiture conditions applicable to the Restricted Stock Units to which such Dividend Equivalents relate, or paid in cash if and at the time the Restricted Stock Units are no longer subject to forfeiture and deliverable, as the Committee shall set forth in the Award Agreement. No Dividend Equivalents may be paid on Restricted Stock Units that are Forfeited.

Article 10

Dividend Equivalents

The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with other Awards; provided, however, that no Dividend Equivalents may be granted in conjunction with any grant of Options or SARs, and no Dividend Equivalents may be paid on any Awards other than Options and SARs unless and until the Awards become vested, nonforfeitable and/or payable. The Committee may provide that Dividend Equivalents not paid in connection with an Award shall either be (i) paid or distributed in cash when the Dividend Equivalents or Awards to which such Dividend Equivalents relate become vested, nonforfeitable and/or payable or (ii) deemed to have been reinvested in additional Dividends Equivalents or Awards.

Article 11

Bonus Shares

Subject to the terms of the Plan, including without limitation the repricing restrictions set forth in Section 3.3 and the minimum requirements set forth in Section 5.3, the Committee may grant Bonus Shares to any Eligible Person, in such amount and upon such terms and at any time and from time to time as shall be determined by the Committee.

Article 12

Phantom Stock

12.1 Grant of Phantom Stock. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Phantom Stock to any Eligible Person, in such amount and upon such terms as the Committee shall determine. Unless the Committee determines otherwise, Phantom Stock is intended to conform in form and substance with applicable regulations promulgated under Section 409A of the Code and with Article 17 to ensure that Grantee is not subjected to tax penalties under Section 409A of the Code with respect to such Phantom Stock.

12.2 Award Agreement. Each grant of Phantom Stock shall be evidenced by an Award Agreement that shall specify the number of Shares to which the Phantom Stock relates, the Period(s) of Vesting and such other provisions as the Committee shall determine.

12.3 Vesting and Payment.

(a) An Award of Phantom Stock may be subject to such substantial risk of forfeiture conditions as the Committee may impose, which conditions my lapse at such times or upon achievement of such objectives as the Committee shall determine and set forth in the Award Agreement. Unless otherwise determined by the Committee, to the extent the Grantee has a Termination of Affiliation while the Phantom Stock remains subject to a substantial risk of forfeiture, such Shares of Phantom Stock shall be forfeited.

(b) Shares of Phantom Stock granted to a Grantee shall become payable (i) no later than the 15th day of the third month following the end of the taxable year of the Grantee, or the fiscal year of the Company, in which Grantee’s rights under such Phantom Stock are no longer subject to a substantial risk of forfeiture as defined under Section 409A of the Code or (ii) upon the occurrence of one or more of the distribution events described in Section 409A(a)(2) of the Code, as specified by the Committee in the Grantee’s Award Agreement for the Award of Phantom Stock. If the Committee so determines, payment of Shares of Phantom Stock shall be made, to the extent vested at such time, in a lump sum or periodic installments, at the time of vesting or on the specified date(s) set forth in the Award Agreement or, if earlier, upon the Grantee’s death, Disability, Separation from Service, or other distribution event described in Section 409A(a)(2) of the Code, to the extent set forth in the Award Agreement.

12.4 Voting and Dividend Equivalent Rights Attributable to Phantom Stock. A Grantee awarded Phantom Stock will have no voting rights with respect to such Phantom Stock. Unless the Committee determines and sets forth in the Award Agreement that the Grantee will not be entitled to receive any Dividend Equivalents with respect to such Phantom Stock, the Grantee will the right to receive Dividend Equivalents in respect of Phantom Stock, which Dividend Equivalents shall be either deemed reinvested in additional Shares of Phantom Stock, which shall remain subject to the same forfeiture and other conditions applicable to the Phantom Stock to which the Dividend Equivalents relate or paid in cash if and at the time the Phantom Stock is payable, as the Committee shall set forth in the Award Agreement. No Dividend Equivalents shall be paid on Phantom Stock that is forfeited.

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12.5 Accounts. Shares of Phantom Stock awarded to a Participant (and related Dividend Equivalent Rights) pursuant to an Award shall be credited to a Phantom Stock Account to be maintained on behalf of such Participant. Such Account shall be debited by the number of shares of Phantom Stock with respect to which any payments are made. Notwithstanding any other provision of this Plan, this Plan shall remain an unfunded plan and the description of Phantom Stock in this Article 12 shall not obligate the Company or any Affiliate to set aside any funds or to make any actual investments pursuant to this Plan.

Article 13

Other Stock-Based Awards

The Committee is authorized, subject to limitations under Applicable Law, to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including Shares awarded which are not subject to any restrictions or conditions, convertible or exchangeable debt securities or other rights convertible or exchangeable into Shares, and Awards valued by reference to the value of securities of or the performance of specified Affiliates. Subject to and consistent with the provisions of the Plan, the Committee shall determine the terms and conditions of such Awards. Except as provided by the Committee, Shares delivered pursuant to a purchase right granted under this Article 13 shall be purchased for such consideration, paid for by such methods and in such forms, including cash, Shares, outstanding Awards or other property, as the Committee shall determine.

Article 14

Non-Employee Director Awards

Subject to the terms of the Plan, the Committee may grant Awards to any Non-Employee Director, in such amount and upon such terms and at any time and from time to time as shall be determined by the Committee in its sole discretion. Except as otherwise provided in Section 5.6(b), a Non-Employee Director may not be granted Awards during any single calendar year that, taken together with any cash fees paid to such Non-Employee Director during such calendar year in respect of the Non-Employee Director’s service as a member of the Board during such year, exceeds $750,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial accounting purposes). Notwithstanding the foregoing, the Board may make exceptions to the foregoing limit (up to twice such limit) for a non-executive chair of the Board or, in extraordinary circumstances, for other individual Non- Employee Directors, as the Board may determine, provided that the Non-Employee Director receiving such Awards may not participate in the decision to make such Awards.

Article 15

Cash Incentive Awards

15.1 Cash Incentive Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash Incentive Awards to any Eligible Person in such amounts and upon such terms, including without limitation the achievement of specific Performance Measures during a Performance Period, as the Committee may determine. An Eligible Person may have more than one Cash Incentive Award outstanding at any time. The Committee may grant an Eligible Person a Cash Incentive Award with a Performance Period that covers such number of calendar or fiscal years as the Committee shall determine and set forth in the Award Agreement.

15.2 Award Agreement. Each grant of a Cash Incentive Award shall be evidenced by an Award Agreement which shall specify the terms of the Cash Incentive Award as the Committee shall determine. Each Cash Incentive Award shall specify a payment amount or payment range as determined by the Committee. The amount of the Cash Incentive Award may be a flat dollar amount or determined by a formula, including minimum, target and maximum amounts. The Committee may establish performance goals applicable to each Cash Incentive Award in its discretion and the amount that will be paid to the Grantee pursuant to such Cash Incentive Award if the applicable performance goals for the Performance Period are met.

15.3 Vesting and Payment of Cash Incentive Awards. A Cash Incentive Award may be subject to substantial risk of forfeiture conditions as the Committee may impose, which conditions may lapse at such times or upon satisfaction of such terms and achievement of such objectives as the Committee shall determine and set forth in the Award Agreement. Unless otherwise determined by the Committee, to the extent the Grantee has a Termination of Affiliation while the Cash Incentive Award remains subject to a substantial risk of forfeiture, such Cash Incentive Award shall be Forfeited. A Cash Incentive Award granted to a Grantee shall become payable (i) no later than the 15th day of the third month following the end of the taxable year of the Grantee, or the fiscal year of the Company, in which Grantee’s rights under such Phantom Stock are no longer subject to a substantial risk of forfeiture as defined under Section 409A of the Code or (ii) upon the occurrence of one or more distribution events described in Section 409A(a)(2) of the Code, as specified by the Committee in the Grantee’s Award Agreement. Payment, if any, with respect to a Cash Incentive Award shall be made in cash in accordance with the terms of the Award Agreement.

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15.4 Termination of Affiliation. The Committee shall determine the extent to which a Grantee shall have the right to receive Cash Incentive Awards following his or her Termination of Affiliation. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an Award Agreement entered into with each Grantee, but need not be uniform among all Cash Incentive Awards granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 16

Amendment, Modification, and Termination

16.1 Amendment, Modification, and Termination. Subject to Section 16.2, the Board may, at any time and from time to time, alter, amend, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company’s shareholders, except that (a) any amendment or alteration shall be subject to the approval of the Company’s shareholders if such shareholder approval is required by any Applicable Law, and (b) the Board may otherwise, in its discretion, determine to submit other such amendments or alterations to shareholders for approval.

16.2 Awards Previously Granted. Except as otherwise specifically permitted in the Plan or an Award Agreement, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award. Notwithstanding the foregoing, the Board reserves the authority to terminate a 409A Award granted under the Plan in return for payment of the vested portion of the 409A Award provided the termination and payment satisfies the rules under Section 409A of the Code

Article 17

Compliance with Code Section 409A

17.1 Awards Subject to Code Section 409A. The provisions of this Article 17 shall apply to any Award or portion thereof that is or becomes deferred compensation subject to Code Section 409A (a “409A Award”), notwithstanding any provision to the contrary contained in the Plan or the Award Agreement applicable to such Award.

17.2 Deferral and/or Distribution Elections. Except as otherwise permitted or required by Code Section 409A, the following rules shall apply to any deferral and/or elections by the Participant as to the form or timing of distributions (each, an “Election”) that may be permitted or required by the Committee with respect to a 409A Award:

(a) Any Election must be in writing and specify the amount being deferred, and the time and form of distribution (i.e., lump sum or installments) as permitted by this Plan. An Election may but need not specify whether payment will be made in cash, Shares or other property.

(b) Any Election shall become irrevocable as of the deadline specified by the Committee, which shall not be later than December 31 of the year preceding the year in which services relating to the Award commence; provided, however, that if the Award qualifies as “performance-based compensation” for purposes of Code Section 409A and is based on services performed over a period of at least twelve (12) months, then the deadline may be no later than six (6) months prior to the end of such Performance Period, and the Committee may determine other such deadlines to the extent permitted by Section 409A of the Code.

(c) Unless otherwise provided by the Committee, an Election shall continue in effect until a written election to revoke or change such Election is received by the Committee, prior to the last day for making an Election for the subsequent year.

17.3 Subsequent Elections. Except as otherwise permitted or required by Code Section 409A, any 409A Award that permits a subsequent Election by the Participant to further defer the distribution or change the form of distribution shall comply with the following requirements:

(a) No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made;

(b) Each subsequent Election related to a distribution upon separation from service, a specified time, or a change in control as defined in Section 17.4(e) must result in a delay of the distribution for a period of not less than five (5) years from the date such distribution would otherwise have been made; and

(c) No subsequent Election related to a distribution to be made at a specified time or pursuant to a fixed schedule shall be made less than twelve (12) months prior to the date the first scheduled payment would otherwise be made.

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17.4 Distributions Pursuant to Deferral Elections. Except as otherwise permitted or required by Code Section 409A, no distribution in settlement of a 409A Award may commence earlier than:

(a) Separation from Service;

(b) The date the Participant becomes Disabled (as defined in Section 2.21);

(c) The Participant’s death;

(d) A specified time (or pursuant to a fixed schedule) that is either (i) specified by the Committee upon the grant of the Award and set forth in the Award Agreement or (ii) specified by the Grantee in an Election complying with the requirements of Section 17.2 and/or 17.3, as applicable; or

(e) A change in control of the Company within the meaning of Treasury Regulation Section 1.409A-3(h)(5).

17.5 Six Month Delay. Notwithstanding anything herein or in any Award Agreement or Election to the contrary, to the extent that distribution of a 409A Award is triggered by a Grantee’s Separation from Service, if the Grantee is then a “specified employee” (as defined in Treasury Regulation Section 1.409A-1(i)), no distribution may be made before the date which is six (6) months after such Grantee’s Separation from Service, or, if earlier, the date of the Grantee’s death.

17.6 Death or Disability. Unless the Award Agreement otherwise provides, if a Grantee dies or becomes Disabled before complete distribution of amounts payable upon settlement of a 409A Award, such undistributed amounts, to the extent vested, shall be distributed as provided in the Participants Election. If the Participant has made no Election with respect to distributions upon death or Disability, all such distributions shall be paid in a lump sum within 90 days following the date of the Participant’s death or Disability.

17.7 No Acceleration of Distributions. This Plan does not permit the acceleration of the time or schedule of any distribution under a 409A Award, except as provided by Code Section 409A and/or applicable regulations or rulings issued thereunder.

17.8 Short-Term Deferral. If an Award Agreement does not specify a payment date, payment of the Award will be made no later than the 15th day of the third month following the end of the taxable year of the Grantee, or the fiscal year of the Company, during which the Participant’s right to payment is no longer subject to a substantial risk of forfeiture under Section 409A of the Code.

Article 18

Withholding

18.1 Required Withholding.

(a) The Committee in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option or SAR, or upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, or upon payment of any other benefit or right under this Plan (the date on which such exercise occurs or such restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”), the Grantee may elect to make payment for the withholding of federal, state and local taxes, including Social Security and Medicare (“FICA”) taxes by one or a combination of the following methods:

(i) payment of an amount in cash equal to the amount to be withheld (including cash obtained through the sale of the Shares acquired on exercise of an Option or SAR, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, through a broker-dealer to whom the Grantee has submitted irrevocable instructions to deliver promptly to the Company, the amount to be withheld);

(ii) delivering part or all of the amount to be withheld in the form of Shares valued at its Fair Market Value on the Tax Date;

(iii) requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option or SAR, upon the lapse of restrictions on Restricted Stock, or upon the transfer of Shares, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or

(iv) withholding from any compensation otherwise due to the Grantee.

The Committee in its sole discretion may provide that the maximum amount of tax withholding upon exercise of an Option or SARs, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, to be satisfied by withholding Shares upon exercise of such Option or SAR, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, pursuant to clause (iii) above shall not exceed the minimum amount of taxes, including FICA taxes, required to be withheld under

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federal, state and local law that will not result in adverse financial accounting consequences with respect to such Awards and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity. An election by Grantee under this subsection is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares must be paid in cash. If no timely election is made, the Grantee must deliver cash to satisfy all tax withholding requirements.

(b) Any Grantee who makes a Disqualifying Disposition (as defined in Section 6.4(f)) or an election under Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting tax withholding requirements in the same manner as set forth in subsection (a) (other than (a)(iii) above).

18.2 Notification under Code Section 83(b). If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

Article 19

Limitation on Benefits

Despite any other provisions of this Plan to the contrary, if the receipt of any payments or benefits under this Plan, alone or in combination with any other payments or distributions under any other plan, agreement or arrangement, would subject a Participant to tax under Code Section 4999, the Committee may determine whether some amount of such payments or benefits would meet the definition of a “Reduced Amount.” If the Committee determines that there is a Reduced Amount, the total payments or benefits to the Participant under all Awards must be reduced to such Reduced Amount, but not below zero, with the amounts to be reduced so as to maximize the aggregate Net After Tax Receipts to the Participant. If the Committee determines that the benefits and payments must be reduced to the Reduced Amount, the Company must promptly notify the Participant of that determination, with a copy of the detailed calculations by the Committee. All determinations of the Committee under this Article 19 are final, conclusive and binding upon the Company and the Participant. It is the intention of the Company and the Participant to reduce the payments under this Plan only if the aggregate Net After Tax Receipts to the Participant would thereby be increased. As result of the uncertainty in the application of Code Section 4999 at the time of the initial determination by the Committee under this Article 19, however, it is possible that amounts will have been paid under the Plan to or for the benefit of a Participant which should not have been so paid (“Overpayment”) or that additional amounts which will not have been paid under the Plan to or for the benefit of a Participant could have been so paid (“Underpayment”), in each case consistent with the calculation of the Reduced Amount. If the Committee, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which the Committee believes has a high probability of success, or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment must be treated for all purposes as a loan, to the extent permitted by applicable law, which the Participant must repay to the Company together with interest at the applicable federal rate under Code Section 7872(f)(2); provided, however, that no such loan may be deemed to have been made and no amount shall be payable by the Participant to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Participant is subject to tax under Code Section 1, 3101 or 4999 or generate a refund of such taxes. If the Committee, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, the Committee must promptly notify the Company of the amount of the Underpayment, which then shall be paid promptly to the Participant but no later than the end of the Participant’s taxable year next following the Participant’s taxable year in which the determination is made that the underpayment has occurred. For purposes of this Article 19, (i) “Net After Tax Receipt” means the Present Value of payments and benefits under this Plan and any other plan, agreement or arrangement, net of all taxes imposed on Participant with respect thereto under Code Sections 1, 3101 and 4999, determined by applying the highest marginal rate under Code Section 1 which applies to the Participant’s taxable income for the applicable taxable year; (ii) “Present Value” means the value determined in accordance with Code Section 280G(d)(4) and (iii) “Reduced Amount” means the smallest aggregate amount of all payments and benefits under this Plan and any other plan, agreement or arrangement, which (a) is less than the sum of all such payments and benefits and (b) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if all such aggregate payments and benefits were any other amount less than the sum of all payments and benefits to be made under this Plan. Any reduction of payments or benefits pursuant to this Article 19 shall be made in the following order: (i) first against any cash compensation in order of the latest amounts to be paid and otherwise on a pro rata basis, (ii) second against any benefits otherwise payable in order of the latest amounts to be delivered and otherwise on a pro rata basis; and (iii) third against any equity or related awards in order of the latest amounts to be settled and otherwise on a pro rata basis.

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Article 20

Additional Provisions

20.1 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

20.2 Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

20.3 Requirements of Law. The granting of Awards and the delivery of Shares under the Plan shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (and any Affiliate) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any Applicable Law or regulation.

20.4 Securities Law Compliance.

(a) If the Committee deems it necessary to comply with any Applicable Law, the Committee may impose any restriction on Awards or Shares acquired pursuant to Awards under the Plan as it may deem advisable. In addition, if requested by the Company and any underwriter engaged by the Company, Shares acquired pursuant to Awards may not be sold or otherwise transferred or disposed of for such period following the effective date of any registration statement of the Company filed under the Securities Act as the Company or such underwriter shall specify reasonably and in good faith, not to exceed 180 days in the case of the Company’s initial public offering or 90 days in the case of any other public offering. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If so requested by the Company, the Grantee shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company, in form and substance satisfactory to the Company, that such registration is not required.

(b) If the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any Applicable Law, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

20.5 Awards Subject to Share Retention Guidelines and Claw-Back Policies. Notwithstanding any provisions herein to the contrary, (i) Shares acquired by a Participant under the Plan upon the exercise, payment or settlement of an Award shall be subject to the terms of any Share retention guidelines currently in effect or subsequently adopted by the Board and (ii) all Awards granted hereunder shall be subject to the terms of any recoupment policy currently in effect or subsequently adopted by the Board to implement Section 304 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) or Section 10D of the Exchange Act (or with any amendment or modification of such recoupment policy adopted by the Board) to the extent that such Award (whether or not previously exercised or settled) or the value of such Award is required to be returned to the Company pursuant to the terms of such recoupment policy.

20.6 No Rights as a Shareholder. Unless otherwise determined by the Committee and set forth in the Award Agreement, no Grantee shall have any rights as a shareholder of the Company with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a shareholder of the Company, except as otherwise provided in the Plan or Award Agreement. At the time of a grant of an Award, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Awards. Stock dividends and deferred cash dividends issued with respect to Awards shall be subject to the same restrictions and other terms as apply to the Awards with respect to which such dividends are issued. The Committee may in its discretion provide for payment of interest on deferred cash dividends.

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20.7 Nature of Payments. Unless otherwise specified in the Award Agreement, Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit sharing, bonus, insurance or other employee benefit plan of the Company or any Affiliate, except as such plan shall otherwise expressly provide, or (b) any agreement between (i) the Company or any Affiliate and (ii) the Grantee, except as such agreement shall otherwise expressly provide.

20.8 Non-Exclusivity of Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees or Non-Employee Directors as it may deem desirable.

20.9 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Georgia, other than its laws respecting choice of law, to the extent not superseded by federal law.

20.10 Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Grantee any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares or other property pursuant to any Award which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

20.11 Affiliation. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Grantee’s employment or consulting contract at any time, nor confer upon any Grantee the right to continue in the employ of or as an officer of or as a consultant to the Company or any Affiliate.

20.12 Participation. No employee or officer shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

20.13 Military Service. Awards shall be administered in accordance with Section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994.

20.14 Construction. The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive, and (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other neuter genders.

20.15 Headings. The headings of articles and sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

20.16 Obligations. Unless otherwise specified in the Award Agreement, the obligation to deliver, pay or transfer any amount of money or other property pursuant to Awards under this Plan shall be the sole obligation of a Grantee’s employer; provided that the obligation to deliver or transfer any Shares pursuant to Awards under this Plan shall be the sole obligation of the Company.

20.17 Employee Status. If the terms of any Award provide that it may be exercised or paid only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service. For purposes of the Plan, employment and continued service shall be deemed to exist between the Participant and the Company and/or an Affiliate if, at the time of the determination, the Participant is a director, officer, employee, consultant or advisor of the Company or an Affiliate. A Participant on military leave, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of leave does not exceed three months (six months to the extent required by Section 409A of the Code), or, if longer, so long as the individual’s right to re-employment with the Company or any of its Affiliates is guaranteed either by statute or by contract. If the period of leave exceeds three months (six months to the extent required by Section 409A of the Code), and the individual’s right to re-employment is not guaranteed by statute or by contract, the employment shall be deemed to be terminated on the first day after the end of such three-month (six-month) period. Except as may otherwise be expressly provided in an Agreement, Awards granted to a director, officer, employee, consultant or adviser shall not be affected by any change in the status of the Participant so long as the Participant continues to be a director, officer, employee, consultant or advisor to the Company or any of its Affiliates (regardless of having changed from one to the other or having been transferred from one entity to another). The Participant’s employment or continued service shall not be considered interrupted in the event the Committee, in its discretion and as specified at or prior to such occurrence, determines there is no interruption in the case of a spin-off, sale or disposition of the Participant’s employer from

84	SunTrust Banks, Inc. - 2018 Proxy Statement

Appendix B—SunTrust Banks, Inc. 2018 Omnibus Incentive Compensation Plan

the Company or an Affiliate, except that if the Committee does not otherwise specify such at or such prior to such occurrence, the Participant will be deemed to have a termination of employment or continuous service to the extent the Affiliate that employs the Participant is no longer the Company or an entity that qualifies as an Affiliate.

20.18 No Right to Continue in Service or Employment. Nothing in the Plan or any Award Agreement shall confer upon any Non-Employee Director the right to continue to serve as a director of the Company. Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment or service by the Company or any Affiliate or interfere in any way with the right of the Company or any Affiliate, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of the Participant.

20.19 Payment on Behalf of Participant or Beneficiary.

(a) If the Participant is incompetent to handle Participant’s affairs at the time the Participant is eligible to receive a payment from the Plan, the Committee will make payment to the Participant’s court-appointed personal representative or, if none, the Committee, in its sole discretion, may make payment to the Participant’s duly appointed guardian, legal representative, next-of-kin or attorney-in-fact for the benefit of the Participant.

(b) If the Beneficiary of a deceased Participant is a minor or is legally incompetent, the Committee will make payment to the Beneficiary’s court-appointed guardian or personal representative or to a trust established for the benefit of the Beneficiary, or if no such guardian, representative or trust exists, the Committee, in its sole discretion, may make payment to the Beneficiary’s surviving parent or his next-of-kin for the benefit of the Beneficiary.

(c) If the Committee for any reason considers it improper to direct any payment as specified in this Section 20.19, the Committee may request a court of appropriate jurisdiction to determine the appropriate payee.

(d) Any payment made by the Committee pursuant to this Section 20.19 shall be in full satisfaction of all liability of the Plan, the Company and its Affiliates with respect to any benefit due a Participant or a Participant’s Beneficiary under this Plan.

20.20 Miscellaneous.

(a) No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time or preclude the Committee from making subsequent grants to such Participant or any other person.

(b) Nothing contained herein prohibits the Participant from: (1) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity; (2) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations; or (3) otherwise fully participating in any federal whistleblower programs, including but not limited to any such programs managed by the U.S. Securities and Exchange Commission. The Participant does not need prior authorization from the Company to make any such reports or disclosures, and is not required to notify the Company about such disclosures.

(c) Agreements evidencing Awards under the Plan shall contain such other terms and conditions, not inconsistent with the Plan, as the Committee may determine in its sole discretion, including penalties for the commission of competitive acts or other actions detrimental to the Company. Notwithstanding any other provision hereof, the Committee shall have the right at any time to deny or delay a Participant’s exercise of Options or the settlement of an Award if such Participant is reasonably believed by the Committee (i) to be engaged in material conduct adversely affecting the Company or (ii) to be contemplating such conduct, unless and until the Committee shall have received reasonable assurance that the Participant is not engaged in, and is not contemplating, such material conduct adverse to the interests of the Company.

(d) Participants are and at all times shall remain subject to the securities trading policies adopted by the Company from time to time throughout the period of time during which they may exercise Options, Stock Appreciation Rights or sell shares of Company Stock acquired pursuant to the Plan.

(e) Notwithstanding any other provision of this Plan, (i) the Company shall not be obliged to issue any shares pursuant to an Award unless at least the par value of such newly issued share has been fully paid in advance in accordance with Applicable Law (which requirement may mean the holder of an Award is obliged to make such payment) and (ii) the Company shall not be obliged to issue or deliver any shares in satisfaction of Awards until all legal and regulatory requirements associated with such issue or delivery have been complied with to the satisfaction of the Committee.

(f) The Committee has no obligation to search for the whereabouts of any Participant or Beneficiary if the location of such Participant or Beneficiary are not made known to the Committee.

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Appendix B—SunTrust Banks, Inc. 2018 Omnibus Incentive Compensation Plan

(g) By accepting Awards and as a condition to the exercise of Awards and the enjoyment of any benefits of the Plan, including participation therein, each Participant agrees to be bound by and subject to non-competition, confidentiality and invention ownership agreements acceptable to the Committee or any officer or director to whom the Committee elects to delegate such authority.

(h) Notwithstanding any other provision of the Plan or any Agreement to the contrary, a Participant shall forfeit any and all rights under an Award upon receipt of notice from the Company or an Affiliate that the Participant will incur a Termination of Affiliation by the Company or such Affiliate for Cause.

86	SunTrust Banks, Inc. - 2018 Proxy Statement

MMMMMMMMMMMM Admission Ticket MMMMMMMMMMMMMMM C123456789 IMPORTANT ANNUAL MEETING INFORMATION000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT LINE SACKPACK 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLEElectronic Voting Instructions DESIGNATION (IF ANY)Available 24 hours a day, 7 days a week! ADD 1Instead of mailing your proxy, you may choose one of the voting ADD 2methods outlined below to vote your proxy. ADD 3 ADD 4VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. MMMMMMMMMADD 5Proxies submitted by the Internet or telephone must be received by ADD 61:00 a.m., Eastern Time, on April 24, 2018. Vote by Internet Go to www.investorvote.com/STI Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone •Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. The Board recommends voting FOR all nominees:     1. Proposal to elect as Directors to serve until the Annual Meeting of Shareholders in 2019.     For    Against Abstain ForAgainst AbstainForAgainstAbstain 01—Agnes Bundy Scanlan    05—Donna S. Morea 09—Bruce L. Tanner 02—Dallas S. Clement    06—David M. Ratcliffe 10—Steven C. Voorhees 03—Paul R. Garcia 07—William H. Rogers, Jr. 11—Thomas R. Watjen 04—M. Douglas Ivester    08—Frank P. Scruggs, Jr. 12—Dr. Phail Wynn, Jr. The Board recommends voting FOR proposals 2, 3 and 4.     For Against Abstain     ForAgainstAbstain 2. To approve, on an advisory basis, the Company’s     4. To ratify the appointment of Ernst & Young LLP as executive compensation.     our independent auditor for 2018. 3. To approve the SunTrust Banks, Inc. 2018 Omnibus     Incentive Compensation Plan.     B Non-Voting Items Change of Address — Please print new address below. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM1PCF 3627601 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

2018 Annual Meeting Admission Ticket SUNTRUST BANKS, INC. SHAREHOLDERS April 24, 2018 at 9:30 a.m. Local Time Suite 105 on the Atrium level of SunTrust Plaza Garden Offices 303 Peachtree Center Avenue Atlanta, Georgia, 30308 Upon arrival, please present this admission ticket and photo identification at the registration desk.                qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q PROXY — SUNTRUST BANKS, INC. + Annual Meeting of Shareholders to be held April 24, 2018. This Proxy is Solicited by the Board of Directors. The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement dated on or about March 9, 2018 and a copy of the SunTrust Banks, Inc. 2017 Annual Report, hereby appoints Ellen M. Fitzsimmons, Allison Dukes and Aleem Gillani, and each of them acting individually, proxies, with full power of substitution, to vote for the undersigned all shares of the Common Stock of SunTrust Banks, Inc. (the “Company”) that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Tuesday, April 24, 2018, at 9:30 a.m. local time, in Suite 105 on the Atrium level of SunTrust Plaza Garden Offices, 303 Peachtree Center Avenue, Atlanta, Georgia, 30308, and at any adjournments thereof, upon the matters described on the reverse hereof and in the accompanying Proxy Statement dated on or about March 9, 2018, and upon any other business that may properly come before such Annual Meeting or any adjournments thereof, unless otherwise specified herein. You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS INDICATED, THEN PROXIES WILL HAVE AUTHORITY TO VOTE “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4. The proxies cannot vote your shares unless you sign and return this card. NOTICE TO PARTICIPANTS IN THE SUNTRUST BANKS, INC. 401(K) PLAN: This card also constitutes voting instructions for participants in the SunTrust Banks, Inc. 401(k) Plan (the “Plan”). A participant who signs on the reverse side hereby instructs the trustee of the Plan to vote all of the shares of common stock of the Company allocated to the participant’s account in accordance with the instructions on the reverse side. If no instructions have been received from a Plan participant, then the trustee will not vote the shares allocated in the account. Your voting instructions must be received by 1:00 a.m. Eastern Time on Friday, April 20, 2018 to allow sufficient time for processing. (Continued on the other side) C Authorized Signatures — This section must be completed for your vote to be counted — Date and sign below. IMPORTANT: Please date and sign this Proxy exactly as your name or names appears hereon; if shares are held jointly, all joint owners must sign. An executor, administrator, trustee, guardian, or other person signing in a representative capacity must give his or her full title. A corporation must sign in full corporate name by its president or other authorized officer. A partnership must sign in partnership name by an authorized person. The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders and Proxy Statement dated on or about March 9, 2018 and the SunTrust Banks, Inc. 2017 Annual Report. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.                IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A—C ON BOTH SIDES OF THIS CARD.                IMPORTANT ANNUAL MEETING INFORMATION                Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.                The Board recommends voting FOR all nominees:        1. Proposal to elect as Directors to serve until the Annual Meeting of Shareholders in 2019. ForAgainst AbstainForAgainst AbstainForAgainstAbstain 01—Agnes Bundy Scanlan 05—Donna S. Morea 09—Bruce L. Tanner 02—Dallas S. Clement06—David M. Ratcliffe 10—Steven C. Voorhees 03—Paul R. Garcia07—William H. Rogers, Jr.11—Thomas R. Watjen    04—M. Douglas Ivester 08—Frank P. Scruggs, Jr.12—Dr. Phail Wynn, Jr.    The Board recommends voting FOR proposals 2, 3 and 4. For Against AbstainForAgainstAbstain 2. To approve, on an advisory basis, the Company’s 4. To ratify the appointment of Ernst & Young LLP as    executive compensation.our independent auditor for 2018.    3. To approve the SunTrust Banks, Inc. 2018 Omnibus Incentive Compensation Plan.                q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.    1UPX 3627602                PROXY — SUNTRUST BANKS, INC. + Annual Meeting of Shareholders to be held April 24, 2018. This Proxy is Solicited by the Board of Directors. The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement dated on or about March 9, 2018 and a copy of the SunTrust Banks, Inc. 2017 Annual Report, hereby appoints Ellen M. Fitzsimmons, Allison Dukes and Aleem Gillani, and each of them acting individually, proxies, with full power of substitution, to vote for the undersigned all shares of the Common Stock of SunTrust Banks, Inc. (the “Company”) that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Tuesday, April 24, 2018, at 9:30 a.m. local time, in Suite 105 on the Atrium level of SunTrust Plaza Garden Offices, 303 Peachtree Center Avenue, Atlanta, Georgia, 30308, and at any adjournments thereof, upon the matters described on the reverse hereof and in the accompanying Proxy Statement dated on or about March 9, 2018, and upon any other business that may properly come before such Annual Meeting or any adjournments thereof, unless otherwise specified herein. You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS INDICATED, THEN PROXIES WILL HAVE AUTHORITY TO VOTE “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4. The proxies cannot vote your shares unless you sign and return this card. NOTICE TO PARTICIPANTS IN THE SUNTRUST BANKS, INC. 401(K) PLAN: This card also constitutes voting instructions for participants in the SunTrust Banks, Inc. 401(k) Plan (the “Plan”). A participant who signs on the reverse side hereby instructs the trustee of the Plan to vote all of the shares of common stock of the Company allocated to the participant’s account in accordance with the instructions on the reverse side. If no instructions have been received from a Plan participant, then the trustee will not vote the shares allocated in the account. Your voting instructions must be received by 1:00 a.m. Eastern Time on Friday, April 20, 2018 to allow sufficient time for processing. (Continued on the other side) B Authorized Signatures — This section must be completed for your vote to be counted — Date and sign below. IMPORTANT: Please date and sign this Proxy exactly as your name or names appears hereon; if shares are held jointly, all joint owners must sign. An executor, administrator, trustee, guardian, or other person signing in a representative capacity must give his or her full title. A corporation must sign in full corporate name by its president or other authorized officer. A partnership must sign in partnership name by an authorized person. The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders and Proxy Statement dated on or about March 9, 2018 and the SunTrust Banks, Inc. 2017 Annual Report. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.                IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A—B ON BOTH SIDES OF THIS CARD.

. MMMMMMMMMMMM IMPORTANT ANNUAL MEETING INFORMATION MMMMMMMMM Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. The Board recommends voting FOR all nominees: + 1. Proposal to elect as Directors to serve until the Annual Meeting of Shareholders in 2019. For Against Abstain For Against Abstain For Against Abstain 01—Agnes Bundy Scanlan 05—Donna S. Morea 09—Bruce L. Tanner 02—Dallas S. Clement 06—David M. Ratcliffe 10—Steven C. Voorhees 03—Paul R. Garcia 07—William H. Rogers, Jr. 11—Thomas R. Watjen 04—M. Douglas Ivester 08—Frank P. Scruggs, Jr. 12—Dr. Phail Wynn, Jr. The Board recommends voting FOR proposals 2, 3 and 4. For Against Abstain For Against Abstain 2. To approve, on an advisory basis, the Company’s 4. To ratify the appointment of Ernst & Young LLP as executive compensation. our independent auditor for 2018. 3. To approve the SunTrust Banks, Inc. 2018 Omnibus Incentive Compensation Plan. 1UPX 3627602 +

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q PROXY — SUNTRUST BANKS, INC. + Annual Meeting of Shareholders to be held April 24, 2018. This Proxy is Solicited by the Board of Directors. The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement dated on or about March 9, 2018 and a copy of the SunTrust Banks, Inc. 2017 Annual Report, hereby appoints Ellen M. Fitzsimmons, Allison Dukes and Aleem Gillani, and each of them acting individually, proxies, with full power of substitution, to vote for the undersigned all shares of the Common Stock of SunTrust Banks, Inc. (the “Company”) that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Tuesday, April 24, 2018, at 9:30 a.m. local time, in Suite 105 on the Atrium level of SunTrust Plaza Garden Offices, 303 Peachtree Center Avenue, Atlanta, Georgia, 30308, and at any adjournments thereof, upon the matters described on the reverse hereof and in the accompanying Proxy Statement dated on or about March 9, 2018, and upon any other business that may properly come before such Annual Meeting or any adjournments thereof, unless otherwise specified herein. You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS INDICATED, THEN PROXIES WILL HAVE AUTHORITY TO VOTE “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4. The proxies cannot vote your shares unless you sign and return this card. NOTICE TO PARTICIPANTS IN THE SUNTRUST BANKS, INC. 401(K) PLAN: This card also constitutes voting instructions for participants in the SunTrust Banks, Inc. 401(k) Plan (the “Plan”). A participant who signs on the reverse side hereby instructs the trustee of the Plan to vote all of the shares of common stock of the Company allocated to the participant’s account in accordance with the instructions on the reverse side. If no instructions have been received from a Plan participant, then the trustee will not vote the shares allocated in the account. Your voting instructions must be received by 1:00 a.m. Eastern Time on Friday, April 20, 2018 to allow sufficient time for processing. (Continued on the other side) B Authorized Signatures — This section must be completed for your vote to be counted — Date and sign below. IMPORTANT: Please date and sign this Proxy exactly as your name or names appears hereon; if shares are held jointly, all joint owners must sign. An executor, administrator, trustee, guardian, or other person signing in a representative capacity must give his or her full title. A corporation must sign in full corporate name by its president or other authorized officer. A partnership must sign in partnership name by an authorized person. The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders and Proxy Statement dated on or about March 9, 2018 and the SunTrust Banks, Inc. 2017 Annual Report. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A—B ON BOTH SIDES OF THIS CARD. +

IMPORTANT ANNUAL MEETING INFORMATION 000004 ENDORSEMENT LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6    C 1234567890 NNNNNN Vote by Internet Go to www.investorvote.com/STI Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Shareholder Meeting Notice 1234 5678 9012 345 Important Notice Regarding the Availability of Proxy Materials for the SunTrust Banks, Inc. Annual Meeting of Shareholders to be held on April 24, 2018 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual meeting of shareholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: www.investorvote.com/STI Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 1: Go to www.investorvote.com/STI. Step 2: Click on the icon on the right to view current meeting materials. Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 14, 2018 to facilitate timely delivery.

Notice of Annual Meeting of Shareholders & Admission Ticket The Annual Meeting of Shareholders of SunTrust Banks, Inc. will be held in Suite 105 on the Atrium level of SunTrust Plaza Garden Offices, 303 Peachtree Center Avenue, Atlanta, Georgia, 30308, on Tuesday, April 24, 2018, at 9:30 a.m. local time, for the following purposes: Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4: 1. To elect 12 directors nominated by the Board of Directors to serve until the next annual meeting of shareholders and until their respective successors have been elected. 2. To approve, on an advisory basis, the Company’s executive compensation. 3. To approve the SunTrust Banks, Inc. 2018 Omnibus Incentive Compensation Plan. 4. To ratify the appointment of Ernst & Young LLP as our independent auditor for 2018. THIS IS NOT A PROXY CARD. To vote your shares on a proxy card, you must request that a paper copy of the proxy materials be mailed to you by following the instructions at the bottom of this page. If you wish to attend and vote at the meeting, please bring this notice and identification with you.    Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet by following the instructions below. If you request an email copy of current materials, you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. g Internet – Go to www.investorvote.com/STI. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. g Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. g Email – Send email to investorvote@computershare.com with “Proxy Materials SunTrust Banks, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse side, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 14, 2018.